                                                                       EXECUTION

                                                                   EXHIBIT 10.95

                     DEBTOR-IN-POSSESSION CREDIT AGREEMENT

                                  dated as of

                               January 20, 2000

                                     among

                          MARINER HEALTH GROUP, INC.,

                                      and

     EACH OF THE SUBSIDIARIES OF MARINER HEALTH GROUP, INC. PARTY HERETO,
                   each as debtor and debtor-in-possession,

                           THE LENDERS PARTY HERETO,

                      THE LC ISSUING BANKS PARTY HERETO,

                          FIRST UNION NATIONAL BANK,
                             as Syndication Agent,

          PNC CAPITAL MARKETS, INC. and FIRST UNION SECURITIES, INC.,
                               as Co-Arrangers,

                                      and

                        PNC BANK, NATIONAL ASSOCIATION,
                 as Administrative Agent and Collateral Agent

ARTICLE 1.                 Definitions.................................................................................  1
     Section 1.01          Defined Terms...............................................................................  1
     Section 1.02          Accounting Terms and Determinations......................................................... 25
     Section 1.03          Other Definitional Provisions............................................................... 25
ARTICLE 2.                 The Credit Facilities....................................................................... 25
     Section 2.01          Commitments to Lend......................................................................... 25
     Section 2.02          Notice of Borrowing......................................................................... 27
     Section 2.03          Notice to Lenders; Funding of Loans......................................................... 27
     Section 2.04          Interest Rate; Default Rate................................................................. 28
     Section 2.05          Letters of Credit........................................................................... 28
     Section 2.06          Fees........................................................................................ 36
     Section 2.07          Final Maturity of Loans..................................................................... 36
     Section 2.08          Unscheduled Mandatory Prepayments of Loans; Reduction of  Commitments....................... 37
     Section 2.09          Optional Prepayments........................................................................ 38
     Section 2.10          Termination or Reduction of Commitments..................................................... 39
     Section 2.11          General Provisions as to Payments........................................................... 39
     Section 2.12          Computation of Interest and Fees............................................................ 40
     Section 2.13          Superpriority Nature of Obligations......................................................... 40
     Section 2.14          Joint and Several Liability; Payment Indemnifications....................................... 41
ARTICLE 3.                 Conditions.................................................................................. 41
     Section 3.01          Effectiveness of this Agreement; Closing.................................................... 41
     Section 3.02          Credit Events............................................................................... 45
ARTICLE 4.                 Representations and Warranties.............................................................. 46
     Section 4.01          Corporate Existence and Power............................................................... 46
     Section 4.02          Corporate and Governmental Authorization; No Contravention.................................. 47
     Section 4.03          Binding Effect.............................................................................. 47
     Section 4.04          Security Interests.......................................................................... 47
     Section 4.05          Financial Information....................................................................... 47
     Section 4.06          Litigation.................................................................................. 48
     Section 4.07          Compliance with ERISA....................................................................... 48
     Section 4.08          Taxes....................................................................................... 48

     Section 4.09          Compliance with Laws........................................................................ 48
     Section 4.10          No Regulatory Restrictions on Borrowing..................................................... 49
     Section 4.11          Environmental Matters....................................................................... 50
     Section 4.12          Full Disclosure............................................................................. 50
     Section 4.13          Information as to Equity Interests and Instruments Owned by MHG Companies................... 50
     Section 4.14          Representations in Other Financing Documents................................................ 50
     Section 4.15          Year 2000 Compliance........................................................................ 50
     Section 4.16          Margin Stock................................................................................ 51
     Section 4.17          Representations Concerning Cash Management System; Credit and Collection Policy............. 51
     Section 4.18          Prepetition Indebtedness.................................................................... 51
     Section 4.19          Chapter 11 Cases............................................................................ 51
     Section 4.20          Cash Budget; Year 2000 DIP Budget........................................................... 51
     Section 4.21          Liens....................................................................................... 51
     Section 4.22          Government Claims........................................................................... 52
     Section 4.23          Management Employees........................................................................ 52
ARTICLE 5.                 Affirmative Covenants....................................................................... 52
     Section 5.01          Information................................................................................. 52
     Section 5.02          Maintenance of Property..................................................................... 57
     Section 5.03          Insurance................................................................................... 57
     Section 5.04          Compliance with Law......................................................................... 57
     Section 5.05          Maintenance of Existence, Rights, Etc....................................................... 58
     Section 5.06          Use of Proceeds and Letters of Credit....................................................... 58
     Section 5.07          Future Actions with Respect to Collateral................................................... 58
     Section 5.08          Casualty Events............................................................................. 60
     Section 5.09          Cash Management System; Credit and Collection Policy........................................ 61
     Section 5.10          Certain Orders.............................................................................. 61
     Section 5.11          Inspection Rights; Lender Meeting........................................................... 61
     Section 5.12          Creditor Schedule........................................................................... 62
     Section 5.13          Transition Management....................................................................... 62
     Section 5.14          Overhead Payments........................................................................... 63
     Section 5.15          Post Closing Deliveries..................................................................... 63

ARTICLE 6.                 Financial Covenants......................................................................... 64
     Section 6.01          Consolidated EBITDAR........................................................................ 64
     Section 6.02          Nursing Home Occupancy...................................................................... 64
     Section 6.03          Receivables................................................................................. 65
     Section 6.04          Compliance with Cash Budget................................................................. 65
     Section 6.05          Capital Expenditures........................................................................ 65
ARTICLE 7.                 Negative Covenants.......................................................................... 66
     Section 7.01          Limitation on Debt.......................................................................... 66
     Section 7.02          Negative Pledge............................................................................. 67
     Section 7.03          Consolidations, Mergers and Asset Sales..................................................... 68
     Section 7.04          Limitations on Investments.................................................................. 68
     Section 7.05          Limitations on Transactions with Affiliates................................................. 69
     Section 7.06          Limitation on Restrictions Affecting Subsidiaries........................................... 69
     Section 7.07          Restricted Payments......................................................................... 69
     Section 7.08          No Modification of Certain Documents Without Consent........................................ 70
     Section 7.09          No Change of Fiscal Periods................................................................. 71
     Section 7.10          Margin Stock................................................................................ 71
     Section 7.11          Limitation on Business...................................................................... 71
     Section 7.12          Leases...................................................................................... 71
     Section 7.13          Limitation on Cash Not Held in Collateral Accounts or Concentration Accounts................ 71
     Section 7.14          Chapter 11 Claims........................................................................... 71
     Section 7.15          Limitation on Repayments; Prepetition Obligations........................................... 72
     Section 7.16          Agreements.................................................................................. 72
     Section 7.17          Management Employees........................................................................ 72
ARTICLE 8.                 Defaults.................................................................................... 72
     Section 8.01          Events of Default........................................................................... 72
     Section 8.02          Notice of Default........................................................................... 76
     Section 8.03          Enforcement Notice.......................................................................... 76
     Section 8.04          Cash Cover.................................................................................. 76
ARTICLE 9.                 The Agents.................................................................................. 77
     Section 9.01          Appointment and Authorization............................................................... 77

     Section 9.02          Agents and Affiliates....................................................................... 77
     Section 9.03          Action by Agents............................................................................ 77
     Section 9.04          Delegation of Duties; Consultation with Experts............................................. 78
     Section 9.05          Liability of Agents......................................................................... 78
     Section 9.06          Indemnification............................................................................. 79
     Section 9.07          Credit Decision............................................................................. 79
     Section 9.08          Successor Agents............................................................................ 80
ARTICLE 10.                Changes In Circumstances.................................................................... 80
     Section 10.01         Increased Cost and Reduced Return........................................................... 80
     Section 10.02         Taxes....................................................................................... 81
ARTICLE 11.                Miscellaneous............................................................................... 83
     Section 11.01         Notices..................................................................................... 83
     Section 11.02         No Waiver................................................................................... 83
     Section 11.03         Expenses; Indemnification................................................................... 83
     Section 11.04         Sharing of Set-offs......................................................................... 87
     Section 11.05         Amendments and Waivers...................................................................... 87
     Section 11.06         Successors and Assigns...................................................................... 89
     Section 11.07         Margin Stock................................................................................ 91
     Section 11.08         Governing Law; Submission to Jurisdiction................................................... 91
     Section 11.09         Counterparts; Integration................................................................... 92
     Section 11.10         WAIVER OF JURY TRIAL........................................................................ 92
     Section 11.11         Confidentiality............................................................................. 92
     Section 11.12         Parties Including Trustees; Court Proceedings............................................... 93
     Section 11.13         MHG Appointed Attorney-In-Fact.............................................................. 94
     Section 11.14         No Waiver................................................................................... 94
     Section 11.15         Survival of Agreements...................................................................... 94

SCHEDULES
---------

Commitment Schedule

Schedule 1    -    [Intentionally Omitted]

Schedule 2    -    [Intentionally Omitted]

Schedule 3    -    Subsidiaries; Excluded Subsidiaries

Schedule 4    -    Certain Transactions

Schedule 5    -    [Intentionally Omitted]

Schedule 6    -    Prepetition Indebtedness

Schedule 7    -    Existing Liens

Schedule 8    -    Existing Investments

Schedule 9    -    Material Contracts and Approvals

Schedule 10   -    Cash Management System

Schedule 11   -    [Intentionally Omitted]

Schedule 12   -    Healthcare Facilities; Nursing Home Facilities

Schedule 13   -    Prepetition Liens on Accounts

Schedule 14   -    [Intentionally Omitted]

Schedule 15   -    Management Employees

                                   EXHIBITS
                                   --------

Exhibit A     -     Form of Tranche A Note

Exhibit B     -     Form of Tranche B Note

Exhibit C     -     Form of Notice of Borrowing

Exhibit D     -     Form of LC Request

Exhibit E     -     Form of Prepayment Notice

Exhibit F     -     Form of Security Agreement

Exhibit G     -     Financial Officer's Certificate

Exhibit H     -     Form of Opinion of Counsel for the Borrowers

Exhibit I     -     Form of Assignment Agreement

Exhibit J     -     Form of Interim Borrowing Order

Exhibit K     -     Form of Borrowing Order

Exhibit L     -     Form of Healthcare Status Report

                     DEBTOR-IN-POSSESSION CREDIT AGREEMENT

          This DEBTOR-IN-POSSESSION CREDIT AGREEMENT is dated as of January 20, 2000 and entered into by and among MARINER HEALTH GROUP, INC., a Delaware corporation ("MHG"), as debtor and debtor-in-possession, and EACH OF MHG'S SUBSIDIARIES LISTED ON THE SIGNATURE PAGES HEREOF, each as debtor and debtor-in-possession (each such Subsidiary and MHG individually referred to herein as a "Borrower" and, collectively, on a joint and several basis, as the "Borrowers"); THE LENDERS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "Lender" and collectively as "Lenders"); FIRST UNION NATIONAL BANK ("First Union"), as Syndication Agent; PNC CAPITAL MARKETS, INC. and FIRST UNION SECURITIES, INC., as Co-Arrangers; and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as Collateral Agent and Administrative Agent, and as an issuing bank for Letters of Credit hereunder.

                                   RECITALS

          WHEREAS, on January 18, 2000 (the "Petition Date"), each Borrower filed a voluntary petition for relief under the Bankruptcy Code (such term and other capitalized terms used in these Recitals without definition have the meanings set forth in Section 1.01 of this Agreement) with the United States Bankruptcy Court for the District of Delaware (the "Court") (such proceedings being jointly administered under Case No. 00-215 (MFW) are hereinafter referred to as the "Chapter 11 Cases"). Each Borrower continues to operate its businesses and manage its properties as a debtor-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code; and

          WHEREAS, the Borrowers have requested Lenders to provide revolving credit facilities in an aggregate amount of up to $50,000,000 on a post-petition basis on the terms and conditions set forth herein; and

          WHEREAS, Lenders are willing to provide such financing only if, as set forth herein, all Obligations (i) shall constitute allowed super-priority administrative expense claims in the Chapter 11 Cases and (ii) are secured by a first priority Lien on substantially all of the Borrowers' real, personal and mixed property, including a pledge of all of the capital stock of each of the Subsidiaries of each Borrower;

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Borrowers, Lenders and Agents hereby agree as follows:

                            ARTICLE 1. Definitions

          Section 1.01   Defined Terms.  The following terms, as used herein,
                         -------------
have the following meanings:

     "Account Party" means the party identified as the Account Party for a Letter of Credit pursuant to Section 2.05(c).

     "Accounts Receivable" means any right to payment that is due within one year from any invoice date for goods sold or leased or for services rendered no matter how evidenced, all as determined in conformity with GAAP.

     "Adjusted Consolidated Net Income" means, for any period, Consolidated Net Income for such period, adjusted to exclude therefrom, without duplication, (i) gains or losses from Asset Sales net of related tax effects and (ii) any net income (or loss) of any Person other than a Borrower in which any Person other than a Borrower has an ownership interest, except that such Person's net income shall not be excluded if (and to the extent that) such Person pays dividends or distributions in cash to a Borrower during such period.

     "Administrative Agent" means PNC, in its capacity as Administrative Agent for the Lenders under the Financing Documents, and any successor thereto in such capacity.

     "Administrative Questionnaire" means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent, duly completed by such Lender and submitted to the Administrative Agent (with a copy to the Borrowers).

     "Affiliate" means any Person (other than a Subsidiary) directly or indirectly controlling, controlled by or under common control with MHG. As used in this definition, the term "control" means possession, directly or indirectly, of the power to vote 10% or more of any class of voting securities of a Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding anything to the contrary in this definition, no individual shall be deemed an Affiliate of any Person solely by reason of his or her being an employee, officer or director of such Person.

     "Agents" means the Syndication Agent, the Administrative Agent and the Collateral Agent, collectively.

     "Aggregate LC Exposure" means, at any time, the sum, without duplication, of (i) the aggregate amount that is (or may thereafter become) available for drawing under all Letters of Credit outstanding at such time and (ii) the aggregate unpaid principal amount of all LC Reimbursement Obligations outstanding at such time.

     "Agreement" means this Debtor-In-Possession Credit Agreement dated as of January 18, 2000, as it may hereafter be amended, supplemented, extended or otherwise modified from time to time.

     "Applicable Laws" means all applicable provisions of constitutions, statutes, laws, rules, treaties, regulations and orders of all Governmental Authorities and all applicable orders, rules and decrees of courts and arbitrators.

     "Approvals" has the meaning set forth in Section 4.09(c).

     "Asset Sale" means any sale, lease or other transfer (including any such transaction effected by way of merger or consolidation) of any asset by any MHG Company, including without limitation any sale-leaseback transaction, whether or not involving a capital lease, but excluding (i) any sale of inventory, cash, cash equivalents and other cash management investments and obsolete, unused or unnecessary equipment, in each case in the ordinary course of business, (ii) any transfer of assets by any Borrower to another Borrower, (iii) any sub-lease, in the ordinary course of business and consistent with MHG's past practices, to another Person (for use by such Person in connection with a business related to the operation of the applicable Healthcare Facility) of a portion of the floor space and related property at any Healthcare Facility, and (iv) any sale of equipment or other goods for which the sales price does not exceed $250,000 for any single sale or related series of sales, and $500,000 for all such sales in the aggregate.

     "Assignee" has the meaning set forth in Section 11.06(c).

     "Assignment Agreement" means an Assignment Agreement in substantially the form of Exhibit I annexed hereto.
        ---------

     "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

     "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

     "Borrower" and "Borrowers" have the respective meanings set forth in the introduction to this Agreement.

     "Borrowing" means an aggregation of Tranche A Loans or of Tranche B Loans, as the case may be, made or to be made to the Borrowers by the Lenders pursuant to Section 2.01(a) or 2.01(b), respectively, on the same day.

     "Borrowing Base" means, as of any date of determination during any calendar month, the sum of (i) $7,500,000 and (ii) the amount shown in the Year 2000 DIP Budget's projected monthly balance sheets as "Working Capital Facility" borrowings for such calendar month.

     "Borrowing Order" means an order of the Court entered in the Chapter 11 Cases after a final hearing under Bankruptcy Rule 4001(c)(2) in the form attached hereto as Exhibit K with any modifications thereto on or prior to the
                   ---------
entry thereof as are approved by Agents in their sole discretion, as the same may thereafter be amended, supplemented, extended or otherwise modified from time to time with the express written consent or joinder of Required Lenders.

     "Business Day" means any day except a Saturday, Sunday or other day on which either (i) in the case of any action to be taken by the Court or any filing with the Court, the Court is unable or unwilling to act or is observing a "legal holiday" as provided in Rule 9006(a) of the Federal Rules of

Bankruptcy Procedure, or (ii) in all other cases, commercial banks in Pittsburgh, Pennsylvania, Charlotte, North Carolina, or New York, New York are authorized by law to close.

     "Capital Lease" means a lease that would be capitalized on a balance sheet of the lessee prepared in accordance with GAAP.

     "Carve-Out" has the meaning set forth in Section 2.13.

     "Carve-Out Notice" has the meaning set forth in Section 2.13.

     "Cash Balance" means, as at any time of determination, the sum of the dollar amount of all money, currency, Temporary Cash Investments and credit balances held or carried in the Concentration Accounts, after giving effect to checks issued and outstanding and any administrative holds assessed by the financial institution maintaining the Concentration Accounts.

     "Cash Budget" means the consolidated cash forecast for the Borrowers for the 13-week period commencing with the week beginning January 8, 2000, delivered by the Borrowers to the Agents pursuant to Section 3.01(r), as it may be amended or supplemented pursuant to Section 5.01(q).

     "Cash Management System" means the cash management system of the Borrowers described in Schedule 10 hereto.
             -----------

     "Casualty Event" means (i) any Condemnation Event with respect to any property owned by or leased to any MHG Company or (ii) any damage to, or destruction of, any property owned by or leased to any MHG Company.

     "Casualty Proceeds" means (i) with respect to any Condemnation Event, all awards or payments received by any MHG Company or the Collateral Agent by reason of such Condemnation Event, including all amounts received with respect to any transfer in lieu or anticipation of such Condemnation Event or in settlement of any proceeding relating to such Condemnation Event and (ii) with respect to any other Casualty Event, all insurance proceeds or payments (excluding payments with respect to business interruption) which any MHG Company or the Collateral Agent receive by reason of such other Casualty Event.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and the regulations promulgated thereunder.

     "Chapter 11 Cases" has the meaning set forth in the recitals to this Agreement.

     "Closing" means the closing hereunder on the Closing Date.

     "Closing Date" means the date on which the Agents shall have received the documents specified in or pursuant to Section 3.01 and the other conditions specified in Section 3.01 shall have been satisfied or waived in accordance with the terms hereof.

     "Co-Arrangers" means PNC Capital Markets, Inc. and First Union Securities, Inc. in their capacities as Co-Arrangers under the Financing Documents.

     "Collateral" means all property, real and personal, tangible and intangible, with respect to which Liens are created or purportedly created for the benefit of Lenders pursuant to the Collateral Documents.

     "Collateral Agent" means PNC, in its capacity as Collateral Agent for the holders of the Secured Obligations under the Collateral Documents, and any successor thereto in such capacity.

     "Collateral Documents" means the Security Agreement, the Mortgages and all other supplemental or additional security agreements, mortgages or similar instruments delivered pursuant hereto or thereto or pursuant to an applicable order of the Court.

     "Commitment" means, as to any Lender, the aggregate amount of such Lender's Tranche A Commitment and Tranche B Commitment, and "Commitments" means all such Commitments of all Lenders, in the aggregate.

     "Commitment Schedule" means the Commitment Schedule attached hereto.

     "Commitment Termination Date" means the earliest of (i) the Stated Maturity Date, (ii) the effective date of a joint plan of reorganization in the Chapter 11 Cases, as specified in such plan, (iii) the date of (x) termination of the Borrowers' exclusive right to file a plan or plans of reorganization in any of the Chapter 11 Cases other than as a result of the filing of a plan or plans of reorganization in the Chapter 11 Cases acceptable to the Required Lenders or (y) filing of any plan of reorganization or any modification to any previously filed plan of reorganization, in any such case without the prior written approval of the Required Lenders, (iv) the date of termination in whole of the Commitments pursuant to Article 8, (v) the date that is 15 days after the Petition Date, if neither the Interim Borrowing Order nor the Borrowing Order has been entered by the Court by such date; (vi) the date that is 30 days after the Petition Date if the Borrowing Order has not been entered by the Court by such date, unless Required Lenders agree in their sole discretion to extend such date by no more than 15 additional days; and (vii) the date of any sale, transfer or other disposition of all or substantially all of the assets or stock of the MHG Companies.

     "Concentration Accounts" means the Concentration Accounts for the Cash Management System as identified in Schedule 10 hereto.
                                   -----------

     "Condemnation Event" means any condemnation or other taking or temporary or permanent requisition of any property, any interest therein or right appurtenant thereto, or any change of grade affecting any property, as the result of the exercise of any right of condemnation or eminent domain. A transfer to a governmental authority in lieu or anticipation of condemnation shall be deemed to be a Condemnation Event.

     "Consolidated Capital Expenditures" means, for any period, the gross additions to property, plant and equipment and other capital expenditures of MHG and its Consolidated Subsidiaries for such period, as the same are or would be reflected in a consolidated statement of cash flows of MHG and its Consolidated Subsidiaries for such period.

     "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent deducted in determining Adjusted Consolidated Net Income for such period, the sum of (i) Consolidated Interest Expense, (ii) income tax expense and (iii) depreciation, amortization and other similar non-cash charges.

     "Consolidated EBITDAR" means, for any period, Consolidated EBITDA for such period plus, to the extent deducted in determining Consolidated EBITDA for such period, the sum (without duplication) of (i) Consolidated Rental Expense, (ii) Overhead Payments and (iii) non-cash compensation expense and minus (iv) any cash paid during such period in respect of non-cash compensation expense accrued during any prior period; provided that Consolidated EBITDAR shall be calculated so as to exclude the effect of any income or expense that (A) is classified as extraordinary, (B) is reported separately as an unusual or non-recurring item,
(C) is attributable to discontinued operations or (D) represents the effect of an accounting change on prior periods, in each case in accordance with GAAP.

     "Consolidated Interest Expense" means, for any period, the interest expense of MHG and its Consolidated Subsidiaries, determined on a consolidated basis for such period; provided that Consolidated Interest Expense shall not (i) include interest capitalized in accordance with GAAP or (ii) be reduced by any interest income.

     "Consolidated Net Income" means, for any period, the net income of MHG and its Consolidated Subsidiaries, determined on a consolidated basis for such period.

     "Consolidated Rental Expense" means, for any period, the total rental expense for operating leases of MHG and its Consolidated Subsidiaries, determined on a consolidated basis for such period; provided that Consolidated Rental Expense shall not be reduced by any rental income.

     "Consolidated Subsidiary" means, as to any Person at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date. Unless otherwise specified, "Consolidated Subsidiary" means a Consolidated Subsidiary of MHG; provided that the Consolidated Subsidiaries of MHG shall not include any Excluded Subsidiaries.

     "Court" has the meaning set forth in the recitals to this Agreement.

     "Credit and Collection Policy" means the policies and procedures existing as of the Closing Date for the MHG Companies in respect of creating, administering and collecting accounts receivable, including without limitation the policy for creating reserves in accordance with GAAP and writing down or writing off accounts receivables, delivered to the Agents on or prior to the Closing Date pursuant to Section 3.01(t).

     "Credit Event" means (i) the making of a Loan, (ii) the issuance of a Letter of Credit or (iii) the extension of the expiry date of a Letter of Credit.

     "Credit Exposure" means, as to any Lender, (i) at any time before the termination of its Commitment in its entirety, the amount of its Commitment at such time; or (ii) at any time thereafter, if the Commitments have terminated in their entirety, its Outstanding Credit Amount, all determined at such time after giving effect to any prior assignments by or to such Lender pursuant to Section 11.06(c).

     "Credit Facilities" means the credit facilities provided to the Borrowers under Sections 2.01(a), 2.01(b) and 2.05 and the other provisions hereof relating to Loans and Letters of Credit.

     "Credit Parties" means the Borrowers, collectively.

     "Debt" of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, (iv) all obligations of such Person as lessee under Capital Leases, (v) all obligations of such Person to purchase securities which arise out of or in connection with the sale of the same or substantially similar securities, (vi) all obligations of such Person (whether contingent or non-contingent) to reimburse any Lender or other Person in respect of amounts paid under a letter of credit, banker's acceptance or similar instrument, (vii) all obligations secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (viii) all Guarantees by such Person of obligations of another Person (each such Guarantee to constitute Debt in an amount equal to the maximum amount of such other Person's obligations Guaranteed thereby); provided that neither trade accounts payable nor amounts owed to patients or residents arising after the Petition Date in the ordinary course of business nor obligations arising after the Petition Date in the ordinary course of business in respect of insurance policies or performance or surety bonds which are not themselves Guarantees of Debt (nor drafts, acceptances or similar instruments evidencing the same nor obligations in respect of letters of credit supporting the payment of the same) shall constitute Debt.

     "Default" means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

     "Eastern Time" means local time in the Eastern time zone of the United States.

     "Eligible Assignee" means any Person which is a holder of Prepetition Indebtedness at the time of the relevant assignment and which is either (A) (i) a commercial bank organized under the laws of the United States or any state thereof having unimpaired capital and surplus of not less than $500,000,000;
(ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof having unimpaired capital and surplus of not less than $500,000,000; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof having unimpaired capital and surplus of not less than $500,000,000; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; or (iv) an "accredited investor" (as defined in Regulation D under the Securities Act of 1933, as amended) which extends credit as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies and having unimpaired capital and surplus of not less than $100,000,000; or (B) a Lender or an Affiliate of a Lender; provided that no MHG Company or Affiliate of any of them shall be an Eligible Assignee; and provided further that Eligible Assignee shall mean and include any other Person designated as such pursuant to the prior written consent of (y) the Agents (such consent not to be unreasonably withheld or delayed) and (z) as long as no Event of Default has occurred or is continuing, MHG, acting on behalf of itself and all other Borrowers (such consent not to be unreasonably withheld or delayed).

     "Enforceable Judgment" means a judgment or order of a court or arbitral or regulatory authority as to which the period, if any, during which the enforcement of such judgment or order is stayed shall have expired. A judgment or order which is under appeal or as to which the time in which to perfect an appeal has not expired shall not be deemed an Enforceable Judgment so long as enforcement thereof is effectively stayed pending the outcome of such appeal or the expiration of such period, as the case may be.

     "Enforcement Notice" means a notice delivered by the Administrative Agent to the Collateral Agent pursuant to Section 8.03 directing the Collateral Agent to exercise one or more specific rights or remedies under the Collateral Documents.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions relating to the environment or to the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

     "Environmental Liabilities" means any and all liabilities of or relating to any of the MHG Companies (including any entity which is, in whole or in part, a predecessor of any of the MHG

Companies), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which arise under or relate to matters covered by Environmental Laws.

     "Equity Interest" means (i) in the case of a corporation, any shares of its capital stock, (ii) in the case of a limited liability company, any membership interest therein, (iii) in the case of a partnership, any partnership interest (whether general or limited) therein, (iv) in the case of any other business entity, any participation or other interest in the equity or profits thereof or
(v) any warrant, option or other right to acquire any Equity Interest described in the foregoing clauses (i), (ii), (iii) and (iv).

     "Equity Issuance" means any issuance or sale by any MHG Company of any Equity Interest in such MHG Company, other than any issuance or sale of such Equity Interests to any other MHG Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "ERISA Group" means the MHG Companies and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any MHG Company, are treated as a single employer under Section 414 of the Internal Revenue Code.

     "Event of Default" means any event defined as an "Event of Default" in
Section 8.01.

     "Excess Cash Amount" has the meaning set forth in Section 2.08(f).

     "Excess Casualty Proceeds" has the meaning set forth in Section 5.08(a).

     "Excluded Subsidiaries" means each of the Subsidiary joint ventures of MHG identified on Schedule 3 hereto as an Excluded Subsidiary.
              ----------

     "Executive Officer" means any "executive officer" (within the meaning of Rule 3b-7 under the Securities Exchange Act) of any of the Borrowers.

     "Existing Credit Facilities" means, collectively, (i) the Term Loan Facility Credit Agreement dated as of December 23, 1998, as amended through the Closing Date, among MHG and the lenders and agents named therein, (ii) the Revolving Credit Facility Credit Agreement dated as of May 18, 1994, as amended through the Closing Date, among MHG and the lenders and agents named therein,
(iii) all agreements, documents and instruments pursuant to which any interest in collateral is granted or purported to be granted, created, evidenced or perfected in connection with any of such Credit Agreements, including without limitation, all deeds of trust, mortgages, security agreements, pledge agreements, assignments, licenses, landlord consents and releases, financing statements, fixture filings, registrations or similar documents and (iv) all ancillary agreements as to which any holder of any of the obligations evidenced by any of the foregoing is a party or a beneficiary and all other agreements, instruments, documents and certificates including promissory notes, consents, assignments, contracts, and notices delivered in connection with any of the foregoing or the transactions contemplated thereby, in each case as any of the foregoing may be in effect as of the Closing Date and as the same may be amended, supplemented or otherwise modified from time to time to the extent permitted hereunder.

     "Existing Lender" means each of the "Banks" party to any of the Existing Credit Facilities.

     "Existing Lender Lien" means, collectively, the adequate protection Liens provided to the Existing Lenders as set forth in the Interim Borrowing Order and the Borrowing Order.

     "Existing Note Indenture" means the indenture dated as of April 4, 1996, as amended through the Closing Date, pursuant to which indenture the Existing Notes were issued.

     "Existing Notes" means the 9-1/2% subordinated notes of MHG in the aggregate outstanding principal amount of $150,000,000 issued pursuant to the Existing Note Indenture.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

     "Fee Mortgages" means fee mortgages in favor of the Collateral Agent in form and substance satisfactory to the Collateral Agent relating to any real property now or hereafter owned in fee by any MHG Company which is required to be so encumbered to secure the Obligations pursuant to Section 5.07.

     "Final Order" means an order, judgment or other decree of the Court or any other court or judicial body with proper jurisdiction, as the case may be, which
(i) in the case of any order, judgment or decree other than the Interim Borrowing Order and the Borrowing Order, is in full force and effect and has not been reversed, stayed, modified or amended and as to which (a) any right to appeal or seek certiorari, review or rehearing has been waived or (b) the time to appeal or seek certiorari, review or rehearing has expired and as to which no appeal or petition for certiorari, review or rehearing is pending, and (ii) in the case of the Interim Borrowing Order and the Borrowing Order, is in full force and effect and has not been reversed or stayed or, without the consent of Required Lenders, modified or amended.

     "Financial Accommodations" means arrangements for the extension of credit or other financial accommodation to one or more of the MHG Companies, including committed or uncommitted lines of credit for advances or other financial accommodation, letters of credit, performance and surety bonds and the like, committed or uncommitted agreements for the purchase of accounts receivable or other financial assets, with or without recourse or repurchase obligation, forward and future contracts for purchase of bullion or foreign currencies and other similar arrangements and interest rate swaps and other similar arrangements, but excluding (i) trade accounts payable and amounts owed to patients or residents arising after the Petition Date, in each case arising in the ordinary course of business, and obligations arising after the Petition Date in the ordinary course of business in respect of insurance policies or performance or surety bonds which are not themselves Guarantees of Debt (and drafts, acceptances or similar instruments evidencing the same and obligations in respect of letters of credit supporting the payment of the same) and (ii) Debt, Letters of Credit and Commitments under this Agreement.

     "Financial Officer" means, with respect to any Person, the principal financial officer (which, if so identified by the Borrowers, may include a vice president principally responsible for financial matters), principal accounting officer or treasurer of such Person, in each case acceptable to the Administrative Agent.

     "Financing Documents" means this Agreement (including the Schedules and Exhibits hereto), the Notes and the Collateral Documents.

     "First Day Orders" means those orders entered by the Court as a result of motions and applications filed by the Borrowers with the Court on or about the Petition Date, in each case in form and substance as approved by the Administrative Agent pursuant to Section 3.01.

     "First Union" has the meaning set forth in the introduction to this Agreement.

     "Fiscal Quarter" means a fiscal quarter of MHG.

     "Fiscal Year" means a fiscal year of MHG.

     "GAAP" means at any time generally accepted accounting principles as then in effect in the United States, applied on a basis consistent (except for changes concurred in by MHG's independent public accountants) with the Most Recent Audited Financial Statements.

     "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

     "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Grantor" means a MHG Company that grants a Lien on any of its property pursuant to the Collateral Documents.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt (the "primary obligation") of any other Person (the

"primary obligor") and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services primarily for the purpose of assuring the owner of such primary obligation of the ability of the primary obligor to pay such primary obligation, to take-or-pay, or to maintain financial statement conditions or otherwise), (ii) to reimburse a bank for drawings under a letter of credit for the purpose of paying such Debt or (iii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee", when used as a verb, has a corresponding meaning.

     "Hazardous Substances" means any toxic, radioactive, corrosive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, whether or not regulated under Environmental Laws.

     "Healthcare Event" means (i) the termination (without reinstatement) of the Medicare or Medicaid contract or license for any three or more Healthcare Facilities (other than Managed Facilities); or (ii) the involuntary receivership or involuntary management of any Healthcare Facility (other than a Managed Facility) by any applicable Governmental Authority; or (iii) the imposition by any applicable Governmental Authority, with respect to four or more Healthcare Facilities (other than Managed Facilities) in the aggregate, of administrative holds or similar restrictions or limitations on the admission of patients (but only for so long as such holds, restrictions or limitations shall be in effect).

     "Healthcare Facility" means any of the following to the extent owned, leased, managed or operated by an MHG Company: (i) a hospital, outpatient clinic, nursing center, assisted or independent living community, long-term care facility or any other facility that is used or useful in the provision of healthcare or custodial care services, (ii) any healthcare business affiliated or associated with a Healthcare Facility (as described in clause (i)) or (iii) any business related or ancillary to the provision of healthcare services or the operation of a Healthcare Facility (as described in clause (i)) including, but not limited to, pharmaceutical services, respiratory and infusion management, contract therapy services, as well as hospice and home care services.

     "Healthcare Status Report" has the meaning set forth in Section 5.01(l).

     "HHS Stipulation" means the Stipulation Between the United States Department of Health and Human Services and the Debtors in the form provided to the Agents on or prior to the Closing Date, with any modifications thereto on or prior to the Closing Date or entry thereof, which modifications are approved by the Agents in their sole discretion, as the same may thereafter be amended, supplemented or otherwise modified from time to time with the express written consent of Required Lenders.

     "Indemnitee" has the meaning set forth in Section 11.03(b).

     "Insolvency Proceeding" shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any such Person or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets of creditors, or other, similar arrangements in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any law.

     "Interim Borrowing Order" means an order of the Court entered in the Chapter 11 Cases after a hearing under Bankruptcy Rule 4001(c)(2) in the form attached hereto as Exhibit J, with any modifications thereto on or prior to the
                   ---------
Closing Date or entry thereof as are approved by the Agents in their sole discretion, as the same may thereafter be amended, supplemented or otherwise modified from time to time with the express written consent or joinder of Required Lenders.

     "Interim Order Date" means the date that the Court signs the Interim Borrowing Order.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

     "Investment" means, with respect to any Person (the "Investor"), any investment by the Investor in any other Person, whether by means of share purchase, capital contribution, loan, advance, purchase of Debt, payment in respect of a Guarantee of Debt, time deposit or otherwise.

     "Investor" has the meaning set forth in the definition of "Investment" in this Section 1.01.

     "LC Exposure" means, with respect to any Lender at any time, its Percentage of the Aggregate LC Exposure at such time.

     "LC Fee Rate" means a per annum rate equal to 4.50% or, upon the occurrence and during the continuation of any Event of Default, 7.00%.

     "LC Indemnitees" has the meaning set forth in Section 2.05(n).

     "LC Issuing Bank" means (i) PNC and (ii) any other Lender designated as an "LC Issuing Bank" for purposes hereof in a notice to the Administrative Agent signed by MHG (acting on its own behalf and on behalf of all other Borrowers) and such Lender, acting in each case in the capacity of an LC Issuing Bank under the letter of credit facility described in Section 2.05, and their respective successors.

     "LC Issuing Bank Fee Letter" means the letter agreement dated the Closing Date by and among PNC and the Borrowers regarding fees to be paid by the Borrowers to PNC as LC Issuing Bank with respect to Letters of Credit.

     "LC Office" means, with respect to any LC Issuing Bank, the office at which it books any Letter of Credit issued by it.

     "LC Payment Date" has the meaning set forth in Section 2.05(h).

     "LC Reimbursement Obligations" means, at any time, all obligations of the Borrowers to reimburse the LC Issuing Banks pursuant to Section 2.05 for amounts paid by the LC Issuing Banks in respect of drawings under Letters of Credit, including any portion of any such obligation to which a Lender has become subrogated pursuant to Section 2.05(j)(i).

     "LC Request" has the meaning set forth in Section 2.05(c).

     "Leasehold Mortgages" means leasehold mortgages in favor of, and in form and substance satisfactory to, the Collateral Agent, relating to the leases of any real properties leased by any MHG Company which are required to be encumbered to secure the Obligations pursuant to Section 5.07.

     "Lender" means each bank or other financial institution listed on the Commitment Schedule, each Assignee which becomes a "Lender" for purposes hereof pursuant to Section 11.06, and their respective successors.

     "Lender Parties" means the Lenders, each LC Issuing Bank and the Agents.

     "Lending Office" means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Lending Office) or such other office as such Lender may hereafter designate as its Lending Office by notice to the Borrowers and the Administrative Agent.

     "Letter of Credit" means any letter of credit issued pursuant to Section
2.05 by an LC Issuing Bank.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset or any other arrangement (other than a right of set-off, recoupment, counterclaim or similar right) the economic effect of which is to give a creditor preferential access to such asset to satisfy its claim. For purposes of this Agreement, any MHG Company shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement or other title retention agreement relating to such asset or any Capital Lease.

     "Loan" or "Loans" means one or more of the Tranche A Loans or Tranche B Loans or any combination thereof.

     "Managed Facility" means a Healthcare Facility (i) which is neither owned nor leased by any MHG Company, (ii) which the relevant MHG Company either manages or operates primarily in its capacity as a manager, and (iii) with respect to which no MHG Company would have liability as a result of any event or occurrence of any type described in the definition of Healthcare Event.

     "Management and Service Agreements" means all agreements or arrangements between any Borrower and any Person other than a Borrower for employment (including agreements with employees of any Borrower), management consulting services, or the provision of any other management services to any MHG Company.

     "Management Employee" has the meaning set forth in Section 4.23.

     "Margin Stock" has the meaning set forth in Regulation U.

     "Material Adverse Effect" means (i) any material adverse effect upon the condition (financial or otherwise), results of operations, business or prospects of MHG and its Consolidated Subsidiaries, taken as a whole, (ii) a material adverse effect on the validity, binding effect or enforceability of any Financing Document or (iii) a material adverse effect on the validity, perfection or priority of any Lien on any of the Collateral created or purportedly created under the Collateral Documents; provided that a Material Adverse Effect shall not be deemed to have occurred solely on account of (x) the events, occurrences and circumstances disclosed in writing in detail prior to the date hereof to the Existing Lenders or (y) the filing of the petitions in the Chapter 11 Cases.

     "Material Contract" means any contract or other arrangement to which any MHG Company is a party (other than the Financing Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

     "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $1,000,000.

     "Medicaid" means the medical assistance program established by Title XIX of the Social Security Act (42 U.S.C. (S)(S) 1396 et seq.) and any statutes
                                               -- ---
succeeding thereto.

     "Medicaid Regulations" means, collectively, (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting Medicaid, (b) all applicable provisions of all federal rules, regulations, manuals and orders of Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (a) above and all federal administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (a) above, (c) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (a) and (b) above, and (d) all applicable provisions of all rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (c) above and all state administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (c) above, in each case as may be amended or supplemented.

     "Medicare" means the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. (S)(S) 1995 et
                                                                             --
seq.) and any statutes succeeding thereto.
---

     "Medicare Regulations" means, collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting Medicare, together with all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities (including without limitation, Health and Human Services ("HHS"), Health Care Finance Administration, the Office of the Inspector General for HHS, or any Person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of law, in each case as may be amended or supplemented.

     "MHG" has the meaning set forth in the introduction to this Agreement.

     "MHG Company" means MHG or any Subsidiary of MHG (other than an Excluded Subsidiary).

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgages" means the Leasehold Mortgages and Fee Mortgages, collectively.

     "Most Recent Audited Financial Statements" means the audited consolidated financial statements of MHG and its Consolidated Subsidiaries as of December 31, 1998.

     "MPAN" means Mariner Post-Acute Network, Inc., a Delaware corporation, and each of its Subsidiaries and Affiliates (other than the MHG Companies and the Excluded Subsidiaries).

     "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

     "Net Amount of Eligible Accounts" means, the dollar value of all trade Accounts Receivable of MHG and the Consolidated Subsidiaries that are payable in United States Dollars and are generated in the ordinary course of the rendition of healthcare services at the Healthcare Facilities by the MHG Companies, stated on a basis consistent with the Credit and Collection Policy, less, without duplication, the sum of the following: (a) any account receivable or portion thereof that is payable (1) by an individual beneficiary, recipient or subscriber individually and not directly to a Borrower by (v) the United States of America acting under Medicaid or Medicare (w) any State or the District of Columbia acting pursuant to a health plan adopted pursuant to Title XIX of the Social

Security Act, (x) a commercial insurer, (y) the Veterans Administration or (z) any agent, carrier, administrator or intermediary for any of the foregoing (provided that in the case of MHG's "inpatient" division no account receivable shall be excluded as a result of this clause (1) unless either 30 days have passed from the applicable invoice date or Medicare coverage of such account receivable has been declined), or (2) by a commercial medical insurance carrier that is not acceptable to the Administrative Agent in its sole discretion; (b) any account receivable that remains unpaid more than 120 days after the applicable claim, statement or invoice date; (c) any account receivable to the extent that it is subject to any asserted or claimed defense, set-off, counterclaim, deduction, discount, credit, charge-back, allowance or adjustment of any kind (whether issued, owing, granted or outstanding); (d) any account receivable that is subject to a Lien other than a Lien permitted hereunder or that is subject to a Lien described on Schedule 13 hereto; (e) any
                                       -----------
account receivable which is due from an account debtor that is (w) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any federal or state law, (x) has a principal place of business or chief executive office outside the United States, (y) is an Affiliate of any MHG Company or (z) is otherwise unacceptable to Administrative Agent acting in good faith.

     "Net Cash Proceeds" means, with respect to any Asset Sale, Equity Issuance or incurrence of Debt other than Debt incurred pursuant to the Financing Documents, an amount equal to the cash proceeds received by the MHG Companies in respect of such Asset Sale, Equity Issuance or incurrence of Debt (including any cash proceeds received as income or other cash proceeds of any noncash proceeds of such Asset Sale), less (a) any expenses reasonably incurred by the MHG Companies in respect of such Asset Sale, Equity Issuance or incurrence of Debt (including reasonable attorneys' fees and expenses and including any payment with respect to taxes actually paid or to become payable by the MHG Companies (as reasonably estimated by the Financial Officer) in respect of such Asset Sale, Equity Issuance or incurrence of Debt) and approved by the Court, if such approval is necessary pursuant to the Bankruptcy Code or any applicable order of the Court, and (b) amounts required to be applied against Debt (other than Debt incurred pursuant to the Financing Documents) secured by a Lien on the assets so sold.

     "Note" means one or more of the Tranche A Notes or Tranche B Notes or any combination thereof.

     "Notice of Borrowing" has the meaning set forth in Section 2.02.

     "Nursing Home Census" has the meaning set forth in Section 5.01(r).

     "Nursing Home Facility" means any Healthcare Facility constituting a licensed nursing home center as set forth and identified as a "Nursing Home Facility" in Schedule 12 hereto.
             -----------

     "Nursing Home Occupancy" means, as of any week of determination, the amount expressed as a percentage obtained by dividing (i) the Nursing Home Census for such week by (ii) the average of the aggregate patient capacity of all Nursing Home Facilities (other than Managed Facilities) as of each day of such week.

     "Oakwood Facilities" means, collectively, the Healthcare Facilities known as Cape Heritage Rehabilitation and Nursing Center, Cape Regency Rehabilitation and Nursing Center, East Lincoln Rehabilitation and Nursing Center, Mayflower Rehabilitation and Nursing Center, Northbridge Rehabilitation and Nursing Center, Northwood Rehabilitation and Nursing Center and Oakwood Rehabilitation and Nursing Center.

     "Obligations" means all obligations of every nature of each of the Borrowers under the Financing Documents, including, without limitation, any liability of any such Borrower on any claim, whether or not the right to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed or contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy, insolvency, reorganization or other similar proceeding. Without limiting the generality of the foregoing, the Obligations of the Borrowers under the Financing Documents include (i) the obligation to pay principal, interest, charges, expenses, fees, actual and reasonable attorneys' fees and disbursements, indemnities and other amounts payable by any Borrower under any Financing Document and (ii) the obligation to reimburse any amount in respect of any of the foregoing that any Agent or any Lender, in its sole discretion, may elect to pay or advance on behalf of any Borrower. In addition to the foregoing, "Obligations" means all obligations of any Borrower owed to any Lender arising in the ordinary course of operation of the Cash Management System, without regard to whether such obligations arise or have arisen with respect to items deposited, collected, presented, paid, returned or reversed pre-petition or post-petition, and including without limitation obligations for overdrafts, returned items, fees, expenses, indemnities and similar charges; provided that this sentence shall not be construed to include within the definition of "Obligations" any obligation for prepetition loans or other prepetition obligations other than obligations incurred by any Borrower in the ordinary course of operation of the Cash Management System and approved by order of the Court.

     "Official Body" shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

     "Organizational Documents" means (i) with respect to any corporation, its certificate or articles of incorporation, by-laws and other constitutional documents, including the certificate of designation for any series of its preferred stock, (ii) with respect to any limited liability company, its articles of organization and operating agreement, or other comparable documents however named, and (iii) with respect to any partnership, its partnership agreement and any certificate of limited partnership or statement of partnership filed with a Governmental Authority.

     "Outstanding Credit Amount" means, with respect to any Lender at any time, the sum of (i) the Outstanding Tranche A Amount of such Lender and (ii) the Outstanding Tranche B Amount of such Lender.

     "Outstanding Tranche A Amount" means, with respect to any Lender at any time, the sum of (i) the aggregate outstanding principal amount of its Tranche A Loans and (ii) its LC Exposure, all determined at such time after giving effect to any prior assignments by or to such Lender pursuant to Section 11.06(c).

     "Outstanding Tranche B Amount" means, with respect to any Lender at any time, the aggregate outstanding principal amount of its Tranche B Loans, determined at such time after giving effect to any prior assignments by or to such Lender pursuant to Section 11.06(c).

     "Overhead Payment" has the meaning set forth in Section 7.07.

     "Parent" means, with respect to any Lender, any Person controlling such Lender.

     "Participant" has the meaning set forth in Section 11.06(b).

     "Patient Trust Accounts" means the accounts of the Borrowers holding solely funds that residents of Nursing Home Facilities receive as income (whether from government or private sources) which are required to be held in such accounts pursuant to the Omnibus Budget and Reconciliation Act of 1987, 28 U.S.C.
(S)483.10(c) and the regulations of the Health Care Financing Administration.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Percentage" means, with respect to any Lender at any time, the percentage which the amount of its Commitment at such time represents of the aggregate amount of all the Commitments at such time. At any time after the Commitments shall have terminated, the term "Percentage" shall refer to a Lender's Percentage immediately before such termination, adjusted to reflect any subsequent assignments pursuant to Section 11.06(c).

     "Permitted Adequate Protection Liens" means Liens for "adequate protection" (as such term is used in Sections 361 through 364 of the Bankruptcy Code) which are approved in writing by Required Lenders and the Court.

     "Permitted Encumbrances" means, with respect to any property (including any leasehold interest) owned by any MHG Company:

          (a) Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of such MHG Company in accordance with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmens', repairmens' or other like Liens arising by operation of law in the ordinary course of business so long as (A) the underlying obligations are not overdue for a period of more than 30 days or
     (B) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of such MHG Company in accordance with GAAP;

          (c) Liens consisting of rights of patients in respect of Patient Trust Accounts;

          (d) other Liens or title defects (including matters which an accurate survey might disclose and exceptions to title set forth in title insurance with respect to the Fee Mortgages) which (x) do not secure Debt and (y) do not materially detract from the value of such property or materially impair the use thereof by such MHG Company in the operation of its business;

          (e) pledges or deposits made in the ordinary course of business to secure payment of workers' compensation, or to participate in any fund in connection with workers' compensation, unemployment insurance, old-age pensions or other social security programs; and

          (f) good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, progress or advance payments, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business.

     "Permitted Intercompany Debt" means Debt owed by any Borrower to any other Borrower; provided that such Debt is either evidenced by a promissory note or maintained in the form of open account balances in which, in either case, the Collateral Agent has a first priority, perfected security interest under the Interim Borrowing Order, the Borrowing Order or the Security Agreement at all times until such security interest is released pursuant to Section 18 thereof.

     "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Petition Date" has the meaning set forth in the recitals to this Agreement.

     "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "PNC" has the meaning set forth in the introduction to this Agreement.

     "Prepayment Notice" means a properly completed Prepayment Notice, substantially in the form of Exhibit E hereto.
                             ---------

     "Prepetition Indebtedness" means Debt of any Credit Party outstanding on the Petition Date, including Debt under the Existing Credit Facilities and the Existing Notes.

     "Prime Rate" means the rate of interest established by the PNC from time to time as its Prime Rate, which may not be the lowest rate then being charged commercial borrowers by PNC.

     "Register" has the meaning set forth in Section 11.06(e).

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Related Fund" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed by the same investment advisor as such Lender or by an affiliate of such investment advisor.

     "Reporting Event" has the meaning set forth in Section 5.01(l).

     "Required Cash Flow Amount" has the meaning set forth in Section 6.04.

     "Required Lenders" means, at any time, Lenders having outstanding Credit Exposures in an aggregate amount (excluding accrued interest) equal to more than 66-2/3% of the aggregate amount of the Credit Exposures of all Lenders at such time.

     "Restricted Payment" means (i) any dividend or other distribution on any Equity Interests of MHG (except dividends payable solely in Equity Interests of the same class), (ii) any payment on account of the purchase, redemption, retirement or acquisition of any Equity Interests of MHG, (iii) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Prepetition Indebtedness and (iv) any payment, dividend or other distribution to, or on behalf of, MPAN.

     "S&P" means Standard and Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

     "SEC" means the United States Securities and Exchange Commission.

     "Secured Obligations" has the meaning set forth in Section 1 of the Security Agreement.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Security Agreement" means the Security Agreement dated as of the Closing Date among the Borrowers and the Collateral Agent, substantially in the form of Exhibit F hereto, as amended from time to time.
---------

     "Security Interests" has the meaning set forth in Section 1 of the Security Agreement.

     "Settlement Letter" means the letter dated July 20, 1999 by the Health Care Financing Administration of the Department of Health and Human Services, acknowledged and agreed to by Mariner Post Acute Network, Inc. and MHG, in form and substance acceptable to the Agents.

     "Specified Change" has the meaning set forth in Section 11.05(b).

     "Specified Default" means (i) any Healthcare Event affecting 10% or more of the Healthcare Facilities (excluding any Managed Facilities), and (ii) any Event of Default (a) under Section 8.01(a), 8.01(j)(iii) (excluding, at all times after the Obligations have been paid in full and no Lender has any Credit Exposure hereunder, Section 8.01(j)(i)(b)(2)) or 8.01(k)(iii), or (b) arising as a result of any breach of any provision under the first paragraph of Section
5.01 or under Section 5.01(a), 5.01(b)(ii), 5.01(l), 5.01(n), 5.01(q), 5.01(r),
5.03(a), 5.11, 5.13, 7.07 or 7.17; provided, that an Event of Default arising under the first paragraph of Section 5.01 or under Section 5.01(a), 5.01(b)(ii), 5.01(l), 5.01(n), 5.01(q), 5.01(r), 5.03(a), 5.11 or 5.13 shall constitute a
Specified Default only in the event not less than 15 days' prior written notice from the Administrative Agent to MPAN setting forth the details of such Specified Default shall have been delivered (which notice may be delivered during the pendency of any applicable cure period with respect to any Default which, if not cured, would constitute any such Event of Default) and such Specified Default shall not be cured prior to the later of (x) the expiration of such 15-day period and (y) the date of occurrence of such Event of Default.

     "Stated Maturity Date" means January 19, 2001.

     "Subsidiary" means, as to any Person, (i) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person or (ii) any limited liability company or partnership that, in accordance with GAAP, is a Consolidated Subsidiary of such Person. Unless otherwise specified, "Subsidiary" means a Subsidiary of MHG.

     "Supermajority Lenders" means, at any time, Lenders having outstanding Credit Exposures in an aggregate amount (excluding accrued interest) equal to more than 75% of the aggregate amount of the Credit Exposures of all Lenders at such time.

     "Syndication Agent" means First Union in its capacity as Syndication Agent under the Financing Documents.

     "Temporary Cash Investment" means any Investment in (i) securities issued, or directly and fully guaranteed or insured, by the United States or any agency or instrumentality thereof; provided that the full faith and credit of the United States is pledged in support thereof, (ii) time deposit accounts, bankers' acceptances, certificates of deposit and money market deposits maturing within 30 days of the date of acquisition thereof issued by any office located in the United States of a bank or trust company which is organized or licensed under the laws of the United States or any State thereof and which bank or trust company has capital, surplus and undivided profits aggregating more than $1,000,000,000 and has outstanding debt which is rated "P-1" (or higher) by Moody's or "A-1" (or higher) by S&P or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with an office located in the United States of a bank or trust company meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than 30 days after the date of acquisition, issued by a corporation (other than any MHG Company or any Affiliate) organized under the laws of the United States or any State thereof with a rating, at the date of acquisition, of "P-1" (or higher) by Moody's or "A-1" (or higher) by S&P, (v) securities with maturities of 30 days or less from the date of acquisition issued or fully and unconditionally guaranteed by any State, commonwealth or territory of the United States, or by a political subdivision or taxing authority thereof, and rated at least "P-1" (or higher) by Moody's or "A-1" (or higher) by S&P and (vi) money market funds which invest substantially all of their assets in securities described in the preceding clauses (i) through (v).

     "Total Utilization of Commitments" means, as at any date of determination, the aggregate Outstanding Credit Amounts of all Lenders.

     "Tranche A Commitment Fee Rate" means 0.75% per annum.

     "Tranche A Commitments" means (i) with respect to any Lender listed on the Commitment Schedule, the amount (if any) set forth therein opposite the name of such Lender under the heading "Tranche A Commitment" and (ii) with respect to any Assignee of a Tranche A Commitment, the amount of the transferor Lender's Tranche A Commitment assigned to such Assignee pursuant to Section 11.06(c), in each case as such amount may be reduced from time to time pursuant to Section
2.08 or 2.10 or changed as a result of an assignment pursuant to Section
11.06(c).

     "Tranche A Default Rate" has the meaning set forth in Section 2.04.

     "Tranche A Exposure" means, as to any Lender, (i) at any time before the termination of its Tranche A Commitment in its entirety, the amount of its Tranche A Commitment at such time; or (ii) at any time thereafter, if its Tranche A Commitment has terminated in its entirety, its Outstanding Tranche A Amount, all determined at such time after giving effect to any prior assignments by or to such Lender pursuant to Section 11.06(c).

     "Tranche A Interest Rate" has the meaning set forth in Section 2.04.

     "Tranche A Loan" means a loan made by a Lender pursuant to Section 2.01(a).

     "Tranche A Note" means a promissory note of the Borrowers payable to the order of a Lender evidencing the Borrowers' obligation to repay the Tranche A Loans made by such Lender. Each Tranche A Note shall be substantially in the form of Exhibit A hereto. "Tranche A Notes" means any or all of such promissory
        ---------
notes, as the context may require.

     "Tranche B Commencement Date" has the meaning set forth in Section 2.01(b).

     "Tranche B Commitment Fee Rate" means (i) until the Tranche B Commencement Date, 0.25% per annum and (ii) on and after the Tranche B Commencement Date, 0.75% per annum.

     "Tranche B Commitments" means (i) with respect to any Lender listed on the Commitment Schedule, the amount (if any) set forth therein opposite the name of such Lender under the heading "Tranche B Commitment" and (ii) with respect to any Assignee of a Tranche B Commitment, the amount of the transferor Lender's Tranche B Commitment assigned to such Assignee pursuant to Section 11.06(c), in each case as such amount may be reduced from time to time pursuant to Section
2.08 or 2.10 or changed as a result of an assignment pursuant to Section
11.06(c).

     "Tranche B Default Rate" has the meaning set forth in Section 2.04.

     "Tranche B Exposure" means, as to any Lender, (i) at any time before the termination of its Tranche B Commitment in its entirety, the amount of its Tranche B Commitment at such time; or (ii) at any time thereafter, if its Tranche B Commitment has terminated in its entirety, its Outstanding Tranche B Amount, all determined at such time after giving effect to any prior assignments by or to such Lender pursuant to Section 11.06(c).

     "Tranche B Interest Rate" has the meaning set forth in Section 2.04.

     "Tranche B Loan" means a loan made by a Lender pursuant to Section 2.01(b).

     "Tranche B Note" means a promissory note of the Borrowers payable to the order of a Lender evidencing the Borrowers' obligation to repay the Tranche B Loans made by such Lender. Each Tranche B Note shall be substantially in the form of Exhibit B hereto. "Tranche B Notes" means any or all of such promissory
        ---------
notes, as the context may require.

     "UCC" has the meaning set forth in Section 1 of the Security Agreement.

     "UCP" means the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, or any successor publication governing the rights and obligations of the parties in connection with Letters of Credit.

     "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title I of ERISA

(excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

     "Unscheduled Mandatory Prepayment" has the meaning set forth in Section 2.08(h).

     "Year 2000 DIP Budget" means the projected financial statements with respect to MHG and its Consolidated Subsidiaries for the Fiscal Year ending December 31, 2000 delivered to the Agents on or prior to the Closing Date pursuant to Section 3.01(r)(ii); provided, that such projected financial statements may be amended, supplemented, replaced or otherwise modified with the approval of the Required Lenders.

          Section 1.02   Accounting Terms and Determinations.  Unless otherwise
                         -----------------------------------
specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP; provided that, if the Borrowers notify the Administrative Agent that the Borrowers wish to amend any provision hereof to eliminate the effect of any change in GAAP on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders wish to amend any provision hereof for such purpose), then such provision shall be applied on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Borrowers and the Required Lenders.

          Section 1.03   Other Definitional Provisions.  References in this
                         -----------------------------
Agreement to "Articles", "Sections", "Schedules" or "Exhibits" are to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.01 may, unless the context otherwise requires, be used in the singular or plural depending on the reference. "Include", "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. "Writing", "written" and comparable terms refer to printing, typing, facsimile and other means of reproducing words on paper. References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time (whether before, on or after the Closing Date) in accordance with the terms hereof and thereof. "Hereto", "herein" and "hereof" refer to this Agreement as amended from time to time.

                       ARTICLE 2.  The Credit Facilities

          Section 2.01   Commitments to Lend.
                         -------------------

          (a) Tranche A Loans. Subject to the terms and conditions set forth in this Agreement, each Lender severally agrees to make Tranche A Loans to the Borrowers from time to time during the period from and including the Closing Date to but excluding the Commitment Termination Date; provided that, immediately after each such Tranche A Loan is made, such Lender's Outstanding Tranche A Amount shall not exceed its Tranche A Commitment. Each Borrowing of Tranche A Loans shall be borrowed from the several Lenders ratably in proportion to their respective Tranche A Commitments. The initial aggregate amount of the Tranche A Commitments of all Lenders as of the Closing Date is $40,000,000. Within the limits specified herein, the Borrowers may borrow Tranche A Loans, repay such borrowing and reborrow Tranche A Loans pursuant to the terms of this Agreement.

          (b) Tranche B Loans. Subject to the terms and conditions set forth in this Agreement, each Lender severally agrees to make Tranche B Loans to the Borrowers from time to time during the period from and including the Tranche B Commencement Date to but excluding the Commitment Termination Date; provided that, immediately after each such Tranche B Loan is made, such Lender's Outstanding Tranche B Amount shall not exceed its Tranche B Commitment. Each Borrowing of Tranche B Loans shall be borrowed from the several Lenders ratably in proportion to their respective Tranche B Commitments. The initial aggregate amount of the Tranche B Commitments of all Lenders as of the Closing Date is $10,000,000. Within the limits specified herein, the Borrowers may borrow Tranche B Loans, repay such borrowing and reborrow Tranche B Loans pursuant to the terms of this Agreement. As used in this Section 2.01(b), "Tranche B Commencement Date" means the date, if any, on which Supermajority Lenders in their sole discretion shall have consented in writing to a request by the Borrowers (delivered to the Administrative Agent and the Lenders) that Lenders permit Tranche B Loans to be borrowed hereunder. Notwithstanding anything to the contrary contained herein, Supermajority Lenders may in their sole discretion, together with any consent described in the preceding sentence, prescribe additional limitations on the aggregate amount of Tranche B Loans permitted to be borrowed from time to time, the increments for borrowing Tranche B Loans and the times such Borrowings may be made hereunder and other terms and conditions relating to the availability of the Tranche B Loans.

          (c) Borrowing Limitations. Anything contained in this Agreement to the contrary notwithstanding, (A) in no event shall the Total Utilization of Commitments at any time outstanding exceed the lesser of (x) the Commitments and
(y) the amount permitted to be outstanding hereunder pursuant to the Interim Borrowing Order or the Borrowing Order, as applicable, in each case as the foregoing limits may be in effect from time to time; (B) in no event shall the Outstanding Tranche A Amount of all Lenders exceed the lesser of (x) the Tranche A Commitments and (y) the Borrowing Base, in each case as the foregoing limits may be in effect from time to time; (C) in no event shall the Outstanding Tranche B Amounts of all Lenders exceed the Tranche B Commitments in effect from time to time; (D) the Borrowers shall comply with any additional limitations on Tranche B Loan Borrowings prescribed by Supermajority Lenders pursuant to the last sentence of Section 2.01(b) and incorporated into this Agreement by amendment; and (E) the Borrowers agree to immediately prepay the Loans in the amounts and at the times as may be necessary to comply with the foregoing clauses (A), (B), (C) and (D).

          (d) Amount of Each Borrowing. Each Borrowing under this Section 2.01 shall be in an aggregate principal amount of $1,000,000 or any larger multiple of $500,000; provided that any

Borrowing of Tranche A Loans or Tranche B Loans may be in an aggregate amount equal to the aggregate unused amount of the Tranche A Commitments or Tranche B Commitments, respectively.

          Section 2.02   Notice of Borrowing.  The Borrowers shall give the
                         -------------------
Administrative Agent notice, substantially in the form of Exhibit C hereto (a
                                                          ---------
"Notice of Borrowing"), not later than 1:00 P.M. (Eastern Time) on the date which is one Business Day immediately preceding the date of the proposed borrowing (provided that no such Notice of Borrowing for Tranche B Loans shall be given to the Administrative Agent prior to obtaining the consent of Supermajority Lenders described in clause (i) of the definition of Tranche B Commencement Date) specifying:

          (i) the proposed date of such borrowing, which shall be a Business Day; and

          (ii) the amount of Tranche A Loans and/or the amount of Tranche B Loans requested.

          Section 2.03   Notice to Lenders; Funding of Loans.
                         -----------------------------------

          (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such Borrowing. Such Notice of Borrowing shall not thereafter be revocable by the Borrowers.

          (b) Not later than 12:00 Noon (Eastern Time) on the date of each Borrowing, each Lender shall make available its ratable share of such Borrowing, in Federal or other funds immediately available in Pittsburgh, Pennsylvania, to the Administrative Agent at its address for payments specified in or pursuant to
Section 11.01. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent shall promptly make such funds received from Lenders available to the Borrowers on such date at the Administrative Agent's aforesaid address.

          (c) Unless the Administrative Agent shall have received, prior to the date of any Borrowing, notice from a Lender that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Borrowing in accordance with
Section 2.03(b) and, in reliance upon such assumption, Administrative Agent may (but shall not be obligated to) make available to the Borrowers on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Administrative Agent, such Lender and the Borrowers severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the day such amount is made available to the Borrowers until the day such amount is repaid to the Administrative Agent, at (i) in the case of the Borrowers, a rate per annum equal to the Tranche A Interest Rate or Tranche B Interest Rate, as applicable, and (ii) in the case of such Lender, a rate per annum equal to (x) for each day from the day such amount is made available to the Borrowers to the third succeeding Business Day, inclusive, the Federal Funds Rate for such day as determined by the Administrative Agent and (y) for each day thereafter until the day such amount is repaid to the Administrative Agent, the Base Rate for such day. If such Lender shall repay such corresponding amount to the Administrative Agent, the amount so repaid shall constitute such Lender's Loan included in such Borrowing for purposes of this Agreement.

          (d) Each Lender's Tranche A Loans shall be evidenced by a single Tranche A Note, and each Lender's Tranche B Loans (if any) shall be evidenced by a single Tranche B Note, in each case payable to the order of such Lender for the account of its Lending Office.

          (e) Upon receipt of each Lender's Tranche A Note and Tranche B Note pursuant to Section 3.01(b), the Administrative Agent shall forward such Notes to such Lender. Each Lender shall record the date and amount of each Loan made by it and the date and amount of each payment of principal made by the Borrowers with respect thereto, and may, in connection with any transfer or enforcement of either of its Notes, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to the then outstanding Loans evidenced by such Note; provided that neither the failure of any Lender to make any such recordation or endorsement nor any error therein shall affect the obligations of the Borrowers under any Financing Document.
Each Lender is hereby irrevocably authorized by the Borrowers so to endorse each of its Notes and to attach to and make a part of such Note a continuation of any such schedule as and when required.

          Section 2.04   Interest Rate; Default Rate.  Each Loan shall bear
                         ---------------------------
interest on the outstanding principal amount thereof, for each day from and including the day such Loan is made to but excluding the day it becomes due, (i) in the case of Tranche A Loans, at a rate per annum equal to the sum of 2.50% plus the Base Rate for such day (the "Tranche A Interest Rate"), and (ii) in the case of Tranche B Loans, at a rate per annum equal to the sum of 3.00% plus the Base Rate for such day (the "Tranche B Interest Rate"). Such interest shall be payable monthly in arrears on the last Business Day of each month. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by Applicable Law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest payable upon demand at a rate that is (a) in the case of Tranche A Loans and such amounts related thereto, 2.50% per annum in excess of the Tranche A Interest Rate (the "Tranche A Default Rate"), and (b) in the case of Tranche B Loans and such amounts related thereto, 2.50% per annum in excess of the Tranche B Interest Rate (the "Tranche B Default Rate"). Payment or acceptance of the increased rates of interest provided for herein is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of any Agent or any Lender.

          Section 2.05   Letters of Credit.
                         -----------------

          (a) Issuance of Letters of Credit. Any LC Issuing Bank may, but shall not be obligated to, issue a letter of credit (other than a trade letter of credit) at the request of the Borrowers pursuant to this subsection, from time to time during the period from and including the Closing Date to but excluding the earlier of (x) the Commitment Termination Date and (y) the date which is 60 days prior to the Stated Maturity Date; provided that, immediately after each such letter of credit is issued and participations therein are sold to the Lenders as provided in this subsection:

              (i)   the Aggregate LC Exposure shall not exceed $5,000,000; and

              (ii) in the case of each Lender, its Outstanding Tranche A Amount shall not exceed its Tranche A Commitment.

Upon the issuance by any LC Issuing Bank of a Letter of Credit pursuant to this subsection, such LC Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each other Lender, and each such Lender shall be deemed, without further action by any party hereto, to have purchased from such LC Issuing Bank, a participation in such Letter of Credit, on the terms specified in this Section 2.05, equal to such Lender's Percentage thereof.

          (b) Expiry Dates.   No Letter of Credit shall have an expiry date
later than the tenth Business Day before the Stated Maturity Date.

          (c) Notice of Proposed Issuance. With respect to each Letter of Credit, the Borrowers shall give the relevant LC Issuing Bank and the Administrative Agent at least five Business Days' prior notice, substantially in the form of Exhibit D hereto (a "LC Request") (i) specifying the date such
            ---------
Letter of Credit is to be issued, (ii) describing the proposed terms of such Letter of Credit and the nature of the transactions proposed to be supported thereby and (iii) specifying the Account Party for such Letter of Credit, which may be any Borrower. Upon receipt of an LC Request, the Agents shall promptly notify each Lender of the contents thereof.

          (d) Conditions to Issuance. No LC Issuing Bank shall issue any Letter of Credit unless:

              (i) such Letter of Credit shall be satisfactory in form and substance to such LC Issuing Bank in its sole discretion;

              (ii) the Borrowers shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as such LC Issuing Bank shall have reasonably requested;

              (iii) such LC Issuing Bank shall have confirmed with the Agents on the date of such issuance that the limitations specified in clauses (i) and
     (ii) of subsection (a) of this Section 2.05 will not be exceeded immediately after such Letter of Credit is issued; and

              (iv) such LC Issuing Bank shall not have been notified in writing by any MHG Company, any Agent or the Required Lenders expressly to the effect that any condition specified in Section 3.02 is not satisfied at the time such Letter of Credit is to be issued.

          (e) Notice of Proposed Extensions of Expiry Dates. The relevant LC Issuing Bank or the Borrowers shall give the Administrative Agent at least five Business Days' notice before such LC Issuing Bank extends the expiry date of any Letter of Credit issued by it. Such notice shall (i) identify such Letter of Credit, (ii) specify the date on which such extension is to be made (or the last day on which such LC Issuing Bank can give notice to prevent such extension from occurring) and (iii) specify the date to which such expiry date is to be so extended. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender of the contents thereof. No LC Issuing Bank shall extend (or allow the extension of) the expiry date of any Letter of Credit if (x) the extended expiry date would be after the tenth Business Day before the Stated Maturity Date or
(y) such LC Issuing Bank shall have been notified by any MHG Company, any Agent or the Required Lenders expressly to the effect that any condition specified in
Section 3.02 is not satisfied at the time such Letter of Credit is to be extended.

       (f) Notice of Actual Issuances and Extensions. Promptly upon issuing any Letter of Credit or extending any Letter of Credit, the relevant LC Issuing Bank will notify the Administrative Agent of the date of such Letter of Credit, the amount thereof, the beneficiary or beneficiaries thereof and the expiry date or extended expiry date thereof. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender of the contents thereof and the amount of such Lender's participation in the relevant Letter of Credit. Promptly upon issuing any Letter of Credit, the relevant LC Issuing Bank will send a copy of such Letter of Credit to the Administrative Agent.

       (g) Fees. The Borrowers shall pay to the Administrative Agent, for the account of the Lenders ratably in accordance with their respective Percentages, a letter of credit fee, calculated for each day at the LC Fee Rate for such day, on the aggregate amount available for drawings (whether or not conditions for drawing thereunder have been satisfied) under all Letters of Credit outstanding at the close of business on such day. Such letter of credit fee shall be payable with respect to each Letter of Credit in arrears on the last Business Day of each month for so long as such Letter of Credit is outstanding and on the final expiry date thereof. The Borrowers shall pay to each LC Issuing Bank additional fronting fees, monthly in arrears, and reasonable expenses in the amounts and at the times agreed between the Borrowers and such LC Issuing Bank.

       (h) Drawings. Upon receiving a demand for payment under any Letter of Credit from the beneficiary thereof, the relevant LC Issuing Bank shall determine in accordance with the terms of such Letter of Credit whether such demand for payment should be honored. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the LC Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit. If such LC Issuing Bank determines that any such demand for payment should be honored, such LC Issuing Bank shall (i) promptly notify the Borrowers and the Administrative Agent as to the amount to be paid by such LC Issuing Bank as a result of such demand and the date on which such amount is to be paid (an "LC Payment Date") and (ii) on such LC Payment Date make available to such beneficiary in accordance with the terms of such Letter of Credit the amount of the drawing under such Letter of Credit.

       (i) Reimbursement and Other Payments by the Borrowers. If any amount is drawn under any Letter of Credit:

           (i) the Borrowers irrevocably and unconditionally agree to reimburse the relevant LC Issuing Bank for all amounts paid by such LC Issuing Bank upon such drawing, together with any and all reasonable charges and expenses which such LC Issuing Bank may pay or incur relative to such drawing and interest on the amount drawn at the Federal Funds Rate for each day from and including the date such amount is drawn to but excluding the date such reimbursement payment is due and payable. Such reimbursement payment shall be due and payable at or before 3:00 P.M. (Eastern Time) (x) on the relevant LC Payment Date if such LC Issuing Bank notifies the Borrowers of such drawing before 11:00 A.M. (Eastern Time) on such date or (y) on the date such notice is given, if such notice is given after the LC Payment Date; provided that any notice given to the Borrowers after 11:00 A.M. (Eastern
     Time) on any day shall be deemed for purposes of the foregoing clause (y) to have been given on the next succeeding Business Day; and

               (ii) in addition, the Borrowers agree to pay to the relevant LC Issuing Bank interest on any and all amounts not paid by the Borrowers when due hereunder with respect to a Letter of Credit, for each day from and including the date when such amount becomes due to but excluding the date such amount is paid in full, payable on demand, at a rate per annum equal to the Default Rate for such day.

          Each payment to be made by the Borrowers pursuant to this subsection
(i) shall be made to the relevant LC Issuing Bank in Federal or other funds immediately available to it at its address specified in or pursuant to Section 11.01.

          (j) Payments by Lenders with Respect to Letters of Credit. If the Borrowers fail to reimburse the relevant LC Issuing Bank as and when required by subsection (i) above for all or any portion of any amount drawn under a Letter of Credit issued by it:

               (i) such LC Issuing Bank may notify the Administrative Agent of such unreimbursed amount and request that the Lenders reimburse such LC Issuing Bank for their respective Percentages thereof. Upon receiving any such notice from an LC Issuing Bank, the Administrative Agent shall promptly notify each Lender of the unreimbursed amount and such Lender's Percentage thereof, but the failure of the Administrative Agent to give such notice on the drawing date or in sufficient time to enable any Lender to effect payment on such date shall not relieve such Lender from its obligations under this Section 2.05(j)(i). Upon receiving such notice from the Administrative Agent, each Lender shall make available to such LC Issuing Bank, at its address specified in or pursuant to Section 11.01, an amount equal to such Lender's Percentage of such unreimbursed amount as set forth in such notice, in Federal or other funds immediately available to such LC Issuing Bank, by 3:00 P.M. (Eastern Time) (A) on the day such Lender receives such notice if it is received at or before 12:00 Noon (Eastern Time) on such day or (B) on the first Business Day following such Lender's receipt of such notice if it is received after 12:00 Noon (Eastern
     Time) on the date of receipt. Upon payment in full thereof, such Lender shall be subrogated to the rights of such LC Issuing Bank against the Borrowers to the extent of such Lender's Percentage of the related LC Reimbursement Obligation (including interest accrued thereon). Nothing in this subsection (j) shall affect any rights any Lender may have against any LC Issuing Bank for any action or omission for which such LC Issuing Bank is not indemnified under subsection (n) of this Section 2.05; and

               (ii) if any Lender fails to pay any amount required to be paid by it pursuant to clause (i) of this subsection (j) on the date on which such payment is due, interest shall accrue on such Lender's obligation to make such payment, for each day from and including the date such payment became due to but excluding the date such Lender makes such payment, at a rate per annum equal to (x) for each day from the day such payment is due to the third succeeding Business Day, inclusive, the Federal Funds Rate for such day as determined by the relevant LC Issuing Bank and (y) for each day thereafter the Base Rate for such day. Any payment made by any Lender after 3:00 P.M. (Eastern Time) on any Business Day shall be deemed for purposes of the preceding sentence to have been made on the next succeeding Business Day.

          If the Borrowers shall reimburse any LC Issuing Bank for any drawing with respect to which any Lender shall have made funds available to such LC Issuing Bank in accordance with clause (i) of this subsection (j), such LC Issuing Bank shall promptly upon receipt of such reimbursement distribute to such Lender its pro rata share thereof, including interest, to the extent received by such LC Issuing Bank.

          If the LC Issuing Bank is required at any time to return to any Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by any Borrower to the LC Issuing Bank pursuant to Section 2.05(i) in reimbursement of a payment made under any Letter of Credit or interest or fee thereon, each Lender shall, on demand of the LC Issuing Bank, forthwith return to the LC Issuing Bank the amount equal to such Lender's Percentage of any amounts so returned by the LC Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the LC Issuing Bank, at a rate per annum equal to (x) for each day from the day such payment is due to the third succeeding Business Day, inclusive, the Federal Funds Rate for such day as determined by the relevant LC Issuing Bank and (y) for each day thereafter the Base Rate for such day. Any payment made by any Lender after 3:00 p.m. (Eastern time) on any Business Day shall be deemed for purposes of the preceding sentence to have been made on the next succeeding Business Day.

          (k) Increased Cost and Reduced Return. If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or LC Issuing Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall impose, modify or deem applicable any tax, reserve, special deposit or similar requirement against or with respect to or measured by reference to letters of credit or participations therein, and the result of any of the foregoing is to increase the cost to such Lender or LC Issuing Bank of issuing or maintaining any Letter of Credit or any participation therein, or to reduce any amount receivable by any Lender or LC Issuing Bank under this Section
2.05 in respect of any Letter of Credit or any participation therein (which increase in cost, or reduction in amount receivable, shall be the result of such Lender's or LC Issuing Bank's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, within 15 days after written demand by such Lender or LC Issuing

Bank (with a copy to the Administrative Agent), the Borrowers agree to pay to such Lender or LC Issuing Bank, from time to time as specified by such Lender or LC Issuing Bank, such additional amounts as shall be sufficient to compensate such Lender or LC Issuing Bank for such increased cost or reduction. A certificate of such Lender or LC Issuing Bank submitted to the Borrowers pursuant to this subsection (k) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

          (l) Exculpatory Provisions.  The Borrowers' obligations under this
Section 2.05 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which any MHG Company or any Account Party may have or have had against any LC Issuing Bank, any Lender, the beneficiary of any Letter of Credit or any other Person. The Borrowers assume all risks of the acts or omissions of, or misuse of any Letter of Credit by, any beneficiary of any Letter of Credit with respect to the use of such Letter of Credit by such beneficiary. None of the LC Issuing Banks, the Lenders and their respective officers, directors, employees and agents shall be responsible for, and the obligations of each Lender to make payments to each LC Issuing Bank and of the Borrowers to reimburse each LC Issuing Bank for drawings pursuant to this Section 2.05 (except to the extent such obligations result from the gross negligence or willful misconduct of the relevant LC Issuing Bank) shall not be excused or affected by, among other things, (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the form, validity, sufficiency, legal effect or genuineness of documents presented under any Letter of Credit or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged (even if the LC Issuing Bank shall have been notified thereof); (iii) payment by any LC Issuing Bank against presentation of documents to it which do not comply with the terms of the relevant Letter of Credit; (iv) any dispute between or among any of the MHG Companies or their Affiliates, the beneficiary of any Letter of Credit or any other Person or any claims or defenses whatsoever of any of the MHG Companies or their Affiliates or any other Person against the beneficiary of any Letter of Credit; (v) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (vi) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any such transferee; (vii) errors in interpretation of technical terms; (viii) any loss or delay in the transmission or otherwise of any documents required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (ix) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under any such Letter of Credit; or (x) any consequences arising from causes beyond the control of the LC Issuing Bank, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority, and none of the above shall affect or impair, or prevent the vesting of, any of the LC Issuing Bank's rights or powers hereunder. No LC Issuing Bank shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. Any action taken or omitted by any LC Issuing Bank or any Lender under or in connection with any Letter of Credit and the related drafts and documents, if done without willful misconduct or gross negligence, shall be binding upon the Borrowers and shall not place any LC Issuing Bank or any Lender under any liability to any MHG Company.

          (m) Reliance, Etc. Subject to Section 2.05(d), each LC Issuing Bank shall be entitled (but not obligated) to rely, and shall be fully protected in relying, on the representation and warranty by the Borrowers set forth in the last sentence of Section 3.02 to establish whether the conditions specified in
Section 3.02 are met in connection with any issuance or extension of a Letter of Credit. The rights and obligations of each LC Issuing Bank under each Letter of Credit issued by it shall be governed by the provisions thereof and the provisions of the UCP and/or UCC referred to therein or otherwise applicable thereto.

          (n) Indemnification by the Borrowers. The Borrowers agree to protect, indemnify, pay and hold harmless each Lender, each LC Issuing Bank and each Agent and their respective directors, officers, agents and employees (collectively, the "LC Indemnitees") from and against any and all claims, demands, liabilities, charges, damages, losses, liabilities, costs or expenses (including, without limitation, the reasonable fees and disbursements of counsel and allowed costs of internal counsel) which such LC Indemnitee may reasonably incur (or which may be claimed against any such LC Indemnitee by any Person) by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit or any actual or proposed use of any Letter of Credit, including any claims, demands, liabilities, charges, damages, losses, liabilities, costs or expenses which any LC Issuing Bank may incur by reason of or in connection with the failure of any Lender to fulfill or comply with its obligations to such LC Issuing Bank hereunder in connection with any Letter of Credit (but nothing herein contained shall affect any rights the Borrowers may have against any such defaulting Lender); provided that the Borrowers shall not be required to indemnify any LC Indemnitee for any claims, demands, liabilities, charges, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of any LC Indemnitee as determined by a final judgment of a court with competent jurisdiction in determining whether a request presented under any Letter of Credit issued by it complied with the terms of such Letter of Credit or (ii) any LC Issuing Bank's failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this subsection (n) is intended to limit the obligations of the Borrowers under any other provision of this Section 2.05.

          (o) Indemnification by Lenders. Each Lender shall, ratably in accordance with its Percentage, indemnify each LC Issuing Bank, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the MHG Companies) against any cost, expense (including reasonable fees and disbursements of counsel), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or such LC Issuing Bank's failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit) that any such indemnitee may suffer or incur in connection with this Section 2.05 or any action taken or omitted by such indemnitee under this Section 2.05. Each Lender's obligation in accordance with this Agreement to reimburse the LC Issuing Bank for its respective Percentage, as contemplated by Section 2.05(j), as a result of a drawing under a Letter of Credit, and the Obligations of any Borrower to reimburse the LC Issuing Bank upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.05 under all circumstances, including the following circumstances:

          (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the LC Issuing Bank, any Borrower or other Person for any reason whatsoever;

          (ii)   any lack of validity or enforceability of any Letter of Credit;

          (iii) the existence of any claim, set-off, defense or other right which any Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the LC Issuing Bank or any Lender or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any MHG Companies or their Affiliates and the beneficiary for which any Letter of Credit was procured);

          (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect even if the LC Issuing Bank has been notified thereof;

          (v) payment by the LC Issuing Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

          (vi) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Borrower or Subsidiaries of a Borrower;

          (vii) any breach of this Agreement or any other Financing Document by any party thereto;

          (viii) the occurrence or continuance of an Insolvency Proceeding with respect to any Borrower;

          (ix) the fact that an Event of Default shall have occurred and be continuing;

          (x) the fact that the Commitment Termination Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

          (xi) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing.

          (p) Liability for Damages. Nothing in this Section 2.05 shall preclude the Borrowers or any Lender from asserting against any LC Issuing Bank any claim for direct (but not consequential) damages suffered by the Borrowers or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of such LC Issuing Bank or its directors, officers, employees or agents in determining whether a request presented under any Letter of Credit issued by it complied with the terms thereof or (ii) such LC Issuing Bank's failure to pay under any such Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions thereof.

          (q) Dual Capacities. In its capacity as a Lender, each LC Issuing Bank shall have the same rights and obligations under this Section 2.05 as any other Lender.

          (r) Information to be Provided to Administrative Agent. The LC Issuing Banks shall furnish to the Administrative Agent upon request such information as the Administrative Agent shall reasonably request in order to calculate (i) the Aggregate LC Exposure existing from time to time and (ii) the amount of any fee payable for the account of the Lenders under Section 2.05(g).

          Section 2.06   Fees.
                         ----

          (a) Closing Date Financing Fee. The Borrowers shall pay to the Administrative Agent for distribution to each Lender on the Closing Date financing fees in an amount equal to 2.50% of the aggregate Commitments.

          (b) Arrangement Fee. The Borrowers shall pay on the Closing Date to the Co-Arrangers, for their own accounts to be shared equally by the Co-Arrangers, an arrangement fee in an aggregate amount equal to 1.00% of the aggregate Commitments.

          (c) Administrative Agent's Fee. The Borrowers shall pay to the Administrative Agent, for its own account, a monthly Administrative Agent's fee of $5,000, payable in advance on the Closing Date (for the remainder of the month in which such date falls) and on the last Business Day of each month thereafter (for the next succeeding month).

          (d) Commitment Fee. The Borrowers shall pay to the Administrative Agent for the account of each Lender a commitment fee, calculated for each day and equal to the sum of (i) the Tranche A Commitment Fee Rate for such day (expressed as a daily rate), multiplied by the amount by which such Lender's Tranche A Commitment on such day exceeds its Outstanding Tranche A Amount on such day, plus (ii) the Tranche B Commitment Fee Rate for such day (expressed as a daily rate), multiplied by the amount by which such Lender's Tranche B Commitment on such day exceeds its Outstanding Tranche B Amount on such day, regardless of whether the Tranche B Commencement Date shall have occurred. Such commitment fees shall accrue from and including the Interim Order Date to but excluding the Commitment Termination Date and shall be payable monthly in arrears on the last Business Day of each month after the Closing Date, and on the Commitment Termination Date .

          Section 2.07   Final Maturity of Loans.  The Loans shall mature, and
                         -----------------------
the outstanding principal amount thereof shall be due and payable (together with interest accrued thereon), on the Commitment Termination Date.

          Section 2.08   Unscheduled Mandatory Prepayments of Loans; Reduction
                         -----------------------------------------------------
of Commitments.
--------------

          (a) Asset Sales. If after the Closing Date any MHG Company receives any Net Cash Proceeds of any Asset Sale, the Borrowers shall prepay (subject to subsection (g) below) an aggregate principal amount of Loans and permanently reduce the Commitments in an amount equal to 100% of such Net Cash Proceeds of such Asset Sale.

          (b) Incurrence of Debt. If after the Closing Date any MHG Company receives any Net Cash Proceeds from the issuance or other incurrence of any Debt, the Borrowers shall prepay (subject to subsection (g) below) an aggregate principal amount of Loans and permanently reduce the Commitments in an amount equal to 100% of such Net Cash Proceeds; provided that this subsection (b) shall not apply to any Net Cash Proceeds of (i) Debt under this Agreement or (ii) Permitted Intercompany Debt.

          (c) Equity Issuances. If after the Closing Date any MHG Company receives any Net Cash Proceeds from any Equity Issuance, the Borrowers shall prepay (subject to subsection (g) below) an aggregate principal amount of Loans and permanently reduce the Commitments in an amount equal to 100% of such Net Cash Proceeds.

          (d) Tax Refunds. If after the Closing Date any MHG Company receives any cash refund or rebate of any federal, state or other tax, the Borrowers shall prepay (subject to subsection (g) below) an aggregate principal amount of Loans and permanently reduce the Commitments in an amount equal to 100% of such tax refund or rebate; provided that this Section 2.08(d) shall not require any such prepayment unless the aggregate amount of such refunds and rebates received after the Closing Date shall exceed $100,000.

          (e) Excess Casualty Proceeds. The Borrowers (or the Collateral Agent on its behalf) shall apply any Excess Casualty Proceeds to prepay (subject to subsection (g) below) an aggregate principal amount of Loans and permanently reduce the Commitments in an amount equal to 100% of such Excess Casualty Proceeds; provided that this Section 2.08(e) shall not require any such prepayment unless the aggregate amount of such Excess Casualty Proceeds received after the Closing Date shall exceed $100,000.

          (f) Prepayments from Cash Balances. The Borrowers shall on each Business Day prepay (subject to subsection (g) below) an aggregate principal amount of Loans in an amount equal to the excess (such excess, as of any date of determination, being the "Excess Cash Amount"), if any, of (x) the amount of the Cash Balances of the Borrowers outstanding on such date over (y) the sum of (a) $5,000,000 and (b) the aggregate amount of cash required to be maintained on deposit as a minimum balance by the applicable financial institutions for the disbursement accounts, payroll accounts, depository accounts, concentration accounts and sub-concentration accounts as described in Schedule 10 hereto.
                                                        -----------

          (g) Timing of Prepayment. Each prepayment required by subsection (a),
(b), (c), (d) or (e) of this Section 2.08 shall be made within one Business Day after any MHG Company receives the relevant Net Cash Proceeds, and each prepayment required by subsection (f) of this Section 2.08 shall be made on the Business Day on which any excess Cash Balance which is required to be prepaid under such subsection is outstanding.

          (h) Allocation of Prepayments; Ratable Application. Each prepayment of the Loans required under Section 2.08(a) through (e) above (an "Unscheduled Mandatory Prepayment") shall be applied (i) prior to the Tranche B Commencement Date, first, to prepay the outstanding Tranche A Loans to the full extent
      -----
thereof and permanently reduce the Tranche A Commitments by the amount of such prepayments, second, to permanently reduce the Tranche A Commitments to the full
             ------
extent thereof, and third, to permanently reduce the Tranche B Commitments to
                    -----
the full extent thereof; and (ii) on and after the Tranche B Commencement Date, first, to prepay the outstanding Tranche B Loans to the full extent thereof and
-----
permanently reduce the Tranche B Commitments by the amount of such prepayments, second, to prepay the outstanding Tranche A Loans to the full extent thereof and
------
permanently reduce the Tranche A Commitments by the amount of such prepayments, third, to the extent of any remaining amount of such prepayment, to further
-----
permanently reduce the Tranche B Commitments to the full extent thereof, and fourth, to further permanently reduce the Tranche A Commitments to the full
------
extent thereof. Each prepayment of the Loans required under Section 2.08(f) shall be applied, without reducing the Commitments, (i) prior to the Tranche B Commencement Date, to prepay the outstanding Tranche A Loans to the full extent thereof; and (ii) on and after the Tranche B Commencement Date, first, to prepay
                                                                -----
the outstanding Tranche B Loans to the full extent thereof, and second, to
                                                                ------
prepay the outstanding Tranche A Loans to the full extent thereof. Each prepayment of Loans or reduction of Commitments pursuant to this Section 2.08 shall be applied in accordance with this Agreement ratably to the applicable Loans and Commitments, respectively, of the several Lenders. The Borrowers shall give the Administrative Agent notice of any such prepayment as if it were an optional prepayment made pursuant to Section 2.09. Any amounts required to be applied to reduce Tranche A Commitments under this Section 2.08 to an amount below the aggregate LC Exposure of all Lenders shall be applied to cash collateralize Letters of Credit in accordance with the Security Agreement.

          (i) Interest. Each prepayment of principal of the Loans under this
Section 2.08, other than prepayments pursuant to Section 2.08(f), shall be made together with interest accrued on the amount prepaid to the date of payment.

          Section 2.09   Optional Prepayments.
                         --------------------

          (a) Notice to Administrative Agent. The Borrowers may, upon giving a Prepayment Notice to the Administrative Agent before 12:00 Noon (Eastern Time) on the date of prepayment, prepay the Tranche A Loans or Tranche B Loans (as specified in such Prepayment Notice) outstanding on any Business Day in whole or in part in amounts aggregating $1,000,000 or any larger multiple of $100,000.

          (b) Notice to Lenders. Upon receiving a Prepayment Notice pursuant to this Section 2.09, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's share of such prepayment and such Prepayment Notice shall not thereafter be revocable by the Borrowers.

          (c) Ratable Application. Each prepayment of Tranche A Loans or Tranche B Loans pursuant to this Section 2.09 shall be applied ratably to the Tranche A Loans or Tranche B Loans, respectively, of the several Lenders.

          (d) Payment of Accrued Interest. Each prepayment of principal of the Loans under this Section 2.09 shall be made together with interest accrued on the amount prepaid to the date of payment.

          Section 2.10   Termination or Reduction of Commitments. The Borrowers
                         ---------------------------------------
may, upon at least three Business Days' notice to the Administrative Agent, (i) terminate the Commitments at any time, if no Lender has any Outstanding Tranche A Amount or Outstanding Tranche B Amount, respectively, after such termination, or (ii) ratably reduce the Tranche A Commitments or Tranche B Commitments from time to time by an aggregate amount of $5,000,000 or any larger multiple of $1,000,000; provided that immediately after such reduction no Lender's Outstanding Tranche A Amount or Outstanding Tranche B Amount shall exceed its Tranche A Commitment or Tranche B Commitment, respectively, as so reduced. Unless previously terminated, the Commitments shall terminate in their entirety on the Commitment Termination Date. Once reduced or terminated the Commitments may not be reinstated. The Borrowers' notice to the Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction, whether the Tranche A Commitments or the Tranche B Commitments are to be terminated or reduced, and the amount of any partial reduction of the Tranche A Commitments or the Tranche B Commitments, and such termination or reduction of the Tranche A Commitments or Tranche B Commitments shall be effective on the date specified in the Borrowers' notice and shall be applied ratably to the Tranche A Commitments or Tranche B Commitments (as specified by the Borrowers in such notice), respectively, of the several Lenders.

          Section 2.11   General Provisions as to Payments.
                         ---------------------------------

          (a) The Borrowers shall make each payment of principal of, and interest on, the Loans and the LC Reimbursement Obligations and each payment of facility fees, commitment fees and letter of credit fees (other than fees payable directly to the LC Issuing Banks) hereunder not later than 1:00 P.M. (Eastern Time) on the date when due, in Federal or other funds immediately available in Pittsburgh, Pennsylvania, to the Administrative Agent at its address for payments specified in or pursuant to Section 11.01. Upon receiving a payment for the account of the Lenders, the Administrative Agent will promptly distribute to each such Lender its ratable share of such payment. Whenever any payment of principal of, or interest on, Loans or LC Reimbursement Obligations or any payment of commitment fees or letter of credit fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          (b) Unless the Administrative Agent shall have received notice from the Borrowers before the date on which any payment is due to any of the Lenders hereunder that the Borrowers will not make such payment in full, the Administrative Agent may assume that the Borrowers have made such payment in full to the Administrative Agent on such date and, in reliance upon such assumption, the Administrative Agent may (but shall not be obligated to) cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrowers shall not have so made such payment, each such Lender shall repay to the Administrative Agent forthwith on demand any such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

          Section 2.12   Computation of Interest and Fees.
                         --------------------------------

          (a) Interest and fees hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day).

          (b) The Administrative Agent shall determine the Tranche A Interest Rate, the Tranche B Interest Rate, the Tranche A Default Rate, the Tranche B Default Rate and the LC Fee Rate applicable hereunder and the amount of accrued interest and fees. The Administrative Agent shall give prompt notice to the Borrowers and the Lenders of each Tranche A Interest Rate, Tranche B Interest Rate, Tranche A Default Rate, Tranche B Default Rate and LC Fee Rate and the amount of accrued interest and fees so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          Section 2.13   Superpriority Nature of Obligations.  All Obligations
                         -----------------------------------
under the Financing Documents shall constitute allowed administrative expense claims in the Chapter 11 Cases against Borrowers with priority under Section 364(c)(1) of the Bankruptcy Code over any and all other administrative expenses of the kind specified or ordered pursuant to any provision of the Bankruptcy Code, including, but not limited to, Sections 105, 326, 328, 503(b), 506(c), 507(a), 507(b) and 726 of the Bankruptcy Code; provided that, the superpriority administrative claim status of the Obligations, and the Liens and security interests securing the same, shall be subject only to the "Carve-Out", consisting of: (i) unpaid professional fees and expenses incurred (x) prior to the date of the delivery of a notice from the Administrative Agent or Required Lenders to the Borrowers of the occurrence of an Event of Default and specifying that the limitation on professional fees and expenses referred to in the following clause (ii) is in effect (such notice being the "Carve-Out Notice") or
(y) after the earlier of (1) such time as no Event of Default shall be continuing or (2) such time as such Carve-Out Notice shall be rescinded by the Administrative Agent at the direction of Required Lenders in their sole discretion, to the extent such fees and expenses described in this clause (i) are allowed by the Court in the Chapter 11 Cases (including on an interim basis and subject to final allowance), (ii) after and from the date of the delivery of a Carve-Out Notice, professional fees and expenses allowed by the Court in the Chapter 11 Cases (including on an interim basis and subject to final allowance) in an aggregate amount (determined without regard to fees and expenses incurred prior to the date of the delivery of such Carve-Out Notice and which are at any time allowed by the Court (including on an interim basis and subject to final allowance)) not to exceed $2,000,000 (for any period commencing at the time a Carve-Out Notice shall have been so delivered and ending at the earlier of (1) such subsequent time as no Event of Default shall be continuing and (2) such time as such Carve-Out Notice shall be rescinded by the Administrative

Agent at the direction of Required Lenders in their sole discretion), and (iii) fees payable to the Clerk of the Court and to the United States Trustee pursuant to 28 U.S.C. (S)1930(a)(6).

          Section 2.14   Joint and Several Liability; Payment Indemnifications.
                         -----------------------------------------------------

          (a) All Obligations of Borrowers under the Financing Documents shall be the joint and several Obligations of the Borrowers. The Obligations of and the Liens granted by any such Borrower under the Financing Documents shall not be impaired or released by any action or inaction on the part of any Agent or any Lender with respect to any Credit Party, including any action or inaction which would otherwise release a surety.

          (b) In order to provide for just and equitable contribution between the Borrowers if any payment is made by a Borrower (a "Funding Borrower") in discharging any of the Obligations, each of the Funding Borrowers shall be entitled to a contribution from the other Borrowers for all payments, damages and expenses incurred by such Funding Borrower in discharging the Obligations, in the manner and to the extent required to allocate liabilities in an equitable manner among the Borrowers on the basis of the relative benefits received by the Borrowers. If and to the extent that a Funding Borrower makes any payment to any Lender or any other Person in respect of the Obligations, any claim which said Funding Borrower may have against the other Borrowers by reason thereof shall be subject and subordinate to the prior Cash payment in full of the Obligations. The parties hereto acknowledge that the right to contribution hereunder shall constitute an asset of the party to which such contribution is owing. Notwithstanding any of the foregoing to the contrary, such contribution arrangements shall not limit in any manner the joint and several nature of the Obligations, limit, release or otherwise impair any rights of any Agent or any Lender under the Financing Documents, or alter, limit or impair the obligation of each Borrower, which is absolute and unconditional and joint and several with the other Borrowers, to repay the Obligations. The obligation of any Borrower to make any contribution to another Borrower under this Section 2.14(b) shall be deemed an expense of administration of such Borrower arising under Section 503(b) of the Bankruptcy Code and shall be junior in priority to all Obligations of such Borrower and of the Borrowers under the Financing Documents.

                             ARTICLE 3. Conditions

          Section 3.01   Effectiveness of this Agreement; Closing. This
                         ----------------------------------------
Agreement will become effective, and the Closing will occur, when (i) the Agents shall have received the following documents, each dated the Closing Date unless otherwise indicated, and (ii) the other conditions specified below shall have been satisfied or waived in accordance with the terms hereof:

          (a) with respect to each party listed on the signature pages hereof, either a counterpart of this Agreement signed by such party or facsimile or other written confirmation satisfactory to the Administrative Agent that such party has signed a counterpart hereof;

          (b) a duly executed Tranche A Note and a duly executed Tranche B Note complying with the provisions of Section 2.03 payable to each Lender;

          (c) a counterpart of the Security Agreement, signed by each of the Borrowers, together with (to the extent not previously delivered to Collateral Agent in its capacity as collateral agent under the Existing Credit Facilities) certificates evidencing all the certificated Equity Interests listed in Schedule 3 hereto and signed stock powers or other
                         ----------
     appropriate instruments of transfer relating thereto;

          (d) all signed UCC financing statements requested by the Collateral Agent to perfect its security interests in the Collateral;

          (e) to the extent received by the Collateral Agent on or prior to the Closing Date, the results of Lien and tax and judgment Lien searches with respect to the personal, mixed and real properties of the Borrowers in the jurisdictions and with the scope requested by the Collateral Agent, which results shall be satisfactory to the Collateral Agent;

          (f) written wire transfer instructions signed by MHG on behalf of the Borrowers and in form and substance satisfactory to the Administrative Agent for application of the proceeds of the initial Borrowing hereunder on the date of initial Borrowing, including providing for the payment on the date of initial Borrowing of (1) all fees, expenses and other amounts payable by the Borrowers on or before such date to the Agents, Co-Arrangers and the Lenders in connection with this Agreement, and (2) all fees and expenses of each counsel and advisor to the Agents, the Lenders and the Existing Lenders in connection with this Agreement, the Existing Credit Facilities, the Existing Notes and the transactions contemplated thereby (including without limitation O'Melveny & Myers LLP, counsel to the Agents, Lenders and Existing Lenders, Buchanan Ingersoll, P.C., special counsel to the Administrative Agent and the administrative agent under the Existing Credit Facilities, Kennedy Covington Lobdell & Hickman, L.L.P., special counsel to the Syndication Agent and the syndication agent under the Existing Credit Facilities, Houlihan Lokey Howard & Zukin and Care Consulting, L.L.C.), incurred and invoiced but not yet paid through the Petition Date;

          (g) an opinion of Powell, Goldstein, Frazer & Murphy LLP, special counsel for the Borrowers, substantially in the form of Exhibit H hereto
                                                             ---------
     (and Borrowers hereby request such counsel to deliver such opinions to Lenders);

          (h) all approvals, consents and other actions by or in respect of, or filings with, any governmental body, agency, official, authority or other Person (including stockholders) required in connection with the transactions contemplated by the Financing Documents shall have been obtained, taken or made (except for any such approvals, consents, actions or filings with any Person (other than any governmental body, agency, official or authority) (1) as to which the failure to have obtained, taken or made them is not, in the aggregate, material or (2) which have been rendered unnecessary, in the reasonable judgment of the Agents, due to the entry of the Interim Borrowing Order);

          (i) the Interim Borrowing Order (or if there is no Interim Borrowing Order, the Borrowing Order) shall have been entered by the Court;

          (j) no pleading, application or objection sought by any party in interest (including any Existing Lender) shall have been filed with and granted by the Court (or shall have been filed with the Court by or on behalf of an official committee of creditors) which has not been withdrawn, stayed, dismissed or denied seeking (i) to dismiss or convert any of the Chapter 11 Cases to cases under Chapter 7 of the Bankruptcy Code, (ii) the appointment of a Chapter 11 trustee in any of the Chapter 11 Cases or of a trustee of any Borrower under Chapter 7, (iii) the appointment of an examiner (with expanded powers beyond those set forth in Sections 1106(a)(3) and (4) of the Bankruptcy Code) for any Borrower under Section 1106(b) of the Bankruptcy Code, (iv) the granting of an administrative expense or priority claim or a Lien in either case pari passu or senior to that of the Collateral Agent granted pursuant to the Collateral Documents, the Interim Borrowing Order and the Borrowing Order, other than the Carve-Out, (v) to stay, reverse, vacate, or otherwise modify the Interim Borrowing Order or the Borrowing Order without the prior written consent of the Agents and Required Lenders, or (vi) relief from the automatic stay (or any other injunction having similar effect) so as to allow a third party to proceed against any property or assets of the Borrowers deemed material by the Agents;

          (k) all First Day Orders shall be in form and substance satisfactory to the Agents, and the Agents shall have received copies of all orders, if any, entered by the United States Bankruptcy Court in the bankruptcy cases of MPAN as a result of motions and applications filed by the relevant debtors with such court on the relevant petition date;

          (l) since the date of the Most Recent Audited Financial Statements, no Material Adverse Effect (in the sole opinion of Required Lenders) shall have occurred;

          (m) the Agents shall have received, in form and substance satisfactory to the Agents, a certificate from an appropriate officer of each of the Credit Parties (i) attaching copies of the Organizational Documents of such Credit Party and copies of resolutions or consents of the board of directors of such Credit Party or of its applicable partner or member authorizing the applicable Financing Documents, the Chapter 11 Cases and the other transactions contemplated hereby, and (ii) certifying (A) that such copies are true, correct and complete copies thereof and that such resolutions and Organizational Documents are in full force and effect as of the Closing Date and have been duly adopted in accordance with the Organizational Documents of such Credit Party, and (B) as to the signatures and incumbency of the Persons executing Financing Documents on behalf of such Credit Party;

          (n) the Agents shall have received copies of all Management and Service Agreements, including all employment agreements (if any) with the administrator, facility director, and director of nursing for each Healthcare Facility, which shall be (i) in form and substance satisfactory to the Agents and (ii) certified as true, correct and complete and in full force and effect as of the Closing Date by an appropriate officer of the Credit Parties;

          (o) the Lenders shall have received (i) unaudited consolidated financial statements of MHG and its Consolidated Subsidiaries for the nine-month period ended September 30, 1999 and the one-month period ended October 31, 1999, consisting of consolidated balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Year, which unaudited financial statements shall be in form and substance satisfactory to the Agents and Lenders and shall be certified by a Financial Officer of MHG that they fairly present the financial condition of MHG and its Consolidated Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, and (ii) drafts of the audited consolidated balance sheet of Mariner Post-Acute Network, Inc. and its Subsidiaries for the fiscal year ended September 30, 1999 and the related audited consolidated statements of income, stockholders' equity and cash flows of Mariner Post-Acute Network, Inc. and its Subsidiaries for such fiscal year, in reasonable detail and certified by a financial officer of MPAN that they fairly present the financial condition of Mariner Post-Acute Network, Inc. and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated;

          (p) the Lenders shall have received (i) a detailed written description of all outstanding claims asserted by, and disputes with, the United States with respect to Medicare and/or under the False Claims Act or with any State or with any fiscal intermediary or agent for any of the foregoing, in any such case involving or against any of the MHG Companies and their Subsidiaries, and the amounts involved or claimed, (ii) a copy of the Settlement Letter, which Settlement Letter shall be in full force and effect, with no modifications thereto, and (iii) a copy of the HHS Stipulation, which shall be duly executed by all parties purported to be bound thereby;

          (q) the Agents shall have received a written instrument, in form and substance satisfactory to the Agents, executed by MPAN for the benefit of the Agents and Lenders (i) evidencing MPAN's acknowledgment of and agreement to the provisions of Sections 5.13 and 7.07 and (ii) undertaking to comply with the obligations of the Borrowers and MPAN set forth in such Sections;

          (r) the Agents shall have received (i) the Cash Budget and (ii) the Year 2000 DIP Budget, in each case in form and substance satisfactory to the Agents;

          (s) the LC Issuing Bank shall have received a counterpart to the LC Issuing Bank Fee Letter, signed by each of the Borrowers;

          (t) the Agents shall have received the Credit and Collection Policy, in form and substance satisfactory to the Agents;

          (u) the Agents shall have received a schedule of actions, suits or proceedings pending or threatened against the Borrowers as of the Closing Date, which schedule shall be in form and substance satisfactory to the Agents; and

          (v) the Agents shall have received all other documents that any Agent may reasonably request relating to the existence of the MHG Companies, the corporate or other authority for and the validity of the Financing Documents, the creation and perfection of the Liens contemplated by the Collateral Documents and any other matters relevant thereto, all in form and substance satisfactory to the Agents.

Promptly after the Closing occurs, the Agents shall notify the Borrowers and the Lenders thereof, and such notice shall be conclusive and binding on all parties hereto.

          Section 3.02   Credit Events. The obligations (i) of each Lender to
                         -------------
make a Loan on the occasion of each Borrowing, (ii) of an LC Issuing Bank to sell and of each Lender to purchase each participation in a Letter of Credit as and when provided in Section 2.05, and (iii) of each LC Issuing Bank to extend (or allow the extension of) the expiry date of a Letter of Credit issued by it hereunder as and when provided in Section 2.05 are each subject to the satisfaction (or waiver in accordance with the terms hereof) of the following conditions:

               (a) the fact that the Closing Date shall have occurred;

               (b) receipt by the Administrative Agent of notice of the relevant Credit Event as required by Section 2.02 or 2.05(c), as the case may be;

               (c) the fact that, immediately before and after such Credit Event, no Default shall have occurred and be continuing;

               (d) the fact that each of the representations and warranties made by any of the Borrowers in or pursuant to any Financing Document to which it is a party shall be true on and as of the date of such Credit Event as if made on and as of such date, unless such representation or warranty was expressly made solely as of an earlier date, in which case such representation or warranty was true and correct on such earlier date;

               (e) no order, judgment or decree of any court (including, without limitation, the Court), arbitrator or governmental authority shall purport to enjoin or restrain such Lender from making any such Loan or extending or issuing any such Letter of Credit on the date of such Credit Event;

               (f) immediately after giving effect to such Credit Event, the limitations on borrowing set forth in Section 2.01(c) shall have been complied with;

               (g) the making of the Loans requested in connection with any such Borrowing shall not violate any law including Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System;

               (h) no pleading, application or objection sought by any party in interest (including any Existing Lender) shall have been filed with and granted by the Court (or shall have been filed with the Court by or on behalf of an official committee of creditors) which has not been withdrawn, stayed, dismissed or denied seeking (i) to dismiss or convert any of the Chapter 11 Cases to cases under Chapter 7 of the Bankruptcy Code, (ii) the appointment of a Chapter 11 trustee in any of the Chapter 11 Cases or of a trustee of any Borrower under Chapter 7, (iii) the appointment of an examiner (with expanded powers beyond those set forth in Sections 1106(a)(3) and (4) of the Bankruptcy Code) for any Borrower under Section 1106(b) of the Bankruptcy Code, (iv) the granting of an administrative expense or priority claim or a Lien in either case pari passu or senior to that of the Collateral Agent granted pursuant to the Collateral Documents, the Interim Borrowing Order and the Borrowing Order, other than the Carve-Out, (v) to stay, reverse, vacate, or otherwise modify the Interim Borrowing Order or the Borrowing Order, as the case may be, without the prior written consent of the Agents and Required Lenders, or
     (vi) relief from the automatic stay (or any other injunction having similar effect) so as to allow a third party to proceed against any property or assets of the Borrowers having an aggregate value in excess of $500,000;

               (i) there shall not be pending or, to the knowledge of any Executive Officer of the Borrowers, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting any MHG Company that would be required to be, but has not been, disclosed by the Borrowers in writing pursuant to Section 4.06 or 5.01(h) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration whether or not required to be so disclosed, that, in either event, in the opinion of Required Lenders, in any manner questions the validity of any Financing Document or could be expected to have a Material Adverse Effect or in which there is a reasonable possibility of an adverse decision that could be expected to have a Material Adverse Effect seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder; and

               (j) The Interim Borrowing Order and/or the Borrowing Order, as the case may be, shall be Final Orders.

          Each Credit Event under this Agreement shall be deemed to be a representation and warranty by the Borrowers on the date of such Credit Event that all of the conditions set forth in this Section 3.02 have been satisfied and that each certification contained in the relevant Notice of Borrowing or LC Request, as the case may be, is true, correct and complete on the date of such Credit Event.

                   ARTICLE 4. Representations and Warranties

    Each of the Borrowers represents and warrants to the Lender Parties that:

          Section 4.01   Corporate Existence and Power.   Each MHG Company is a
                         -----------------------------
corporation, limited liability company or partnership duly incorporated, organized or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and, subject to compliance with any applicable provisions of the Bankruptcy Code, has all corporate or other powers and all material Governmental Approvals (including without limitation those required by Medicaid Regulations and Medicare Regulations) required to carry on its business as now conducted and as proposed to be conducted, except for such Governmental Approvals the failure of which to have in the aggregate could not be expected to have a Material Adverse Effect. Each Borrower is in compliance with its Organizational Documents and all orders of the Court.

          Section 4.02   Corporate and Governmental Authorization; No
                         --------------------------------------------
Contravention. The execution and delivery by each MHG Company of the Financing
-------------
Documents to which it is a party, its performance of its obligations thereunder and, with respect to each of the Borrowers, the issuance and payment of the Notes are within its corporate, partnership or limited liability company or other powers, have been duly authorized by all necessary corporate, partnership, limited liability company or other action, require no action by or in respect of, or filing with, any governmental body, agency or official (except for the Court and such as shall have been made at or before the time required by the Financing Documents and shall be in full force and effect on and after the date when made to the extent required by the Financing Documents) and do not contravene or violate any Applicable Laws (including an applicable order of the Court) or any provision of its Organizational Documents, or contravene or constitute a default under any agreement or other instrument binding upon it (which contravention or default, in the case of such instruments or agreements, would give rise to rights enforceable on a post-Petition Date basis) or result in or require the imposition of any Lien (other than the Liens created by the Collateral Documents) on any of its assets.

          Section 4.03   Binding Effect.  This Agreement constitutes a valid and
                         --------------
binding agreement of the Borrowers, and the other Financing Documents, when executed and delivered as contemplated by this Agreement, will constitute valid and binding obligations of each MHG Company that is a party thereto, in each case enforceable in accordance with its terms, except as limited by general principles of equity.

          Section 4.04   Security Interests. On the Closing Date, the Collateral
                         ------------------
Documents will create valid Security Interests in the Collateral to the extent set forth therein. At all times after the Closing, the Collateral Documents, in conjunction with the entry of the Interim Borrowing Order and/or the Borrowing Order, will create valid and perfected Security Interests in the Collateral of the Borrowers from time to time covered or purportedly covered thereby. Such Security Interests will be prior to all other Liens (except as set forth in the Interim Borrowing Order and the Borrowing Order) on such Collateral until the applicable Security Interest is released pursuant to Section 18 of the Security Agreement.

          Section 4.05   Financial Information.
                         ---------------------

          (a) The Most Recent Audited Financial Statements, reported on by Ernst & Young, LLP, fairly present in all material respects, in conformity with GAAP, the consolidated financial position of MHG and its Consolidated Subsidiaries as of December 31, 1998 and their consolidated results of operations and cash flows for the twelve-month period ending as of such date.

          (b) The unaudited consolidated balance sheets of MHG and its Consolidated Subsidiaries as of September 30, 1999 and October 31, 1999 and the related unaudited consolidated statements of operations, cash flows and shareholders' equity for the nine-month period and one-month period then ended, respectively, as delivered to the Lenders on or prior to the Closing Date, fairly present in all material respects, in conformity with GAAP, the consolidated financial position of MHG and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods, subject to audit and normal year-end adjustments.

          (c) Since the date of the Most Recent Audited Financial Statements, no event has occurred and no condition has come into existence which has had, or is likely to have, a Material Adverse Effect.

          Section 4.06   Litigation. Except as disclosed in the schedule
                         ----------
delivered on or prior to the Closing Date pursuant to Section 3.01(u) or pursuant to Section 5.01(h), there is no action, suit or proceeding pending against, or to the knowledge of any Executive Officer of the Borrowers threatened against or affecting, any MHG Company before any court or arbitrator or any governmental body, agency or official (i) in which there is a reasonable possibility of an adverse decision that could be expected to have a Material Adverse Effect or (ii) which in any manner questions the validity of any Financing Document.

          Section 4.07   Compliance with ERISA. Each member of the ERISA Group
                         ---------------------
has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or made any amendment to any Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

          Section 4.08   Taxes.  The MHG Companies have filed all United States
                         -----
federal income tax returns that are required to be filed by them (or have filed appropriate extensions for filing such tax returns) and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except (i) such taxes, if any, as are being contested in good faith and as to which reserves have been provided and (ii) taxes the liability for which does not exceed, in the aggregate, $50,000. The charges, accruals and reserves on the books of the MHG Companies in respect of taxes or other similar governmental charges are, in the opinion of MHG, adequate.

          Section 4.09   Compliance with Laws.  (a)  The MHG Companies are in
                         --------------------
compliance in all material respects with all Applicable Laws (including without limitation Medicaid Regulations and Medicare Regulations), other than such laws, rules or regulations (i) the validity or applicability of which the relevant MHG Company is contesting in good faith or (ii) the failure to comply with which could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b)  As of the date hereof Schedule 9 hereto lists the following
                                     ----------
contracts relating to the business operations of the MHG Companies: (i) all employee benefit plans, employment agreements where the compensation paid by any MHG Company exceeds $250,000 in any fiscal year, collective bargaining agreements and labor contracts (the "Labor Contracts"), (ii) all written provider or similar agreements (the "Provider Agreements") pursuant to which the MHG Companies have received or may claim any entitlement to receive reimbursement from or as a result of (1) Medicaid, Medicare or Blue Cross programs, or (2) any other public or private reimbursement programs where the payments received by any MHG Company exceeded or are expected to exceed $6,000,000 in the current fiscal year; (iii) all leases of real property where the payments made by any MHG Company in the current fiscal year exceed or are expected to exceed $250,000, (iv) any contract or series of contracts with the same person for the furnishing or purchase of machinery, equipment, goods or services, where the payments made by any MHG Company exceeded or are expected to exceed $1,000,000 in the aggregate in the current fiscal year; (v) all management contracts pursuant to which any MHG Company provides management services to any other person where the payments received or expected to be received by any MHG Company exceed $500,000 in the current fiscal year, and all other Management and Service Agreements; and (vi) all material contracts filed as exhibits to any report filed by MHG with the SEC during the past twelve months. All contracts listed on Schedule 9 and any Provider Agreements which
                                ----------
provide for annual payments in excess of $6,000,000 which are not listed on
Schedule 9 are valid, binding and enforceable upon each of the parties thereto
----------
in accordance with their respective terms and there is no default thereunder. There are no patient care agreements with patients or any other person or organization which deviate in such a material respect from the standard patient care forms used by the MHG Companies.

          (c)  As of the date hereof, Schedule 12 hereto sets forth an accurate
                                      -----------
description of all of the Healthcare Facilities (including without limitation all of the Nursing Home Facilities) together with a list of their location and a general description of the services provided by each such Healthcare Facility. Except as set forth on Schedule 9, each MHG Company has all material
                       ----------
accreditations, authorizations, approvals, certificates of need, consents, agreements, licenses, permits and qualifications (collectively, "Approvals") required for them to (i) construct, acquire, own, manage, lease and/or operate their facilities and services, and (ii) receive payment and reimbursement from any patient or third party payor. The MHG Companies have all other material Approvals required for the lawful operation of their businesses. All material Approvals of each MHG Company are in full force and effect and have not been amended or otherwise modified (except for modifications which would not have a material adverse effect upon any MHG Company) rescinded, revoked or assigned, and no notice has been received of any violation of Applicable Laws or any refusal to renew any Approval which could reasonably be expected to cause any of such Approvals to be modified, rescinded or revoked (except for modifications, rescissions or revocations which could not reasonably be expected have a Material Adverse Effect). No MHG Company knows of any reason why any of them will not be able to maintain all material Approvals necessary or appropriate to construct, own, lease, manage and operate all of their facilities and to otherwise conduct their businesses as now conducted and presently proposed to be conducted. There are no deficiencies to the conditions for participation by any MHG Company in any Medicare, Medicaid, Veterans Administration or other reimbursement programs which would preclude such participation.

          Section 4.10   No Regulatory Restrictions on Borrowing. No MHG Company
                         ---------------------------------------
is (i) an "investment company", within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended or (iii) otherwise subject to any regulatory scheme (other than the Bankruptcy Code) which restricts its ability to incur Debt hereunder.

          Section 4.11   Environmental Matters.
                         ---------------------

          (a) From time to time after the Closing, MHG will review the effect of Environmental Laws on the business, operations and properties of the MHG Companies, in the course of which reviews it will identify and evaluate associated liabilities and costs. On the basis of such reviews, MHG has reasonably concluded that the foregoing associated liabilities and costs are unlikely to have a Material Adverse Effect.

          (b) Except to the extent that the Environmental Liabilities of the MHG Companies that relate to or could result from the matters referred to in this
Section 4.11(b) would not exceed $1,000,000 for any one occurrence, no material notice, notification, demand, request for information, citation, summons, complaint or order with respect to Hazardous Substances or any violation of Environmental Laws is in existence or, to the knowledge of MHG, proposed, threatened or anticipated with respect to or in connection with the operation of any properties to be owned, leased or operated after the Closing Date by any MHG Company.

          Section 4.12   Full Disclosure. All information heretofore furnished
                         ---------------
in writing by any MHG Company to any Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby was, and all such information hereafter furnished in writing by the MHG Companies to any Agent or Lender will be, true and accurate in every material respect or based on reasonable estimates on the date as of which such information is or was stated or certified. MHG has disclosed to the Lenders in writing any and all facts which are known to it and which have had or could be expected to have a Material Adverse Effect.

          Section 4.13   Information as to Equity Interests and Instruments
                         --------------------------------------------------
Owned by MHG Companies. Schedule 3 hereto sets forth a correct and complete list
----------------------- ----------
of each Subsidiary of MHG, its outstanding Equity Interests, the owner thereof and the percentage thereof owned by such owner. Neither MHG nor any of its Subsidiaries owns any interest in any Subsidiary which is not a Borrower (other than the Excluded Subsidiaries). Except for the notes specified on Schedule 1 to the Security Agreement, no Debt (including Permitted Intercompany Debt) owed to any Grantor is evidenced by an instrument (as such term is defined in the UCC) that is not held in a Concentration Account or pledged to the Collateral Agent as part of the Collateral.

          Section 4.14   Representations in Other Financing Documents.  The
                         --------------------------------------------
representations of each Grantor in Section 2 of the Security Agreement are true and correct in all material respects.

          Section 4.15   Year 2000 Compliance. The MHG Companies have completed
                         --------------------
all remediation and upgrades of their respective computer hardware and software, information systems and devices incorporating embedded chips so that all such systems, equipment and applications (including those of its suppliers and vendors) that are material to any MHG Company's businesses and operations will be able to perform properly date-sensitive functions for all dates before and after January 1, 2000.

          Section 4.16   Margin Stock. The Borrowers do not, as of the date
                         ------------
hereof, expect that the MHG Companies will acquire any Margin Stock in the future. Even if they do, Margin Stock will not at any time represent more than 25% of the value (as determined by any reasonable method) of the assets subject to any provision of the Financing Documents that restricts the right or ability of the MHG Companies to sell, pledge or otherwise dispose of Margin Stock owned by them or requires a prepayment of Loans upon the exercise of any such right.

          Section 4.17   Representations Concerning Cash Management System;
                         --------------------------------------------------
Credit and Collection Policy. The summaries of the Cash Management System set
----------------------------
forth in Schedule 10 and the Credit and Collection Policy are accurate and
         -----------
complete in all material respects as of the Closing Date and do not omit to state any material fact necessary to make the statements set forth therein not misleading. No Borrower owns any Deposit Account (other than Patient Trust Accounts) which is not subject to the liens granted under the Security Agreement. There has been no material change to the Cash Management System or Credit and Collection Policy since the Closing Date except such changes as have been disclosed to and approved by the Agents in writing.

          Section 4.18   Prepetition Indebtedness. All Prepetition Indebtedness
                         ------------------------
as of the Petition Date, including, without limitation, the Debt under the Existing Credit Facilities and the Existing Notes, is set forth on Schedule 6
                                                                   ----------
hereto. All such amounts in respect of the Existing Credit Facilities are absolute, due and owing as of the Closing Date and are not subject to any defense, setoff, counterclaim, or reduction of any kind.

          Section 4.19   Chapter 11 Cases. The Chapter 11 Cases were commenced
                         ----------------
on the Petition Date in accordance with Applicable Law and proper notice thereof has been given to third-party health insurers and creditors to the extent required by Applicable Law. The Borrowers constitute all debtors and debtors-in-possession subject to the Chapter 11 Cases.

          Section 4.20   Cash Budget; Year 2000 DIP Budget. The Borrowers have,
                         ---------------------------------
in connection with the preparation of the Cash Budget and the Year 2000 DIP Budget, made all investigations and inquiries as the Borrowers deem necessary and prudent therefor. A summary of the significant assumptions upon which the Cash Budget and the Year 2000 DIP Budget are based are stated therein. The projections and financial information contained in the Cash Budget and the Year 2000 DIP Budget are based upon good faith estimates and assumptions believed by the Borrowers to be reasonable at the time made, it being recognized by the Lender Parties that such financial information as it relates to future performance is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

          Section 4.21   Liens. As of the Closing Date, the Liens created in
                         -----
favor of the Existing Lenders under the Existing Credit Facilities in accounts receivable of the Borrowers are not subject to defenses, claims of set-off or recoupment or consensual encumbrances or Liens of any kind except for the Liens described on Schedule 13 hereto with respect to the Healthcare Facilities
             -----------
described thereon. As of the Closing Date, (a) the Borrowers have no knowledge of any adverse interests (except for the Liens described on such Schedule and the Liens created in favor of the Existing Lenders under the Existing Credit Facilities) with respect to such accounts receivable, and (b) the

Borrowers (1) have not created or suffered to exist any Liens on their respective property other than as set forth on Schedule 7 hereto and Permitted
                                               ----------
Encumbrances and (2) are not subject to any unpaid judgments in excess of $1,000,000 in the aggregate.

          Section 4.22   Government Claims. As of the date hereof, all cost
                         -----------------
reports of the MHG Companies and their Subsidiaries have been audited for all periods ending on or prior to December 31, 1996.

          Section 4.23   Management Employees. Each Person serving as (or
                         --------------------
performing the functions of) a facility administrator or director of nursing for any of the Healthcare Facilities (any such Person serving in such capacity as of any date of determination being referred to herein as a "Management Employee") is an employee of an MHG Company and performs such services exclusively for and/or on behalf of such MHG Company and accepts no compensation for employment from any Person other than an MHG Company and other than as set forth on
Schedule 4 hereto. Each Management Employee as of the Closing Date and the MHG
----------
Company which employs such Person on the Closing Date are set forth on Schedule
                                                                       --------
15 annexed hereto. To the best of the Borrowers' knowledge after due inquiry,
--
during the 90-day period preceding the Closing Date no Person who was a Management Employee during such period became an employee of or rendered services of a similar nature to MPAN.

                       ARTICLE 5. Affirmative Covenants

          Each of the Borrowers agrees that, so long as any Lender has any Credit Exposure hereunder or any Obligation remains unpaid:

          Section 5.01   Information. MHG and the other Borrowers will maintain
                         -----------
(i) a system of accounting (including complete and accurate records of all intercompany accounts) established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP and preparation of the other statements and reports required under Sections 5.01(a), (b) and (c), and (ii) separate books and records (including but not limited to separate financial and accounting records, patient information, personnel information and census information) for each Healthcare Facility, which books and records, together with any applicable computer programs and computer materials, shall be at all times owned by (or, in the case of computer programs, licensed to) the relevant Healthcare Facility and copies of which shall be kept at the relevant Healthcare Facility to the extent consistent with practices of the Borrowers in effect on the Petition Date. MHG will deliver the following information to the Administrative Agent (with copies thereof for each Lender) and, promptly upon receipt thereof, the Administrative Agent will deliver a copy thereof to each Lender (provided that the items described in Sections 5.01(a), (b), (c), (d), (j), (q), (r) and (s) shall be delivered by MHG directly to the Administrative Agent and each Lender, and not solely to the Administrative Agent):

          (a) (i) as soon as available and in any event not later than 5:00 p.m. (Eastern Time) on the 15/th/ day of each calendar month commencing February 15, 2000, consolidated cash flow reports for MHG and its Consolidated Subsidiaries, consistent with the Cash Budget and otherwise substantially in the form and scope of the Cash Budget reflecting on a line-item basis cash receipts and disbursements for the Borrowers for the preceding four weeks, and (ii) on a monthly basis after the Closing Date, as soon as available and in any event not later than 5:00 p.m. (Eastern Time) on the monthly due date for such information set forth below in each case for the month preceding such due date (A) a detailed inpatient income statement and (B) a detailed income statement for each Healthcare Facility, all of the foregoing to be satisfactory in form and substance to Administrative Agent:

            -------------------------------------------------------------
              Information                              Monthly Due Date
              -----------                              ----------------
            -------------------------------------------------------------
              Inpatient income statement                    25/th/

            -------------------------------------------------------------
              Healthcare Facility income statement          25/th/

            -------------------------------------------------------------

          (b) as soon as available and in any event no later than the forty-fifth (45/th/) day after the end of each month for the first two calendar months ending after the Closing Date and the thirtieth (30/th/) day after the end of each month ending thereafter, (i) an unaudited condensed consolidated balance sheet of MHG and its Consolidated Subsidiaries and the related condensed consolidated statements of operations for such month, and for the portion of the Fiscal Year ended at the end of such month, and of cash flows for the portion of the Fiscal Year ended at the end of such month, setting forth in each case in comparative form the unaudited consolidated statements of operations and cash flows (to the extent available) for the corresponding month and the corresponding portion of the previous Fiscal Year, all prepared in accordance GAAP, (ii) a calculation of the Net Amount of Eligible Accounts as of the end of the preceding month, and (iii) a certificate (subject to normal year-end adjustments) of the Financial Officer as to the fairness of presentation and consistency of such financial statements;

          (c) as soon as available and in any event within 90 days after the end of each Fiscal Year (including the Fiscal Year ended December 31, 1999), (i) the consolidated balance sheet of MHG and its Consolidated Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of MHG and its Consolidated Subsidiaries for such Fiscal Year, all in reasonable detail and certified by a Financial Officer of MHG that they fairly present the financial condition of MHG and its Consolidated Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated and (ii) a report thereon of Ernst & Young, LLP or other nationally recognized firm of independent public accountants, which report shall state that such consolidated financial statements fairly present the consolidated financial position of MHG and its Consolidated Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

          (d) simultaneously with the delivery of each set of financial statements referred to in Section 5.01(b) and (c), a certificate of a Financial Officer of MHG, substantially in the form of

Exhibit G hereto, (i) setting forth in reasonable detail such calculations as
---------
are required to establish whether the Borrowers were in compliance with the requirements of Article 6 on the date of such financial statements, (ii) stating whether, to the knowledge of such Financial Officer, any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action that MHG is taking or proposes to take with respect thereto, (iii) stating whether, since the date of the Most Recent Audited Financial Statements, an event has occurred or condition arisen which has had a Material Adverse Effect which is not reflected in the financial statements delivered simultaneously therewith and, if so, the nature of such Material Adverse Effect, and (iv) stating whether, since the date of the Most Recent Audited Financial Statements, there has been a change in the GAAP applied in preparing the financial statements then being delivered from those applied in preparing the Most Recent Audited Financial Statements which is material to the financial statements then being delivered;

          (e) within two Business Days after any Executive Officer or a Financial Officer of MHG obtains knowledge of any Default, if such Default is then continuing, a certificate of a Financial Officer or Executive Officer setting forth the details thereof and the action that the Borrowers are taking or propose to take with respect thereto;

          (f) within two Business Days after any Executive Officer or a Financial Officer of MHG obtains knowledge of any failure by a MHG Company to comply with the provisions (enforceable or actionable on a post-Petition Date basis) of any third party lease or mortgage and such failure could be expected to result in an Event of Default or Material Adverse Effect, if such failure is then continuing, a certificate of a Financial Officer or Executive Officer setting forth the details thereof and the action that such MHG Company is taking or proposes to take with respect thereto;

          (g) promptly after any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the Financial Officer setting forth details as to such occurrence and the action, if any, which the Borrowers or the applicable member of the ERISA Group is required or proposes to take;

          (h) as soon as reasonably practicable after any Executive Officer obtains knowledge of the commencement of an action, suit or proceeding against any MHG Company before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect or which in any manner questions the validity of any Financing Document, a certificate of the Financial Officer setting forth the nature of such action, suit or proceeding and such additional information as may be reasonably requested by any Lender through the Administrative Agent;

          (i) promptly upon MHG's receipt from its independent public accountants of any management letter which indicates a material weakness in the reporting practices of any MHG Company, a description of such material weakness and any action being taken with respect thereto;

          (j) promptly upon their becoming available, copies of all press releases and other statements made available generally by any MHG Company to the public concerning material developments in its business;

          (k) promptly after the same is completed and prior to the filing thereof, all pleadings, motions, applications, judicial information, financial information and other documents (with a copy to counsel to the Administrative Agent) proposed to be filed by or on behalf of the Borrowers with the Court or the United States Trustee in the Chapter 11 Cases or distributed by or on behalf of Borrowers to any official committee appointed in the Chapter 11 Cases; and without limiting the generality of the foregoing, the Borrowers shall promptly deliver to, and discuss with, the Administrative Agent and its counsel any and all information and developments in connection with any event or condition which is likely to have a material effect on the Borrowers or the Chapter 11 Cases, including, without limitation, the progress of any disclosure statement or any proposed Chapter 11 plan of reorganization, except where such information is protected as attorney work product or is attorney-client privileged;

          (l) no later than 5:00 p.m. (Eastern Time) of the second Business Day of each month following the Closing Date, (i) a status report indicating (x) any Healthcare Facilities which are subject to terminated Medicare or Medicaid contracts, "fast track" 23-day termination of Medicare or Medicaid contracts or denial of payment for new Medicare or Medicaid admissions or are subject to or under involuntary receivership or involuntary management and (y) any admissions hold or current civil money penalties in excess of $2,000 per day or are operating under involuntary receivership or involuntary management, in substantially the form of Exhibit L hereto (a "Healthcare Status Report", and
                          ---------
any of the foregoing events required to be disclosed thereon being a "Reporting Event") and (ii) a report indicating (x) any Asset Sales, the dates of such sales, the gross proceeds and Net Cash Proceeds received from each such sale and any Asset Sales which are being negotiated or are otherwise pending on the date of such report and (y) any properties subject to a Casualty Event or a Condemnation Event, the amount of any Casualty Proceeds from any Casualty Event received by the Borrowers, and the date of receipt thereof;

          (m) within two Business Days after any Executive Officer or a Financial Officer of MHG obtains knowledge of a change in status with respect to any Reporting Event (other than current civil money penalties) or any Healthcare Facility becoming subject to an additional

Reporting Event (other than a current civil money penalty), written notice thereof setting forth the nature of such Reporting Event and what action the Borrowers have taken, are taking or propose to take with respect thereto;

          (n) with reasonable notice and upon the reasonable request of any Lender from time to time, each MHG Company shall make available for inspection by such Lender at the chief executive office or the Houston, Texas office of MHG, promptly after the same is available or received, (a) copies of each cost report or interim cost report filed by any Borrower with Medicare, Medicaid or any other third party payor or any summaries thereof prepared by any Borrower and a copy, when received, of any response to such reports by the recipient thereof; (b) copies of any and all statements, audits, studies or reports submitted by or on behalf of any Borrower to any Governmental Authority or any nationally-recognized accreditation association or commission; (c) copies of any and all audits, studies, or reports prepared by any Governmental Authority or nationally recognized accreditation association or commission relating specifically to the business or operations of any Borrower; and (d) any claims by any Governmental Authority for Medicaid/Medicare overpayments or under the False Claims Act, in each case except to the extent that making such items or information available for such inspection is prohibited by Applicable Laws (notwithstanding the above, neither the Agents, the Lenders nor any of their respective advisors shall be given access to any attorney work product, or any attorney-client privileged communication);

          (o) promptly upon any Person becoming or ceasing to be a Subsidiary of MHG, an update to Schedule 3 hereto setting forth the information described in
                  ----------
Section 4.13 with respect to each Subsidiary of MHG (it being understood that nothing in this Section 5.01(o) shall be deemed to permit or authorize the creation, dissolution, liquidation or acquisition of a Subsidiary of MHG not otherwise permitted under this Agreement);

          (p) from time to time such additional information regarding the financial position, results of operations or business of any MHG Company or the Chapter 11 Cases or such other matters relating to any MHG Company as any Lender may reasonably request through the Administrative Agent;

          (q) promptly after the same is available but in no event later than 5:00 p.m. (Eastern time) (i) on the fifteenth day of every calendar month commencing February 15, 2000, (ii) five Business Days after a Financial Officer of MHG has delivered a statement pursuant to Section 5.01(r)(ii)(B) indicating that the Borrowers believe that the projections and financial information set forth in the Cash Budget do not represent reasonable good faith estimates as of the date of such statement, and (iii) on the fifth Business Day after the end of each week ending after November 30, 2000, a supplement to the Cash Budget setting forth, for the period commencing the week immediately following the date such delivery is required and ending thirteen weeks later (or on the Stated Maturity Date, if earlier), a consolidated cash forecast for the Borrowers in substantially the form of the Cash Budget and in substance satisfactory to Required Lenders;

          (r) as soon as available and in any event not later than 5:00 p.m. (Eastern Time) on the second Business Day of each week after the Closing Date,
(i) a report setting forth the weekly
average census (the "Nursing Home Census") in each Nursing Home Facility (other than any Managed Facilities) and the Nursing Home Occupancy (all such calculations to be made in a manner consistent with MHG's historical practices in compiling and reporting such data), and (ii) a report setting forth cumulative net cash flow of the Borrowers for the preceding week, together with a statement of a Financial Officer of MHG as to (A) whether the "Cash Receipts" amount set forth in such report varies adversely from the amount of the corresponding "Cash Receipts" amount set forth in the Cash Budget for the corresponding week by an amount exceeding 20% of such amount set forth in the Cash Budget, and (B) whether the Borrowers believe that the projections and financial information set forth in the Cash Budget with respect to periods following such date represent, as of such date, reasonable good faith estimates and that the estimates and assumptions on which the Cash Budget is based are reasonable as of such date, all of the foregoing to be in form and substance satisfactory to Administrative Agent; and

          (s) promptly after the filing thereof, copies of (i) all pleadings, motions, applications and other documents filed by or on behalf of MPAN with the United States Bankruptcy Court with jurisdiction over MPAN's bankruptcy cases or the United States trustee in such cases and (ii) all pleadings served on the debtors in such cases; provided, however, that in the case of any such pleading, motion or application described in clause (i) which affects any of the MHG Companies, a copy of such filing shall be provided to the Administrative Agent promptly after the same is completed and prior to the filing thereof.

          Section 5.02   Maintenance of Property. Each MHG Company will keep all
                         -----------------------
property useful and necessary in its business in good working order and condition, ordinary wear and tear and casualty excepted. Each MHG Company will maintain all property leased to it and all property operated by it under a management contract as required by the provisions of the applicable lease or management contract.

          Section 5.03   Insurance.
                         ---------

          (a) Each MHG Company will maintain insurance with responsible companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which it operates, including self-insurance consistent with past practice. In addition, each MHG Company will insure all property leased to it and all property operated by it under a management contract as required by the provisions of the applicable lease or management contract.

          (b) If any MHG Company fails to maintain any insurance policy required to be maintained under this Section 5.03, the Collateral Agent shall have the right to maintain such policy or obtain a comparable policy, and in either case pay the premiums therefor. If the Collateral Agent maintains or obtains any such policy and pays the premiums therefor, Borrowers will reimburse the Collateral Agent upon demand for its expenses in connection therewith, including interest thereon for each day at a rate per annum equal to the Default Rate.

          Section 5.04   Compliance with Law. Each MHG Company will comply in
                         -------------------
all material respects with all Applicable Laws (including Medicare Regulations, Medicaid Regulations,

Environmental Laws and ERISA and the rules and regulations thereunder), except where (i) the necessity of compliance therewith is contested in good faith by appropriate measures or proceedings, in which case adequate and reasonable reserves will be established in accordance with GAAP and notice of each such contest relating to Medicare Regulations, Medicaid Regulations, Environmental Regulations and ERISA (other than contests in the ordinary course of business set forth in the form of footnotes to cost reports) shall be given to the Administrative Agent, or (ii) failures to comply therewith could not, in the aggregate, be expected to have a Material Adverse Effect.

          Section 5.05   Maintenance of Existence, Rights, Etc. Each MHG Company
                         -------------------------------------
will preserve, renew and keep in full force and effect its existence and its rights, privileges, licenses and franchises necessary or desirable in the normal conduct of business; provided, however, that MHG Companies may consolidate or merge to the extent permitted under Section 7.03.

          Section 5.06   Use of Proceeds and Letters of Credit.  Subject to the
                         -------------------------------------
provisions of this Section 5.06, the proceeds of all Loans shall be applied in accordance with this Agreement and the Cash Budget. The proceeds of the Loans and the benefits of the Letters of Credit shall be applied to fund working capital requirements and general corporate purposes relating to Borrowers' post-Petition Date operations, all in accordance with, and limited by, those items set forth in the Cash Budget; provided that no portion of the Loans or any cash Collateral or the benefits of the Letters of Credit shall be used, directly or indirectly, to (i) finance or make or support any Restricted Payment except as permitted under Section 7.15; (ii) make or support any payment or prepayment that is prohibited under this Agreement, including any payment or prepayment in respect of Prepetition Indebtedness to the extent prohibited hereunder; (iii) make or support any payment in settlement of any pre-Petition Date claim, action or proceeding, before any court, arbitrator or other governmental body other than as permitted by a First Day Order or Required Lenders; (iv) make or support any payment on behalf or for the benefit of any Excluded Subsidiary (except Investments permitted under Section 7.04(f) and reflected in the Cash Budget) or
(v) make or support any payment in respect of (y) (a) investigating, objecting to, challenging in any manner, or raising any defenses to, the validity, perfection, priority or enforceability of the security interests granted in favor of the Existing Lenders and Lenders pursuant to the Existing Credit Facilities, the Financing Documents or any order of the Court or (b) the enforceability of any of the obligations of any Borrower owing to the Existing Lenders, the agents of the Existing Lenders, the Agents or Lenders under the Existing Credit Facilities or the Financing Documents (although, subject to the Carve-Out, the professionals for an official creditors' committee may be paid (to the extent allowed by the Court) fees and expenses incurred in analyzing such liens or claims under the Existing Credit Facilities in an aggregate amount not to exceed $25,000), or (z) otherwise investigating, commencing or prosecuting any claim or cause of action against any Agent, Existing Lender, or DIP Lender.

          Section 5.07   Future Actions with Respect to Collateral.
                         -----------------------------------------

          (a) Subject to obtaining any third party approvals which are required under the Bankruptcy Code, the Borrowers shall as soon as reasonably practicable after the Closing Date deliver to the Collateral Agent a Fee Mortgage or Leasehold Mortgage with respect to any real property interest (whether owned or leased) of any of the MHG Companies that the Collateral Agent shall request from time to time on or after the Closing Date, and the appropriate UCC form for the related fixture filing, all in form and substance satisfactory to the Collateral Agent.

          (b) Without expense or cost to any Agent or Lenders, each Borrower shall from time to time hereafter execute, acknowledge, file, record, do and deliver all and any further acts, deeds, conveyances, mortgages, deeds of trust, deeds to secure debt, security agreements, hypothecations, pledges, charges, assignments, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as any Agent may from time to time reasonably request and that do not involve a material expansion of the Borrowers' obligations or liabilities hereunder in order to carry out more effectively the purposes of this Agreement, the other Financing Documents, the Interim Borrowing Order or the Borrowing Order, including to subject any Collateral, intended to now or hereafter be covered, to the Liens created by the Collateral Documents, to perfect and maintain such Liens, and to assure, convey, assign, transfer and confirm unto the Collateral Agent the property and rights thereby conveyed and assigned or intended to now or hereafter be conveyed or assigned or that any Borrower may be or may hereafter become bound to convey or to assign to the Collateral Agent or for carrying out the intention of or facilitating the performance of the terms of this Agreement, any other Financing Documents, the Interim Borrowing Order or the Borrowing Order, registering or recording this Agreement or any other Financing Document. Without limiting the generality of the foregoing, the Borrowers shall deliver to the Collateral Agent, promptly upon receipt thereof, all promissory notes or similar instruments received by the Borrowers after the Closing Date and take all actions and execute all endorsements or documents necessary or reasonably requested by the Collateral Agent to perfect the Collateral Agent's Liens in any such promissory note or other instrument or any other Investment acquired by any Borrower.

          (c) The Borrowers shall jointly and severally pay all filing, registration and recording fees and all expenses incident to the execution and acknowledgement of any Mortgage or other Financing Document, including any instrument of further assurance described in Section 5.07(b), and shall pay all fees and expenses, mortgage recording taxes, transfer taxes, general intangibles taxes and governmental stamp and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution, delivery, filing, recording or registration of any Mortgage or other Financing Document, including any instrument of further assurance described in Section 5.07(b), or by reason of its interest in, or measured by amounts payable under, the Notes, the Mortgages or any other Financing Document, including any instrument of further assurance described in Section 5.07(b), (excluding income, franchise and doing business Taxes), and shall pay all stamp Taxes and other Taxes required to be paid on the Notes or any other Financing Document; provided, however, that such Borrower may contest in good faith and through appropriate proceedings, any such Taxes, duties, imposts, assessments and charges; provided further, however, that such Borrower shall pay all such Taxes, duties, imposts and charges when due to the appropriate taxing authority during the pendency of any such proceedings if required to do so to stay enforcement thereof. If any Borrower fails to make any of the payments described in the preceding sentence within 10 days after notice thereof from the Collateral Agent (or such shorter period as is necessary to protect the loss of or diminution in value of any Collateral by reason of tax foreclosure or otherwise, as determined by the Collateral Agent) accompanied by documentation verifying the nature and amount of such payments, the Collateral Agent may (but shall not be obligated to) pay the amount due and Borrowers shall jointly and severally reimburse all amounts in accordance with the terms hereof.

          (d) The Collateral Agent may, upon at least five days' prior written notice to the Borrowers, (i) appear in and defend any action or proceeding, in the name and on behalf of the Administrative Agent, Lenders or any Borrower, in which any Agent or any Lender is named or which the Collateral Agent in its sole discretion determines is likely to materially adversely affect any Collateral, any Collateral Document, the Lien thereof or any other Financing Document and
(ii) institute any action or proceeding which the Collateral Agent determines should be instituted to protect the interest or rights of the Administrative Agent and Lenders in any Collateral or under this Agreement or any other Financing Document. The Borrowers, jointly and severally, agree that all reasonable and actual costs and expenses expended or otherwise incurred pursuant to this subsection (including reasonable attorneys' fees and disbursements) by any Agent shall be paid pursuant to Section 11.03 hereof.

          (e) Whenever any asset is added to the Collateral pursuant to this
Section 5.07, the Borrowers shall deliver to the Agents such legal opinions and other documents as any Agent may reasonably request relating to the existence of the relevant Grantor, the corporate or other authority for and validity of the Collateral Documents applicable thereto, the creation and perfection (or proper place and form for filing or recordation) of the Lien purportedly created thereby and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Agents.

          Section 5.08   Casualty Events.
                         ---------------

          (a) All Casualty Proceeds received by the Collateral Agent or any MHG Company shall be deposited in the appropriate Casualty Proceeds Account (as defined in the Security Agreement) established pursuant to Section 7(b) of the Security Agreement and applied as follows:

              (i) such Casualty Proceeds will be released by the Collateral Agent from time to time, in accordance with Section 18 of the Security Agreement, to restore, repair, replace or rebuild the asset in respect of which such Casualty Proceeds were received; and

              (ii) if within 60 days after such Casualty Proceeds are received, the relevant MHG Company shall not have expended or committed to expend the full amount of such Casualty Proceeds to restore, repair, replace or rebuild the asset in respect of which such Casualty Proceeds were received (the excess of the amount of such Casualty Proceeds over the amount of such expenditures and commitments, being "Excess Casualty Proceeds"), then such Excess Casualty Proceeds shall be applied to prepay Loans to the extent required pursuant to Section 2.08(e) within two Business Days after the end of such 60-day period.

          (b) If any Condemnation Event occurs with respect to property owned or leased by any MHG Company, or if any negotiation or proceeding is commenced which might result in such a Condemnation Event, or if any such Condemnation Event is proposed or threatened, such MHG Company (i) will, promptly after receiving notice or obtaining knowledge thereof, do all things deemed necessary or appropriate by it to preserve its interest in such property and promptly make claim for awards payable with respect thereto and diligently pursue to conclusion such claim and any suit, action or other proceeding necessary or appropriate to obtain payment thereof and (ii) will not settle any such claim, negotiation or proceeding without the consent of the Collateral Agent if an Enforcement Notice is in effect.

     Section 5.09   Cash Management System; Credit and Collection Policy.  The
                    ----------------------------------------------------
Borrowers shall maintain the Cash Management System (including through timely compliance with their obligations to pay returned items and other Obligations arising in the ordinary course of operation of the Cash Management System) and the Credit and Collection Policy.

     Section 5.10   Certain Orders.  On or before the date which is four months
                    --------------
after the Petition Date, the Borrowers shall file with the Court a joint plan of reorganization and disclosure statement for the Borrowers and an appropriate motion, application or other pleading and other material documents requesting
(i) the confirmation and consummation of a joint plan of reorganization for the Borrowers, all of the foregoing (including without limitation the terms and conditions of such plan of reorganization and all payments and distributions to be made in connection therewith) to be in form and substance satisfactory to Required Lenders in their sole discretion or (ii) definitive agreements for the sale of all, substantially all, or a material portion of their assets, all in form and substance satisfactory to Required Lenders in their sole discretion.

     Section 5.11   Inspection Rights; Lender Meeting.
                    ---------------------------------

     (a) Each Borrower shall permit, and shall cause each of its Subsidiaries to permit any authorized representatives designated by any Lender and consultants and advisors identified by the Administrative Agent or Required Lenders to visit and inspect any of the properties of Borrowers, to inspect, copy and take extracts from its and their books and records (including but not limited to separate financial and accounting records, patient information (to the extent such information is of the type customarily disclosed in connection with a disposition of a healthcare facility), personnel information (to the extent permitted under Applicable Law) and census information), and to discuss its and their affairs, finances and accounts with its and their officers, employees, consultants (including, without limitation, any personnel or consultants engaged for the benefit or on behalf of any Borrower) and independent public accountants (provided that Borrowers may, if they choose, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided that any such consultants and advisors identified by the Administrative Agent or Required Lenders shall have signed a written agreement to comply with Section 11.11. In addition to the foregoing, the Borrowers will, as promptly as practicable after any request therefor by the Administrative Agent, provide to the Administrative Agent and the Lenders copies of the records of any Healthcare Facility referred to in clause (ii) of the first sentence of Section 5.01.

     (b) The Borrowers and each of their Subsidiaries will, upon the request of the Administrative Agent or Required Lenders, participate in meetings of the Agents and Lenders to be held at Borrowers' corporate offices (or at such other location as may be agreed to by Borrowers and the Administrative Agent) at such times as may be agreed to by Borrowers and the Administrative Agent.

     Section 5.12  Creditor Schedule.  The Borrowers, promptly from time to time
                   -----------------
upon the request of the Administrative Agent, shall provide to the Administrative Agent a schedule describing the creditors (in detail (including names and addresses thereof) reasonably satisfactory to the Administrative Agent) of any MHG Company or Healthcare Facility specified by the Administrative Agent in such request and the amount and nature of the obligations owed to each such creditor.

     Section 5.13  Transition Management.
                   ---------------------

     (a) The Borrowers shall not permit MPAN to cease for any reason to supervise those aspects of the management of each Healthcare Facility which MPAN supervises as of the Closing Date in substantially the same manner in which MPAN supervises such aspects of management as of the Closing Date, except as set forth in this Section 5.13.

     (b)  In the event that (i) the Required Lenders or the Administrative
Agent on behalf of the Required Lenders shall have notified the Borrowers that MPAN is to be replaced in its supervisory capacity with respect to any or all Healthcare Facilities (the date of any such notice with respect to any Healthcare Facility being a "Lender Termination Notice Date"), or (ii) MPAN shall have notified the Borrowers and the Administrative Agent that MPAN intends to cease acting in its supervisory capacity with respect to any or all Healthcare Facilities (the date of any such notice with respect to any Healthcare Facility being a "MPAN Termination Notice Date"), the Borrowers shall cause MPAN to cease performing its functions as such supervisor of the relevant Healthcare Facility or Healthcare Facilities 90 days after the relevant Lender Termination Notice Date or the relevant MPAN Termination Notice Date, subject in each case to receipt of the approval from any regulatory agency (if such approval is required) (such date of cessation being the "Termination Effective Date" with respect to such Healthcare Facility); provided, that no such notice may be given until after the date which is five months after the Petition Date. The Borrowers hereby agree that on a Termination Effective Date with respect to a Healthcare Facility with respect to which an MPAN Termination Notice Date has occurred, the automatic stay of Section 362 of the Bankruptcy Code with respect to such Healthcare Facility (and all Collateral related thereto) in favor of the Collateral Agent shall be deemed terminated for the benefit of the Lenders and in favor of the Existing Lenders. At all times after the Petition Date until MPAN is permitted under this Section to cease performing its supervisory services with respect to any Healthcare Facility, the Borrowers shall and shall cause MPAN to (A) without limiting Section 5.11, cooperate fully with the Administrative Agent and the Required Lenders and any consultants or advisors or other Persons identified by the Administrative Agent or the Required Lenders in providing reasonable access to such Healthcare Facility, employees of the Borrowers and the Borrowers' books and records, and (B) supervise aspects of the management of such Healthcare Facility with substantially the same diligence and standard of care which MPAN exercises with respect to its own healthcare facilities similar to such Healthcare Facility, including with respect to providing for the proper care, safety, and well being of the patients in such Healthcare Facility.

     (c) At all times after a Lender Termination Notice Date or a MPAN Termination Notice Date with respect to a Healthcare Facility, the Borrowers shall and shall cause MPAN to (i) consent to the entry of an order reasonably satisfactory to the Administrative Agent in the Chapter 11 Cases authorizing the retention of a Replacement Manager (as defined below) with respect to such Healthcare Facility and (ii) promptly perform or cause to be performed any and all acts which are reasonably necessary or that Agent may reasonably request to transfer as of the Termination Effective Date the supervisory and management functions performed by MPAN and MHG in an orderly and effective manner to any Person or Persons identified by the Administrative Agent or the Required Lenders with respect to such Healthcare Facility (such Person or Persons so identified being the "Replacement Manager" with respect to such Healthcare Facility). Without limiting the generality of the foregoing, the Borrowers shall not permit any of the books and records (including but not limited to separate financial and accounting records, patient information, personnel information and census information) or any applicable computer programs and computer materials for any such Healthcare Facility to be removed from such Healthcare Facility. After a MPAN Termination Notice Date with respect to any Healthcare Facility, the Borrowers shall and shall cause MPAN to, at the request of the Administrative Agent or the Required Lenders, promptly perform or cause to be performed any all acts which are reasonably necessary or that the Administrative Agent may reasonably request to sell or otherwise dispose of such Healthcare Facility (and all Collateral related thereto) under Section 363 of the Bankruptcy Code or otherwise as of the Termination Effective Date with respect thereto.

     (d) Anything contained herein or in any Financing Document to the contrary notwithstanding, no provision of this Agreement or any other Financing Document shall be construed as or deemed a waiver, release or discharge by any Agent or Lender of any right or claim against MPAN based upon or arising out of its supervision of any aspect of the management of any of the Healthcare Facilities or any other event, occurrence, act or omission, in each case whether before or after the Closing Date.

     Section 5.14   Overhead Payments.  The Borrowers shall make Overhead
                    -----------------
Payments to MPAN at the times and in accordance with the terms set forth in
Section 7.07 so long as and to the extent that MPAN provides supervisory services with respect to certain aspects of the management of the Healthcare Facilities in substantially the same manner in which MPAN supervises such aspects of management as of the Closing Date.

     Section 5.15   Post Closing Deliveries.  The Borrowers shall deliver to the
                    -----------------------
Administrative Agent as soon as possible after receipt by the Borrowers and in any event within 30 days after the Closing Date, to the extent not delivered on or prior to the Closing Date, personal property Lien and tax and judgment Lien searches with respect to all personal, mixed and real properties of the Borrowers in all jurisdictions and filing offices where, in the case of personal property Liens, the filing of a financing statement is required in order to perfect a security interest in such property and, in the case of tax Liens and judgment Liens, recordation of such Liens is necessary to give notice to other creditors. The results of such searches shall not reflect any Liens not described in Schedule 7 hereto and shall otherwise be reasonably satisfactory to
             ----------
the Administrative Agent. The Borrowers shall also deliver to the Administrative Agent promptly after the Closing Date copies of the management agreements relating to the Oakwood Facilities.

                         ARTICLE 6. Financial Covenants

     Each of the Borrowers agrees that, so long as any Lender has any Credit Exposure hereunder or any interest or fee accrued hereunder remains unpaid:

     Section 6.01   Consolidated EBITDAR.
                    --------------------

     Consolidated EBITDAR, calculated on a cumulative basis from January 1, 2000 through the last day of each month set forth below, shall not be less than the amount set forth below opposite such month:


                      Month                        Amount
                      -----                        ------

                   January 2000                  $ 2,934,000
                   February 2000                 $ 6,879,000
                   March 2000                    $11,890,000
                   April 2000                    $16,339,000
                   May 2000                      $20,558,000
                   June 2000                     $24,577,000
                   July 2000                     $28,547,000
                   August 2000                   $32,226,000
                   September 2000                $35,552,000
                   October 2000                  $40,378,000
                   November 2000                 $45,233,000
                   December 2000                 $49,710,000


     Section 6.02   Nursing Home Occupancy. The Borrowers shall not permit
                    ----------------------
Nursing Home Occupancy as of any week during any month set forth below to be less than the minimum Nursing Home Occupancy amount corresponding to such month as set forth below:

                     Month                 Minimum Nursing
                     -----                 ---------------
                                           Home Occupancy
                                           --------------

                   January 2000                87.40%
                   February 2000               87.79%
                   March 2000                  88.04%
                   April 2000                  88.17%
                   May 2000                    88.22%
                   June 2000                   88.09%
                   July 2000                   88.87%
                   August 2000                 88.20%
                   September 2000              88.49%
                   October 2000                88.00%
                   November 2000               88.00%
                   December 2000               88.00%

     Section 6.03   Receivables.  The Borrower shall not permit the Net Amount
                    -----------
of Eligible Accounts at any time to be less than $40,000,000.

     Section 6.04   Compliance with Cash Budget. Each Borrower agrees that if
                    ---------------------------
the "Cash Receipts" amount set forth in the report for any four consecutive week period delivered pursuant to Section 5.01(a)(i) (it being understood that only a four-week period covered by such a report shall be the basis for determining compliance with this Section 6.04) varies adversely from the amount of the corresponding "Cash Receipts" amount set forth in the Cash Budget (the "Required Cash Receipts Amount") for each of the corresponding weeks by an amount exceeding 20% of the Required Cash Receipts Amount for each of the corresponding weeks, such variance shall constitute an immediate Event of Default under this Agreement.

     Section 6.05   Capital Expenditures.  The Borrowers shall not make any
                    --------------------
Consolidated Capital Expenditures, calculated on a cumulative basis from January 1, 2000 through the last day of each month set forth below, in excess of the correlative maximum amount set forth below:

                                          Maximum Consolidated
                                          --------------------
                      Month               Capital Expenditures
                      -----               --------------------
                                                 Amount
                                                 ------

                   March 2000                  $4,777,000

                   June 2000                   $6,021,000

                   September 2000              $7,653,000

                   December 2000               $9,285,000

; provided, that the Borrowers shall not make any Consolidated Capital Expenditures other than (i) necessary maintenance capital expenditures, (ii) capital expenditures which are (x) required as a result of surveys, inspections or reviews of such properties by Governmental Authorities or (y) necessary to avoid negative results of such surveys, inspections or reviews, which results would require such expenditures, (iii) capital expenditures with respect to "owned buildings" of the Borrowers so long as such expenditures are disclosed and reasonably identified in advance to the Lenders and the Administrative Agent or the Required Lenders do not determine, in their sole discretion, that such expenditures would not be favorable to the economic interests of the Lenders and the Existing Lenders, and (iv) other capital expenditures with the prior written approval of the Required Lenders; and provided further, that, in any event, all Consolidated Capital Expenditures shall be set forth in the Cash Budget.

                         ARTICLE 7. Negative Covenants

     Each of the Borrowers agrees that, so long as any Lender has any Credit Exposure hereunder or any Obligation remains unpaid:

     Section 7.01   Limitation on Debt.  The Borrowers and their Subsidiaries
                    ------------------
(other than the Excluded Subsidiaries) will not incur or be liable with respect to (i) any Debt of a type described in clause (i), (ii) or (iv) of the definition of "Debt" in Section 1.01 or (ii) any Guarantee of any such Debt, except:

     (a)  Debt outstanding under the Financing Documents;

     (b)  Permitted Intercompany Debt;

     (c) Prepetition Indebtedness without giving effect to any extensions, renewals, refinancings, supplemental borrowings or other incurrences thereof;

     (d) Debt consisting of trade obligations arising in the ordinary course of business after the Petition Date; and

     (e) Guarantees by MHG of post-Petition Date obligations of other Borrowers in the ordinary course of business;

     (f) Debt incurred in connection with the rejection of unexpired leases and executory contracts in the Chapter 11 Cases; provided, that the obligation of any Borrower in respect of such Debt shall qualify as a general, unsecured, non-priority claim pursuant to appropriate order of the Court;

     (g) Not more than $500,000 of unsecured Debt at any time outstanding which is not otherwise permitted pursuant to this Section 7.01; and

     (h) Debt (x) in respect of Capital Leases or (y) secured by Liens permitted under Section 7.02(g), provided that (i) such Debt is incurred to finance necessary capital expenditures of the MHG Companies in the ordinary course of business, (ii) the aggregate principal amount of such Debt, together (without duplication) with any Consolidated Capital Expenditures made during the relevant period, shall not exceed the maximum amount set forth in Section 6.05 for the relevant period, and (iii) the incurrence of such Debt and the expenditures made in connection therewith shall be set forth in the Cash Budget.

     Section 7.02   Negative Pledge.  No MHG Company (other than the Excluded
                    ---------------
  Subsidiaries) will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it (or any income therefrom or any right to receive income therefrom), or apply to the Court for authority to do any of the foregoing, except:

     (a)  Liens existing as of the Petition Date which (i) were created in favor of the Existing Lenders under the Existing Credit Facilities or (ii) are set forth on Schedule 7 hereto;
               ----------

     (b)  Permitted Encumbrances;

     (c) Liens (i) created in favor of the Collateral Agent (for the benefit of Lenders) pursuant to the Collateral Documents or (ii) authorized by the Interim Borrowing Order or the Borrowing Order;

     (d)  the Existing Lender Lien;

     (e)  Permitted Adequate Protection Liens;

     (f)  Liens arising in connection with Capital Leases permitted under
  Section 7.01(h)(x); provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capital Leases; and

     (g) Liens securing Debt permitted by Section 7.01(h)(y) incurred to finance the acquisition, construction or improvement of any real property or tangible personal property assets acquired or held by any MHG Company in the ordinary course of business; provided that (1) such Liens shall be created within 30 days after the acquisition, construction or improvement of such assets, and (2) the principal amount of Debt secured by any such Liens shall at no time exceed 100%, and the proceeds of such Debt shall be used to provide not less than 75%, of the original purchase price of such asset or the amount expended to construct or improve such asset, as the case may be; and provided further, (i) such Liens attach solely to the assets financed with such Debt, (ii) no recourse may be had under the Debt secured by such Lien against any Person other than the borrower of such Debt for the payment of principal, interest, fees, costs or premium on such Debt or for any claim based thereon, and (iii) the financial covenants under any Debt secured by such Liens are, in each case, no more restrictive than those set forth in this Agreement.

     Section 7.03   Consolidations, Mergers and Asset Sales.  No MHG Company
                    ---------------------------------------
will consolidate or merge with or into, or sell, lease or otherwise dispose of any Healthcare Facility or any of its other assets outside the ordinary course of business to any other Person without (i) prior written approval of Required Lenders and (ii) an appropriate approval of the Court, to the extent such Court approval is required pursuant to the Bankruptcy Code or any order of the Court; provided that (i) any Borrower may merge or consolidate with and into any other Borrower or any Borrower may be liquidated, wound up or dissolved, or all or substantially all of any Borrower's business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, to any Borrower, so long as the Borrowers shall have taken all actions and executed all documents necessary or reasonably requested by the Collateral Agent to preserve and protect the Collateral Agent's Lien (and the perfection and priority thereof) in the assets of such Borrower after giving effect to such transaction, and such transaction shall not adversely affect the Collateral Agent's Lien in the assets of the MHG Companies involved in such transaction or the value thereof and (ii) Borrowers may sell Healthcare Facilities, so long as such sales are approved by Required Lenders, for purchase prices acceptable to Required Lenders (subject to customary purchase price adjustments and allowances for transaction expenses) pursuant to asset sale agreements and an order of the Court in each case in form and substance satisfactory to Required Lenders and as long as the Net Cash Proceeds of such Asset Sale are applied as required by Section 2.08(a).

     Section 7.04   Limitations on Investments.  After the Closing, neither the
                    --------------------------
Borrowers nor any of their Subsidiaries (other than the Excluded Subsidiaries) will make, acquire or hold any Investment, except:

     (a) Investments (including Investments in Excluded Subsidiaries) existing on the Closing Date and set forth in Schedule 8 hereto;
                                              ----------

     (b)  Investments by the Borrowers in any of the other Borrowers;

     (c) advances to employees of the MHG Companies to meet expenses incurred by such employees in the ordinary course of business;

     (d) trade credit extended on usual and customary terms in the ordinary course of business;

     (e) Investments consisting of contributions, loans or advances to Excluded Subsidiaries, provided that the aggregate amount so contributed, loaned or advanced after the Closing Date shall not exceed $1,000,000; and

     (f)  Temporary Cash Investments.

     Section 7.05   Limitations on Transactions with Affiliates.  No MHG Company
                    -------------------------------------------
will, directly or indirectly, pay any funds to or for the account of, make any Investment in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate; provided that the foregoing shall not prohibit any MHG Company from
(a) engaging in transactions with any other MHG Company; (b) engaging in transactions described on Schedule 4 hereto; (c) making sales to or purchases
                          ----------
from any Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliate (other than payments to MPAN for supervising the management of Healthcare Facilities) if such sales or purchases are made or such services are (i) rendered in the ordinary course of business and on terms and conditions at least as favorable to such MHG Company as the terms and conditions which would apply in a similar transaction with a Person not an Affiliate; (ii) approved in writing by Required Lenders (which approval may relate to categories or groups of transactions); and
(iii) are approved by the Court to the extent such approval is required pursuant to the Bankruptcy Code or an order of the Court; or (d) making payments to MPAN permitted under Section 7.07.

     Section 7.06   Limitation on Restrictions Affecting Subsidiaries.  No MHG
                    -------------------------------------------------
Company will enter into, or suffer to exist, any agreement (other than the Financing Documents) which is binding or enforceable after the Petition Date, which prohibits or limits the ability of any Subsidiary of the Borrowers (except an Excluded Subsidiary) to (i) pay dividends or make other distributions or pay any Debt owed to any MHG Company, (ii) make loans or advances to any MHG Company or (iii) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the obligations of any MHG Company under any Financing Document, except agreements for Debt permitted under Section 7.01(h) which prohibit the creation of Liens upon the property securing such Debt.

     Section 7.07   Restricted Payments.  No MHG Company will declare or make
                    -------------------
any Restricted Payment on or after the Closing Date other than (i) as permitted by Section 7.15 and clauses (a), (b) and (c) of the proviso to Section 7.05; and
(ii) as long as no Specified Default has occurred and is continuing or would result therefrom, MHG may make weekly payments to MPAN on the last Business Day of each of the first four weeks of each month after the Closing Date, in an amount in each such week not to exceed 1.25% of "Revenues" projected in the Year 2000 DIP Budget for the month in which such week occurs (the amount so payable in each such week being the "Overhead Payment" payable for such week); provided, however, that (a) in the event 5% of "net inpatient revenues" of the Borrowers for any month, as reflected in the inpatient income statement delivered pursuant to Section 5.01(a)(ii)(A), exceeds the aggregate amount of Overhead Payments payable during such month, the Borrowers shall pay the amount of such excess to MPAN at the time of the next Overhead Payment, and (b) in the event 5% of "net inpatient revenues" of the Borrowers for any month, as reflected in the inpatient income statement delivered pursuant to

Section 5.01(a)(ii)(A), is less than the aggregate amount of Overhead Payments payable during such month, the Borrowers shall deduct the amount of the difference from the payments of the next succeeding Overhead Payment or Overhead Payments payable to the full extent thereof; provided, that if the Borrowers fail to deliver the inpatient income statement required at the time required pursuant to Section 5.01(a)(ii)(A), no further payment of Overhead Payments shall be made until such statement is delivered; provided, further, that if payment of Overhead Payments shall be prohibited hereunder solely pursuant to the preceding proviso or due to the occurrence and the continuation of a Specified Default, the amount of such prohibited payments may accrue at the rate set forth above and may be deemed owing and may be paid only at any subsequent time that no Specified Default shall have occurred and be continuing or the statement referred to in the preceding proviso is delivered, as the case may be; and provided, further, that the calculation of the total Overhead Payments payable in any given month for purposes of the first proviso to this Section shall not give effect to any payment pursuant to clause (a) of such proviso made in such month or any deduction pursuant to clause (b) of such proviso made in such month, or any payment of Overhead Payments accrued in respect of a prior month pursuant to the third proviso to this Section but paid during the given month; and (iii) payment to MPAN of any management fees from the Oakwood Facilities as and when received by the Borrowers, net of any costs of the Borrowers incurred with respect to the Oakwood Facilities. In the event of a sale of or other termination of MPAN's supervisory services with respect to any Healthcare Facility in any month, the aggregate amount of any Overhead Payments payable with respect to such month shall be adjusted to reflect the exclusion of the "Revenues" attributable to such Healthcare Facility from the amount of "Revenues" on which Overhead Payments are calculated. Anything contained herein or in any other Financing Document to the contrary notwithstanding, the provisions of this Section 7.07 restricting payment of Overhead Payments by the Borrowers during the continuance of Specified Defaults and permitting payment of Overhead Payments by the Borrowers during the continuance of other Events of Default shall not be deemed or construed as in any way limiting the rights and remedies otherwise available to the Agents and the Lenders under the Financing Documents and under Applicable Law upon and after the occurrence of any Default or Event of Default. Nothing in this Agreement or any of the other Financing Documents shall be construed as or deemed a waiver, release or discharge by any party hereto of any right to modify, assume or assign the management agreement of the Borrowers with respect to the Oakwood Facilities. The Borrowers shall not make any Investments (including any working capital investments) in the Oakwood Facilities after the Closing Date.

     Section 7.08   No Modification of Certain Documents Without Consent.
                    ----------------------------------------------------

     (a) No MHG Company will consent to or solicit any amendment or supplement to, or any waiver or other modification of, any Management and Service Agreement or enter into any new Management and Service Agreement without the prior written consent of Required Lenders.

     (b) Without the prior written consent of the Required Lenders, the Borrowers will not modify or amend, or waive or solicit any waiver of, any provision of the Existing Note Indenture or the Existing Credit Facilities in any manner that could be expected to be adverse in any material respect to the interests of the Lenders under the Financing Documents.

     Section 7.09   No Change of Fiscal Periods.  MHG will not change the date
                    ---------------------------
on which any of its Fiscal Years or Fiscal Quarters ends, unless the Required Lenders shall have consented to such change (which consent may be conditioned on the amendment of any covenant herein that would be affected by such change to eliminate the effect thereof).

     Section 7.10   Margin Stock.  None of the proceeds of the Loans or the
                    ------------
Letters of Credit will be used in violation of any applicable law or regulation and, without limiting the generality of the foregoing, no use of any such proceeds or Letters of Credit will include any use thereof, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock.

     Section 7.11   Limitation on Business.
                    ----------------------

     (a) MHG will at all times own, directly or indirectly, 100% of the outstanding Equity Interests of the Borrowers and will not engage in any activities other than owning such Equity Interests and Equity Interests in other MHG Subsidiaries and financing activities and other activities reasonably related to such ownership.

     (b) Not more than 10% of the consolidated assets of the MHG Companies (excluding assets used in connection with the institutional pharmacy business line of the Borrowers) shall be used in any business or businesses other than the business of owning, operating or managing Healthcare Facilities (including accepting risk for the cost of long term care) and not more than 10% of their consolidated revenues in any Fiscal Quarter shall be attributable to such other businesses (excluding the institutional pharmacy business).

     (c) The Borrowers shall not consent to, cause or (to the extent it is within the control of any Borrower) permit the Excluded Subsidiaries to, engage in any activities other than in the ordinary course of the Excluded Subsidiaries' respective businesses, consistent with their respective past practices.

     Section 7.12   Leases.  No MHG Company shall lease or sublease any facility
                    ------
pursuant to any lease agreement entered into after the Closing Date except on arm's length terms; provided that this Section 7.12 shall not apply to any lease or sublease from a Borrower to any other Borrower.

     Section 7.13   Limitation on Cash Not Held in Collateral Accounts or
                    -----------------------------------------------------
Concentration Accounts.  The Borrowers will not permit the aggregate amount of
----------------------
all collected funds and Temporary Cash Investments held by the MHG Companies in accounts, other than the Collateral Accounts (as defined in the Security Agreement) and the Concentration Accounts, to exceed $4,000,000 at the close of business on any two consecutive Business Days.

     Section 7.14   Chapter 11 Claims.  Without limiting the provisions of
                    -----------------
Section 7.02 hereof, no Borrower shall incur, create, assume, suffer or permit any claim or Lien or encumbrance against it or any of its property or assets in any Chapter 11 Case (other than (i) the claims specifically referred to in
Section 2.13, the Interim Borrowing Order and the Borrowing Order but only to the extent therein described and (ii) Permitted Encumbrances) to be pari passu
                                                                    ---- -----
with or senior to the
claims of the Agents and Lenders against any Borrower in respect of the Obligations hereunder, or apply to the Courts for authority to do so, except to the extent permitted herein.

     Section 7.15   Limitation on Repayments; Prepetition Obligations.  The
                    -------------------------------------------------
Borrowers shall not, except as otherwise allowed pursuant to the Interim Borrowing Order or the Borrowing Order, (i) make any payment or prepayment on or redemption or acquisition for value (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) of any Prepetition Indebtedness or other pre-Petition Date obligations of any Borrower, (ii) pay any interest on any Prepetition Indebtedness of any Borrower (whether in cash, in kind securities or otherwise), or (iii) except as provided in the Interim Borrowing Order or the Borrowing Order, make any payment or create or permit any Lien pursuant to
Section 361 of the Bankruptcy Code (or pursuant to any other provision of the Bankruptcy Code authorizing adequate protection), or apply to the Court for the authority to do any of the foregoing; provided that (a) the Borrowers may make payments permitted under Section 2.14, (b) the Borrowers may make payments for administrative expenses that are allowed and payable under Sections 330 and 331 of the Bankruptcy Code, (c) the Borrowers may make payments permitted by the First Day Orders, (d) the Borrowers may make rental payments with respect to leased properties to the extent permitted under Section 7.12, (e) the Borrowers may permit Permitted Adequate Protection Liens, and (f) the Borrowers may make payments to such other claimants and in such amounts as may be consented to by the Required Lenders and approved by the Court.

     Section 7.16   Agreements.  Without the consent of Required Lenders, the
                    ----------
Borrowers shall not assume, reject, cancel, terminate or modify (whether pursuant to Section 365 of the Bankruptcy Code, or any other applicable law),
(i) any Prepetition Indebtedness or (ii) any Material Contract.

     Section 7.17   Management Employees.  The Borrowers shall not, without the
                    --------------------
written consent (not to be unreasonably withheld) of the Agents, (i) cause or permit the transfer of any Management Employee to MPAN and (ii) enter into any new employment agreement with, or make any change in the compensation or other terms of employment of, any Management Employee other than changes consistent with the normal business practices of the Borrowers prior to the Petition Date or consistent with changes made by MPAN with respect to comparable employees of MPAN; provided that, in any event, no retention or severance policy may be implemented after the Closing Date without written approval of the Agents.

                             ARTICLE 8.  Defaults

     Section 8.01   Events of Default.  If one or more of the following events
                    -----------------
(each, an "Event of Default") shall have occurred and be continuing:

     (a) any principal of any Loan or LC Reimbursement Obligation shall not be paid when due, or any interest thereon or any fee or other amount payable hereunder to or for the account of any Agent or any Lenders shall not be paid within two Business Days after the due date thereof; or

     (b) the Borrowers shall fail to observe or perform any covenant contained in Section 5.01(d), Section 5.10, Article 6 or Article 7; or

     (c) any MHG Company shall fail to observe or perform any of its covenants or agreements contained in the Financing Documents (other than those covered by clause (a) or (b) above) for 30 days after written notice thereof has been given to the Borrowers by the Administrative Agent at the request of any Lender; or

     (d) any representation, warranty, certification or statement made by any MHG Company in any Financing Document or in any certificate, financial statement or other document delivered pursuant thereto shall prove to have been incorrect in any material respect when made; or

     (e) any event or condition shall occur that (i) results in the acceleration of the maturity of any Financial Accommodation which is binding or enforceable on a post-Petition Date basis or (ii) enables (or, with the giving of notice or lapse of time or both, would enable) the holder or holders of such Financial Accommodation or any Person acting on behalf of such holder or holders to accelerate the maturity thereof (where such acceleration would be binding or enforceable on a post-Petition Date basis), and the aggregate amount that would be payable by the MHG Companies upon the acceleration of all Financial Accommodations referred to in clauses (i) and (ii) above equals or exceeds $1,000,000; or

     (f) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $1,000,000; or

     (g) one or more Enforceable Judgments for the payment of money aggregating in excess of $1,000,000 shall be rendered against one or more of the MHG Companies and shall not have been satisfied; or

     (h) any Lien created by any of the Collateral Documents shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be subject to such Lien, subject to no prior or equal Lien (except as set forth in the Interim Borrowing Order and the Borrowing Order, and except Liens permitted to be equal or prior to such Liens by this Agreement), or any MHG Company shall so assert in writing; or

     (i) the obligations of each MHG Company with respect to the Existing Notes shall, for any reason, not be or cease to be validly subordinated as provided in the Existing Note

Indenture to the monetary obligations of such MHG Companies under the Existing Credit Facilities; or

     (j) With respect to the Chapter 11 Cases, (i) the entry of an order which has not been stayed, withdrawn, dismissed or reversed (a) authorizing any Borrower in any of the Chapter 11 Cases to obtain additional financing under
Section 364(c) or (d) of the Bankruptcy Code except for financings permitted under Section 7.01, or (b) (1) authorizing any Person to recover from any portion of the Collateral any costs or expenses of preserving or disposing of such Collateral under Section 506(c) of the Bankruptcy Code, or (2) (except as provided in the Interim Borrowing Order or the Borrowing Order) authorizing the use of cash collateral under Section 363(c) of the Bankruptcy Code; (c) appointing an interim or permanent trustee in any of the Chapter 11 Cases or the appointment of an examiner with expanded powers in any of the Chapter 11 Cases beyond those set forth in Sections 1106(a)(3) and (4) of the Bankruptcy Code;
(d) dismissing any of the Chapter 11 Cases or converting any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code; (e) granting relief from or modifying the automatic stay of Section 362 of the Bankruptcy Code (x) to allow any creditor to execute upon or enforce a Lien on any Collateral or on any other property or assets of any Borrower the aggregate value of which, together with the value of any other property or assets subject to such executed or enforced Liens, exceeds $500,000 or (y) with respect to any Lien of, or the granting of any Lien on any Collateral or any other property or assets of any Borrower to, any State or local environmental or regulatory agency or authority, where the aggregate value of such property or assets, together with the value of any other property or assets subject to such a Lien, exceeds $500,000; (f) staying, reversing, vacating, amending, supplementing, or otherwise modifying any of the Interim Borrowing Order or the Borrowing Order, or any of any Agent's or Lender's rights, benefits, privileges or remedies under the Interim Borrowing Order or the Borrowing Order; (g) staying, reversing, vacating, amending, supplementing or otherwise modifying this Agreement or any other Financing Document or any of Agent's or Lenders' rights, benefits, privileges or remedies under this Agreement or any other Financing Document; (h) consolidating or combining any Borrower with any other Person (other than another Borrower) except pursuant to a confirmed plan of reorganization as contemplated in the plan of reorganization; or (i) approving any other administrative expense claim (other than those specifically referred to in Section 2.13) having any priority over, or being pari passu with the administrative expense priority of the
               ---- -----
Obligations in respect of any of the Chapter 11 Cases; or (ii) termination of the Borrowers' exclusive right to file a plan or plans of reorganization in any of the Chapter 11 Cases other than as a result of the filing of a plan or plans of reorganization in the Chapter 11 Cases acceptable to the Required Lenders; or
(iii) the filing by any Borrower of a motion, application or other petition to effect or consent to any order referred to in clause (i) of this subsection (j); or (iv) the filing of any plan of reorganization or any modification to any previously filed plan of reorganization, in any such case without the prior written approval of Required Lenders; or

     (k) (i) any Healthcare Event shall have occurred; or (ii) any Governmental Authority shall (y) assert any claim against any MHG Company with respect to any healthcare regulatory violation, overpayment (including without limitation with respect to Medicare or the False Claims Act) or similar violation or liability in excess of $4,000,000, individually or in the aggregate (exclusive of claims which are subject to the provisions of the HHS Stipulation) or (z) make or give notice (which notice shall not be rescinded or withdrawn within 15 days) of its intent or right to make any reduction from or otherwise withhold through setoff, recoupment or otherwise, an amount in excess of $1,000,000 in the aggregate from any account receivable arising from healthcare services; or (iii) any MHG Company shall settle any dispute with any Governmental Authority or any claim asserted by a Governmental Authority against any MHG Company with respect to any healthcare regulatory violation, overpayment (other than routine, periodic settlements of overpayments in the ordinary course) or similar violation or liability in excess of $100,000 in any individual case or $1,000,000 in the aggregate (x) in a manner not approved in writing by Required Lenders or (y) with respect to the claims and disputes which are the subject of the Settlement Letter, other than in accordance with the terms of the Settlement Letter; or
(iv) any Governmental Authority shall act in a manner which constitutes a breach or violation of any term of the Settlement Letter or the HHS Stipulation, where such breach or violation could reasonably be expected to have a Material Adverse Effect, and such breach or violation is not cured within 30 days after the occurrence thereof; or (v) the HHS Stipulation shall fail to be approved by the Court on or before the entry by the Court of the Borrowing Order; or

     (l) any Person employed by MPAN and performing services as a regional manager with respect to the operations of the Healthcare Facilities (any such Person being a "Regional Manager") shall enter into or be bound by any contractual arrangement or agreement that has the effect of prohibiting such Regional Manager from accepting employment with the Borrowers or the Healthcare Facilities; or

     then, and in every such event:

     (i) if requested by the Required Lenders, the Administrative Agent shall (notwithstanding the provisions of Section 362 of the Bankruptcy Code and without application or motion to, or order from, the Court) by notice to the Borrowers terminate the Commitments and they shall thereupon terminate;

     (ii) if requested by the Required Lenders, the Administrative Agent shall (notwithstanding the provisions of Section 362 of the Bankruptcy Code and without application or motion to, or order from, the Court) by notice to each LC Issuing Bank instruct such LC Issuing Bank not to extend the expiry date of any outstanding Letter of Credit, whereupon such LC Issuing Bank shall deliver notice to that effect promptly (or as soon thereafter as is permitted by the provisions of the relevant Letter of Credit) to the beneficiary of each such Letter of Credit and the Borrowers; and

     (iii) if requested by the Required Lenders, the Administrative Agent shall (notwithstanding the provisions of Section 362 of the Bankruptcy Code and without application or motion to, or order from, the Court) by notice to the Borrowers declare the Loans, all amounts in respect of the Letters of Credit and all other amounts in respect of the Obligations (in each case together with accrued interest thereon) to be, and they shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

     Section 8.02   Notice of Default.  The Administrative Agent shall give
                    -----------------
notice to the Borrowers under Section 8.01 promptly upon being requested to do so by the Required Lenders and shall thereupon notify all the Lenders thereof.

     Section 8.03   Enforcement Notice.  If the Administrative Agent is (i)
                    ------------------
instructed to do so by the Required Lenders at any time after the Loans become immediately due and payable pursuant to Section 8.01, or (ii) instructed to do so by the Required Lenders at any time after the Loans have been declared due and payable pursuant to Section 8.01, the Administrative Agent shall deliver to the Collateral Agent an Enforcement Notice directing the Collateral Agent to exercise one or more specific remedies under the Collateral Documents, the Interim Borrowing Order, the Borrowing Order, or any other right or remedy available at law or in equity; provided that, any other provision of this Agreement or any other Financing Document to the contrary notwithstanding, with respect to the foregoing, the Collateral Agent shall give the Borrowers and counsel to any official committees in respect of the Chapter 11 Cases and the office of the United States Trustee five Business Days' prior written notice (which notice shall be delivered by facsimile or overnight courier) of the exercise of its rights and remedies with respect to the Collateral (excluding the acceleration of the Loans or other Obligations and the termination of the Commitments, but including exercise of any rights of set-off or counterclaim hereunder or under any other Financing Document) and file a copy of such notice with the Clerk of the Court. Neither any Agent nor any Lender shall have any obligation of any kind to make a motion or application to the Court to exercise their rights and remedies set forth or referred to in this Agreement or in the other Financing Documents. Concurrently with the delivery of any such Enforcement Notice to the Collateral Agent, all outstanding Loans and other amounts in respect of the Obligations not theretofore declared due and payable shall (notwithstanding the provisions of Section 362 of the Bankruptcy Code and without application or motion to, or order from, the Court) automatically become immediately due and payable.

     Other than the notice to the Borrowers described in the preceding paragraph, Borrowers waive (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties or other property at any time held by any Agent or any Lender on which Credit Parties may in any way be liable and hereby ratify and confirm whatever any Agent and any Lender may lawfully do in this regard, (ii) subject to the notice provisions of the preceding paragraph, all rights to notice and hearing prior to any Agent's taking possession or control of, or to any Agent's or any Lender's reply, attachment or levy upon, the Collateral, or any bond or security which might be required by any court prior to allowing any Agent or any Lender to exercise any of their remedies, and (iii) the benefit of all valuation, appraisal and exemption laws. Borrowers acknowledge they have been advised by counsel of their choice with respect to the effect of the foregoing waivers and this Agreement, the other Financing Documents and the transactions evidenced by this Agreement and the other Financing Documents.

     Section 8.04   Cash Cover.  The Borrowers agree that, if any Event of
                    ----------
Default shall have occurred and be continuing, the Borrowers shall, if requested by the Administrative Agent upon instruction from the Required Lenders, pay to the Collateral Agent an amount in immediately available funds equal to 105% of the then aggregate amount available for subsequent drawings under all outstanding Letters of Credit to be held for the benefit of the Lenders and the LC Issuing Banks in accordance with the Collateral Documents to secure the payment of all LC Reimbursement Obligations arising from subsequent drawings under such Letters of Credit.

                            ARTICLE 9.  The Agents

     Section 9.01   Appointment and Authorization.
                    -----------------------------

     (a) Each Lender irrevocably designates, appoints and authorizes the Administrative Agent, the Collateral Agent and the Syndication Agent to act as its agent in connection herewith and authorizes the Administrative Agent, the Collateral Agent and the Syndication Agent to take such action as agent on such Lender's behalf, to execute and deliver or accept on behalf of the Lenders the other Financing Documents and to exercise such powers under the Financing Documents as are delegated to the Administrative Agent, the Collateral Agent and the Syndication Agent, respectively, by the terms thereof, together with all such powers as are reasonably incidental thereto. Notwithstanding anything contained herein to the contrary, the Co-Arrangers shall not have any rights (other than the right to receive and retain the fees described in Section 2.06 payable to it), duties or obligations hereunder or under the other Financing Documents solely in such capacity.

     (b) Each of the Lenders, the LC Issuing Banks and the Agents irrevocably authorize, and each holder of a Note by its acceptance of such Note shall be deemed to irrevocably authorize, the Collateral Agent to execute the Collateral Documents and irrevocably appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers and perform such duties under the Collateral Documents as are delegated to the Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

     Section 9.02   Agents and Affiliates.  Each of PNC and First Union
                    ---------------------
shall have the same rights and powers under the Financing Documents as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent and the Collateral Agent, in the case of PNC, or the Syndication Agent, in the case of First Union. Each of PNC, First Union and their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any of the MHG Companies or their Affiliates as if it were not the Administrative Agent and the Collateral Agent, in the case of PNC, or the Syndication Agent, in the case of First Union.

     Section 9.03   Action by Agents.
                    ----------------

     (a) The obligations of each of the Agents under the Financing Documents are only those expressly set forth therein with respect to it. Without limiting the generality of the foregoing, none of the Agents shall be required to take any action with respect to any Default, except as expressly provided in Article 8 hereof and in the Collateral Documents. The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this

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Agreement or otherwise exist. The duties of the Agents shall be mechanical and administrative in nature; the Agents shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement except as expressly set forth herein. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to any of the Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

      (b) As to any matters not expressly provided for in the Financing Documents (including the timing and methods of realization upon the Collateral), the Agents shall act or refrain from acting in accordance with written instructions from the Required Lenders or, in the absence of such instructions, in accordance with its discretion; provided that no Agent shall be obligated to take any action if such Agent believes that such action is or may be contrary to any applicable law or might cause such Agent to incur any loss or liability for which it has not been indemnified to its satisfaction.

     (c) The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of any Lien on any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part under the Collateral Documents. The Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of the Collateral Documents by the MHG Companies.

     Section 9.04   Delegation of Duties; Consultation with Experts.  Each of
                    -----------------------------------------------
the Agents may perform any of its duties hereunder or under any other Financing Document through agents or employees. Each of the Agents may consult with legal counsel (who may be counsel for any MHG Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 9.05   Liability of Agents.  None of the Agents or their respective
                    -------------------
affiliates or their respective directors, officers, attorneys, agents or employees shall be liable for any action taken or not taken by it in connection with the Financing Documents (A) with the consent or at the request of the Required Lenders or (B) in the absence of its own gross negligence or willful misconduct. None of the Agents or their respective affiliates or their respective directors, officers, attorneys, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, recital, warranty or representation made in connection with any Financing Document or any Credit Event; (ii) the performance or observance of any of the terms, conditions, covenants or agreements of any MHG Company under any Financing Document or the financial condition of any Credit Party or the existence or possible existence of any Event of Default; (iii) the satisfaction of any condition specified in Article 3 except, in the case of any of the Agents, receipt of items required to be delivered to it; (iv) the validity, effectiveness, enforceability, due execution or genuineness of any Financing Document or any other instrument or writing furnished in connection therewith; or (v)

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

the existence, genuineness or value of any of the Collateral or the validity, perfection, recordation, priority or enforceability of any Lien on any of the Collateral. None of the Agents shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile copy or similar writing) believed by it to be genuine or to be signed by the proper party or parties. No claim may be made by any MHG Company, any Lender, any Agent or any of their respective Subsidiaries against the Agents, any Lender or any of their respective directors, officers, employees, agents, attorneys or Affiliates, or any of them, for any special, indirect or consequential damages or, to the fullest extent permitted by Law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to any Financing Document or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, including the negotiation, documentation, administration or collection of the Loans, and each of the Borrowers (for itself and on behalf of each of its Subsidiaries), the Agents and the Lenders hereby waives, releases and agrees never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor. Each Lender agrees that, except for notices, reports and other documents expressly required to be furnished to the Lender by the Agents hereunder or given to the Agents for the account of or with copies for the Lenders, the Agents and each of their directors, officers, employees, agents, attorneys or Affiliates shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrowers which may come into the possession of any Agent or any of their directors, officers, employees, agents, attorneys or Affiliates.

     Section 9.06   Indemnification.  The Lenders shall, ratably in accordance
                    ---------------
with their respective Credit Exposures, reimburse and indemnify each Agent, their respective affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the MHG Companies and without limiting the obligation of the MHG Companies to do so) against any cost, expense (including reasonable counsel fees and disbursements and reasonable fees and costs of appraisers, accountants and consultants), claim, demand, action, obligations, damages, penalties, judgments, suits, disbursements, loss or liability (except such as result from such indemnitee's gross negligence or willful misconduct) that such indemnitee may suffer or incur in connection with the Financing Documents or any action taken or omitted by such indemnitees thereunder.

     Section 9.07   Credit Decision.  Each Lender acknowledges (i) that the
                    ---------------
Agents have not made any representations or warranties to it and that no act by the Agents hereafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by the Agents to any Lender and (ii) that it has, independently and without reliance on any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents and except as expressly provided herein, that the Agents shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other

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information with respect thereto, whether coming into its possession before the making of any Loan or at any time or times thereafter.

     Section 9.08   Successor Agents.  Any Agent may resign at any time (a
                    ----------------
"Retiring Agent") by giving notice thereof to the Lenders, the other Agents and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor for the Retiring Agent (a "Successor Agent"). If no Successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the Retiring Agent gives notice of resignation, then the Retiring Agent may, on behalf of the Lenders, appoint a Successor Agent, which shall be a Lender or any other commercial bank organized or licensed under the laws of the United States or any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as a Successor Agent, such Successor Agent shall thereupon, without order of the Court, succeed to and become vested with all the rights and duties of the Retiring Agent, and the Retiring Agent shall be discharged from its duties and obligations hereunder. After any Retiring Agent resigns as an Agent hereunder, the provisions of this
Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was one of the Agents.

                     ARTICLE 10.  Changes In Circumstances

     Section 10.01  Increased Cost and Reduced Return.
                    ---------------------------------

     (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender Party (other than the Administrative Agent in its capacity as such) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall impose, modify or deem applicable any reserve, special deposit, insurance assessment or similar requirement (including any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Lender Party (other than the Administrative Agent in its capacity as such) or shall impose on any Lender Party (other than the Administrative Agent in its capacity as such) any other condition affecting its Notes or its obligation to participate in any Letter of Credit, and the result of any of the foregoing is to increase the cost to such Lender Party of participating in any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender Party under this Agreement or under its Notes with respect thereto, by an amount deemed by such Lender Party to be material, then, within 15 days after demand by such Lender Party (with a copy to the Administrative Agent), the Borrowers shall pay to such Lender Party such additional amount or amounts as will compensate such Lender Party for such increased cost or reduction; provided that the Borrowers shall not be liable to any Lender Party in respect of any such increased cost or reduction with respect to any period of time more than three months before the Borrowers receive the notice required by the first sentence of
Section 10.01(c) or more than six months before the Borrowers receive the relevant certificate referred to in the second sentence of Section 10.01(c).

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

          (b) If any Lender Party (other than the Administrative Agent in its capacity as such) shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender Party (or its Parent) as a consequence of such Lender Party's obligations hereunder to a level below that which such Lender Party (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender Party to be material, then from time to time, within 15 days after demand by such Lender Party (with a copy to the Administrative Agent), the Borrowers shall pay to such Lender Party such additional amount or amounts as will compensate it for such reduction; provided that the Borrowers shall not be liable to any Lender Party in respect of any such reduction with respect to any period of time more than three months prior to the date of the notice required by the first sentence of Section 10.01(c).

          (c) Each Lender Party (other than the Administrative Agent in its capacity as such) will promptly notify the Borrowers and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle it to compensation pursuant to this Section and will designate a different Lending Office or LC Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender Party, be otherwise disadvantageous to it. A certificate of any such Lender Party claiming compensation under this Section
10.01 and setting forth the additional amount or amounts to be paid to it hereunder, showing the calculation thereof in reasonable detail, shall be conclusive in the absence of manifest error. In determining such amount, such Lender Party may use any reasonable averaging and attribution methods.

          Section 10.02 Taxes.
                        -----

          (a) Any and all payments by the MHG Companies to or for the account of any Lender Party under any Financing Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party, taxes imposed on its net income, and franchise or similar taxes imposed on it, by (i) the jurisdiction under the laws of which it is organized or any political subdivision thereof, (ii) in the case of each Lender, the jurisdiction of its Lending Office or any political subdivision thereof and (iii) in the case of each LC Issuing Bank, the jurisdiction of its LC Office or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any MHG Company shall be required by law to deduct any Taxes from or in respect of any sum payable under any Financing Document to any Lender Party, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 10.02) such Lender Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the relevant MHG Company shall make such deductions, (iii) such MHG Company shall pay the full amount

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

deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) such MHG Company shall furnish to the Administrative Agent, at its address specified in or pursuant to Section 11.01, the original or a certified copy of a receipt evidencing payment thereof.

          (b) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any other Financing Document or from the execution or delivery of, or otherwise with respect to, any Financing Document (hereinafter referred to as "Other Taxes").

          (c) The Borrowers agree to indemnify each Lender Party for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 10.02) paid by such Lender Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Lender Party makes demand therefor.

          (d) Each Lender Party organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender Party listed on the signature pages hereof and on or prior to the date on which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter if requested in writing by the Borrowers (but only so long as such Lender Party remains lawfully able to do so), shall provide the Borrowers and the Administrative Agent with (i) Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender Party is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest under the Financing Documents or certifying that the income receivable pursuant to the Financing Documents is effectively connected with the conduct of a trade or business in the United States or (ii) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, Internal Revenue Service form W-8 or any successor form prescribed by the Internal Revenue Service claiming complete exemption from, or a reduced rate of, withholding tax on payments of interest under the Financing Documents. If the form provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be excluded from "Taxes" as defined in Section 10.02(a).

          (e) For any period with respect to which a Lender Party has failed to provide the Borrowers and the Administrative Agent with the appropriate form pursuant to Section 10.02(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender Party shall not be entitled to indemnification under Section 10.02(a) with respect to Taxes imposed by the United States; provided that should a Lender Party, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the relevant MHG Company shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

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

          (f) If any MHG Company is required to pay additional amounts to or for the account of any Lender Party pursuant to this Section 10.02, then such Lender Party will change the jurisdiction of its Lending Office or LC Office, as the case may be, so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the sole judgment of such Lender Party, is not otherwise disadvantageous to such Lender Party.

          (g) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the MHG Companies contained in this Section 10.02 shall survive the payment in full of the principal of and interest on the Loans and the LC Reimbursement Obligations.

                           ARTICLE 11. Miscellaneous

          Section 11.01 Notices. Unless otherwise specified herein, all notices,
                        -------
requests and other communications to any party under any Financing Document shall be in writing (including bank wire, facsimile copy or similar writing) and shall be given to such party at its address or facsimile number set forth on the signature pages hereof (or, in the case of any Lender, in its Administrative Questionnaire) or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrowers. Each such notice, request or other communication shall be effective
(i) if given by facsimile transmission, when transmitted to the facsimile number specified in or pursuant to this Section 11.01 and confirmation of receipt is received, (ii) if given by mail, ten days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in or pursuant to this Section 11.01, provided that notices and requests to any Agent under Article 2, 8 or 10 shall not be effective until received. NOTICE TO UNDER THIS AGREEMENT OR UNDER ANY OTHER FINANCING DOCUMENT SHALL CONSTITUTE NOTICE TO ALL BORROWERS FOR ALL PURPOSES HEREUNDER AND THEREUNDER, AND NOTICE FROM UNDER THIS AGREEMENT OR UNDER ANY OTHER FINANCING DOCUMENT PURPORTING TO BE NOTICE FROM ALL BORROWERS SHALL CONSTITUTE NOTICE FROM ALL BORROWERS FOR ALL PURPOSES HEREUNDER AND THEREUNDER.

          Section 11.02 No Waiver. No failure or delay by the Lender Parties, or
                        ---------
any of them, in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Financing Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

          Section 11.03 Expenses; Indemnification.
                        -------------------------

          (a) In addition to any expenses set forth in and required to be paid to any Persons pursuant to the Interim Borrowing Order or the Borrowing Order or any other applicable order of the Court, the Borrowers shall pay on demand all the actual and reasonable costs, fees and expenses of

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

(i) preparation of the Financing Documents and any consents, amendments, waivers or other modifications thereto; (ii) furnishing all opinions by counsel for MHG and its Subsidiaries (including any opinions reasonably requested by the Administrative Agent or Required Lenders as to any legal matters arising hereunder) and of MHG's and its Subsidiaries' performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Financing Documents, including with respect to confirming compliance with environmental and insurance requirements; (iii) counsel to the Administrative Agent (including allocated costs of internal counsel and fees and expenses of O'Melveny & Myers LLP, counsel to the Agents, Lenders and Existing Lenders, Buchanan Ingersoll, P.C., special counsel to the Administrative Agent and the administrative agent under the Existing Credit Facilities, and Kennedy Covington Lobdell & Hickman, L.L.P., special counsel to the Syndication Agent and the syndication agent under the Existing Credit Facilities) in connection with the negotiation, preparation, execution, administration and enforcement of the Financing Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by MHG or its Subsidiaries; (iv) creating and perfecting Liens in favor of Collateral Agent on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, and reasonable fees, expenses and disbursements of counsel to any Agent and of counsel providing any opinions that any Agent or Required Lenders may reasonably request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) any advisors, auditors, accountants or appraisers or other consultants or agents employed or retained by any Agent, the Lenders or their counsel or the Existing Lenders or their counsel, including, without limitation, Houlihan Lokey Howard & Zukin, Care Consulting, L.L.C. and any other financial, accounting or valuation advisors; (vi) the Collateral Agent in connection with the custody or preservation of any of the Collateral; (vii) any Agent in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Financing Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby, and (viii) if any Event of Default occurs, any Lender Party, including actual and reasonable costs, fees and expenses of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency (including pursuant to the Chapter 11 Cases) and other enforcement proceedings resulting therefrom, including the negotiation of any plan of reorganization, restructuring or "workout" of the Borrowers' obligations under the Financing Documents. Without limiting the generality of the foregoing, if, at any time or times, regardless of the existence of an Event of Default, any Agent or any Lender or any of the Existing Lenders or their counsel shall incur actual and reasonable fees, costs and expenses itself or employ counsel or other professional advisors, including, but not limited to, Houlihan Lokey Howard & Zukin, Care Consulting, L.L.C. and other environmental, financial and management consultants, for advice or other representation or shall incur legal, appraisal, accounting, consulting or other actual and reasonable fees, costs and expenses in connection with:

          (i) any litigation, contest, dispute, suit, proceeding or action (whether instituted by any Agent, any Lender, any Existing Lender, any Borrower or any other Person) in any way relating to the Collateral, any of the Financing Documents, or any other agreements to be executed or delivered in connection therewith or herewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in

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

     connection with a case or proceeding commenced by or against any Borrower or any other Person that may be obligated to any Agent or any Lender or any Existing Lender by virtue of the Financing Documents, under the Bankruptcy Code, or any other applicable Federal, state, or foreign bankruptcy or other similar law;

          (ii) any attempt to enforce any rights or remedies of any Agent, any Lender or any Existing Lender against any Borrower, or any other Person that may be obligated to any Agent, any Lender or any Existing Lender by virtue of being a party to any of the Financing Documents;

          (iii) any attempt by any Person (including, without limitation, the Agents and the Lenders) (A) to appraise, inspect, verify, protect, collect, sell, liquidate or otherwise dispose of the Collateral, including any Healthcare Facility, or (B) to negotiate the terms of, and to facilitate and implement, the replacement of MPAN in its supervisory capacity with respect to any Healthcare Facility; or

          (iv) any Chapter 11 Case (including, without limitation, (A) the on-going monitoring by any Agent, any Lender or any Existing Lender of any Chapter 11 Case, including attendance by any Agent and its counsel at hearings or other proceedings, (B) the on-going review of documents filed with a Court in respect thereof, and (C) the negotiation, preparation and development of a plan or plans of reorganization) and each Agent's and the Lenders' and the Existing Lenders' interests with respect to any Borrower (including, without limitation, the on-going review of any Borrower's business, assets, operations, prospects or financial condition as any Agent shall deem necessary), the Collateral or the Obligations;

then, and in any such event, the actual and reasonable fees and expenses incurred by any Agent, such Lender, such Existing Lender and such attorneys and other professional advisors and consultants arising from such services, including those of any appellate proceedings, and all actual and reasonable expenses, costs, charges and other fees incurred by such counsel or other professionals in any way or respect arising in connection with or relating to any of the events or actions described in this Section 11.03 shall be payable, on demand, by the Borrowers to any Agent, such Lender and such Existing Lender and shall be additional Obligations secured under the Collateral Documents and the other Financing Documents. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: paralegal fees, costs and expenses; accountants' and experts' fees, costs and expenses; appraisers' fees, costs and expenses; management and other consultants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; communication charges, air express charges; telegram charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other professional services.

          (b) In addition to the payment of expenses pursuant to Section 11.03(a), whether or not the transactions contemplated hereby shall be consummated, the Borrowers agree to defend (subject to Indemnitee's selection of counsel), indemnify, pay and hold harmless each Agent, each of

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

the Lenders and their counsel and each of the Existing Lenders and their counsel (including, without limitation, O'Melveny & Myers LLP, counsel to the Agents, Lenders and Existing Lenders, Buchanan Ingersoll, P.C., special counsel to the Administrative Agent and the administrative agent under the Existing Credit Facilities, and Kennedy Covington Lobdell & Hickman, L.L.P. special counsel to the Syndication Agent and the syndication agent under the Existing Credit Facilities), and the officers, directors, employees, advisors, auditors, accountants, appraisers, consultants (including, without limitation, Houlihan Lokey Howard & Zukin and Care Consulting, L.L.C.), agents and affiliates of each Agent, each of the Lenders and their counsel and each of the Existing Lenders and their counsel (collectively called the "Indemnitees"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided, that the Borrowers shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

          As used herein, "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including environmental claims), costs (including the costs of any investigation, study, sampling, testing, abatement, clean-up, removal, remediation or other response action necessary to remove, remediate, clean up or abate any hazardous materials activity), expenses and disbursements of any kind or nature whatsoever (including the actual and reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statues, rules or regulations (including securities and commercial laws, statutes, rules or regulations and environmental laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of letters of credit hereunder or the use or intended use of any thereof, or any enforcement of any of the Financing Documents including any sale of, collection from, or other realization upon any of the Collateral, or (ii) any environmental claim or any hazardous materials activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Borrowers and their Subsidiaries.

          To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 11.03(b) may be unenforceable in whole or in part because they are violative of any law or public policy, the Borrowers shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 11.03 shall survive termination of the Commitments, the payment in full of the principal of and interest on the Loans and the LC Reimbursement Obligations.

          Section 11.04 Sharing of Set-offs.
                        -------------------

          (a) Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment of a proportion of the aggregate amount of principal and interest then due (or overdue) with respect to the Loans and participations in LC Reimbursement Obligations (if any) held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest then due (or overdue) with respect to the Loans and participations in LC Reimbursement Obligations (if any) held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Loans and participations in LC Reimbursement Obligations (if any) held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans and participations in LC Reimbursement Obligations held by the Lenders shall be shared by the Lenders pro rata, subject to Section 2.11.

          (b) Nothing in this Section 11.04 shall impair the right of any Lender, and notwithstanding the provisions of Section 362 of the Bankruptcy Code and without application or motion to, or order from, the Court, to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the relevant MHG Company other than its indebtedness in respect of the Loans and LC Reimbursement Obligations.

          (c) The Borrowers agree, to the fullest extent they may effectively do so under applicable law, that any holder of a participation in a Loan or LC Reimbursement Obligation, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrowers in the amount of such participation.

          Section 11.05 Amendments and Waivers.
                        ----------------------

          (a) Neither this Agreement nor any other Financing Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 11.05.

          (b)  Except as set forth in subsections (c) through (j) of this
Section 11.05, the Required Lenders (or the Administrative Agent with their written consent) may from time to time (i) enter into written amendments, supplements or modifications of any Financing Document (which shall not be effective unless signed by each MHG Company party thereto) for the purpose of adding any provisions to such Financing Document or changing in any manner the rights or obligations of the parties hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders (or the Administrative Agent with their written consent) may specify in such instrument, any of the requirements of any Financing Document or any Default or Event of Default and its consequences (any such amendment, supplement, modification or waiver, a "Specified Change"); provided that

              (1) without the written consent of the relevant LC Issuing Bank, no Specified Change shall amend, supplement or otherwise modify any Letter of Credit or any provision of this Agreement governing the rights or obligations of such LC Issuing Bank;

              (2) without the written consent of the then Administrative Agent, no Specified Change shall amend, modify or waive any provision of Article 9 or any other provision of this Agreement governing the rights or obligations of the Administrative Agent; and

              (3) without the written consent of all the Lenders, no Specified Change shall reduce the percentage specified in the definitions of "Required Lenders", and "Supermajority Lenders".

          (c) Without the written consent of the Required Lenders, no Specified Change shall (i) waive any of the conditions precedent set forth in Section 3.01 (except that the making of a Loan by any Lender on the date of initial Borrowing shall be deemed to constitute a waiver of such conditions precedent by such Lender), (ii) waive any Default or Event of Default and its consequences or
(iii) amend, supplement or otherwise modify any provision of Section 8.01.

          (d) Without the written consent of all the Lenders, no Specified Change shall take any action which has the effect of releasing all or substantially all of the Collateral, except as expressly provided or permitted in this Agreement or any Collateral Document.

          (e) Without the written consent of all the Lenders, no Specified Change shall (i) consent to the assignment or transfer by any Borrower of any of its rights and obligations under the Financing Documents, other than in connection with any merger or consolidation permitted by this Agreement, (ii) increase the aggregate amount of the Credit Exposure of all Lenders or include, as indebtedness under this Agreement, any indebtedness of the MHG Companies other than the Borrowers' indebtedness under the Credit Facilities, (iii) permit the Tranche A Loans and Tranche A Commitment of any Lender, on the one hand, and the Tranche B Loans and Tranche B Commitment of such Lender, on the other hand, to be assigned on a non-pro rata basis, (iv) change the definition of "Tranche B Commencement Date", or (v) change the priority claim status of the Obligations.

          (f) Without the written consent of each Lender directly affected thereby, no Specified Change shall reduce the amount or extend the scheduled date of maturity of any Loan, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment (it being understood that no amendment, modification or waiver of any condition precedent, covenant or Default shall (subject to clause (h) below) constitute an increase in or extension of the expiration date of any Commitment of any Lender, and that no increase in the available portion of any Commitment of any Lender shall constitute an increase in such Commitment of such Lender) or amend, modify or waive any provision of this subsection (f).

          (g) Without the written consent of each Lender directly affected thereby, no Specified Change shall change (i) any provision hereof requiring payments with respect to the Tranche A Commitments and the Tranche A Loans to be allocated on a pro rata basis among the Lenders having Tranche A Exposure or
(ii) any provision hereof requiring payments with respect to the Tranche B Commitments and the Tranche B Loans to be allocated on a pro rata basis among the Lenders having Tranche B Exposure.

          (h) Without the written consent of Supermajority Lenders, no Specified Change shall (i) waive, reduce or postpone any Unscheduled Mandatory Prepayment or unscheduled mandatory reduction of the Tranche A Commitments or the Tranche B Commitments pursuant to Section 2.08, (ii) change the definition of "Commitment Termination Date" if the effect of such change would be to extend the date of termination of the Commitments beyond the date on which the Commitments would terminate in the absence of such change, except as such dates may be extended by Required Lenders as expressly provided in such definition,
(iii) increase the amount set forth in the definition of "Borrowing Base" for any period, or (iv) change Section 5.10 if the effect of such change would be to extend the date for filing a joint plan of reorganization acceptable to the Required Lenders to a date later than four months after the Petition Date.

          (i) Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Lenders, the Administrative Agent, all future holders of the Loans, and the Borrowers.

          Section 11.06 Successors and Assigns.
                        ----------------------

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrowers may not assign or otherwise transfer any of their rights under this Agreement (other than in connection with any merger or consolidation permitted by this Agreement) without the prior written consent of all the Lenders and the LC Issuing Banks. Any attempted assignment or transfer in contravention of the foregoing shall be null and void.

          (b) Any Lender may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in any or all of its Loans and/or its Tranche A Commitment and its Tranche B Commitment (on a pro rata basis) or its LC Exposure. If any Lender grants a participating interest to a Participant, whether or not upon notice to the MHG Companies and the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Financing Documents. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the MHG Companies or any other party under the Financing Documents, including the right to approve any Specified Change; provided that such participation agreement may provide that (A) such Lender will not agree to any Specified Change described in Section 11.05(f) without the consent of the Participant and (B) such Lender will agree to vote the Participant's participating interest with respect to any matter requiring a vote of all Lenders under the Security Agreement as the Participant may direct. Each of the Borrowers agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Section 2.05(k) and Article 10 with respect to its participating interest. An assignment or other transfer which is not permitted by Section 11.06(c) or (d) shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection
(b).

          (c) Any Lender may at any time on or after the Closing Date assign to one or more (x) Eligible Assignees or (y) affiliates or Related Funds of such transferor Lender (each such Eligible Assignee, affiliate or Related Fund being an "Assignee") all, or a ratable portion (i.e., a pro rata assignment (based on the respective principal amounts thereof then outstanding or in effect) of both the Tranche A Commitment and the Tranche A Loans of the assigning Lender, on the one hand, and the Tranche B Commitment and the Tranche B Loans of such assigning Lender, on the other hand) of all, of its rights and obligations under the Credit Facilities, and such Assignee shall assume such rights and obligations, with notice to the Borrowers and with (and subject to) the consent of the Administrative Agent and each LC Issuing Bank (each such consent to be given or withheld in the sole discretion of the Administrative Agent or such LC Issuing Bank, as the case may be); provided that:

          (i) any assignment of only a ratable portion of the transferor Lender's rights and obligations shall be equivalent, in the case of each Assignee, to an initial Tranche A Commitment and Tranche B Commitment of not less than $5,000,000 in the aggregate;

          (ii) no such consent shall be required if (x) the Assignee is an affiliate or Related Fund of such transferor Lender, (y) the Assignee is already a Lender immediately prior to such assignment or (z) an Event of Default shall have occurred and be continuing when such assignment is made; provided that in each of the foregoing cases written notice of such assignment shall be given to the Administrative Agent and the Borrowers;

          (iii) such assignment may be made to an Assignee that is already a Lender, or made by a Lender to one of its Related Funds, without regard to the foregoing minimum assignment amount;

          (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment Agreement for its acceptance and recording in the Register at least two Business Days prior to the proposed effective date of such assignment; and

          (v) the Assignee under each such assignment (unless it is already a Lender) shall deliver to the Administrative Agent a completed Administrative Questionnaire.

     When (A) such an Assignment Agreement (together with an Administrative Questionnaire, if required) has been delivered to the Administrative Agent, (B) such assignment has been recorded in the Register, and (C) such Assignee has paid to such transferor Lender an amount equal to the purchase price agreed between them, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with outstanding Loans and/or Commitments as set forth in such instrument of assignment, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), (x) the Administrative Agent shall notify the Collateral Agent thereof and (y) the transferor Lender, the Administrative Agent and the Borrowers shall make appropriate arrangements so that, if required, a new Tranche A Note and a new Tranche B Note complying with the provisions of
Section 2.03 is issued to the Assignee. In connection with any such assignment, the transferor Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is organized under the laws of a jurisdiction outside the United States, it shall deliver to the Borrowers and the Administrative Agent certification as to exemption from deduction or withholding of United States federal income taxes in accordance with Section 10.02. Anything contained herein to the contrary notwithstanding, the Administrative Agent shall not be required to accept and record assignments hereunder on more than one day during each week, and each assigning Lender shall coordinate each assignment with the Administrative Agent so that the proposed effective date of such assignment shall be the same date as the effective date of each other assignment during the relevant week by each other assigning Lender.

          (d) Any Lender may at any time assign all or any portion of its Loans or its Notes as security to a Federal Reserve Bank. No such assignment or pledge shall release the transferor Lender from its obligations hereunder.

          (e) The Administrative Agent shall maintain at its address at which notices are to be given to it pursuant to Section 11.01 a copy of each instrument of assignment delivered to it pursuant to subsection (c) of this
Section 11.06 and a register for the recordation of the names and addresses of the Lenders, their respective Tranche A Commitments and Tranche B Commitments and the principal amounts of their respective Tranche A Loans and Tranche B Loans outstanding from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

          (f) No Assignee, Participant or other transferee of any Lender's rights shall be entitled to receive any greater payment under Section 2.05(k),
10.01 or 10.02 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrowers' prior written consent or by reason of the provisions of Section 10.01, or 10.02 requiring such Lender to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

          Section 11.07 Margin Stock. Each of the Lenders represents to the
                        ------------
Administrative Agent and each of the other Lenders that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

          Section 11.08 Governing Law; Submission to Jurisdiction. THIS
                        -----------------------------------------
AGREEMENT, THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND SHALL BE

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

CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE BANKRUPTCY CODE (WITH RESPECT ONLY TO THOSE PROVISIONS OF THIS AGREEMENT WHICH, BY THEIR EXPRESS TERMS, ARE GOVERNED BY THE BANKRUPTCY CODE) AND THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. SUBJECT TO THE JURISDICTION OF THE COURT, EACH OF THE BORROWERS HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO ANY OF THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. EACH OF THE BORROWERS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          Section 11.09 Counterparts; Integration. This Agreement and any
                        -------------------------
amendment to this Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument. This Agreement (together with the other Financing Documents) constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

          Section 11.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY
                        --------------------
IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.10.

          Section 11.11 Confidentiality. Each Lender Party agrees to keep any
                        ---------------
non-public information delivered or made available by any MHG Company to it confidential and to use such information only for the purpose of evaluating, approving, structuring and administering the Loans and Letters of Credit and negotiating and effectuating any plan of reorganization or any sale of assets under Bankruptcy Code Section 363; provided that nothing herein shall prevent any Lender Party from disclosing such information (i) to Persons employed or retained by such Lender Party who are engaged or expected to be engaged in evaluating, approving, structuring or administering the Loans and Letters of Credit or evaluating, negotiating or effectuating any plan of reorganization or any sale

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

of assets under Bankruptcy Code Section 363, (ii) to any other Person if reasonably incidental to the administration of the Loans or Letters of Credit,
(iii) to any other Lender Party or to any Existing Lender, (iv) pursuant to any subpoena or express direction of any court or other authorized government agency or as otherwise required by law, (v) upon the request or demand of any bank regulatory agency, bank examiner or comparable authority, (vi) which has theretofore been publicly disclosed or is otherwise available to such Lender Party on a non-confidential basis from a source that is not, to its knowledge, subject to a confidentiality agreement with any MHG Company, (vii) in connection with any litigation to which any Lender Party or its subsidiaries or Parent may be a party, (viii) to the extent necessary in connection with the exercise of any remedy hereunder, (ix) to such Lender Party's affiliates, legal counsel and independent auditors, (x) to any actual or proposed Participant or Assignee that has signed a written agreement containing provisions substantially similar to this Section 11.11; (xi) any prospective acquirer of any Borrower, Healthcare Facility or other assets of any Borrower provided such Person agrees to keep such information confidential and use the same only for the purpose of evaluating and implementing such prospective acquisition; (xii) so long as consistent with Section 5.13, any replacement manager or potential replacement manager for any of the Healthcare Facilities that has signed a written agreement containing provisions substantially similar to this Section 11.11; or (xiii) any other Person approved by the Borrowers in writing. Any Lender Party that discloses confidential information to other Persons as contemplated by clause
(i), (ii) or (ix) of the foregoing proviso shall inform such other Persons of the confidential nature of such information and shall instruct them to keep such information confidential (except for disclosures permitted by the foregoing proviso). Before any Lender Party discloses confidential information pursuant to clause (iv) or (vii) of the foregoing proviso, such Lender Party shall, to the extent permitted by law, use its best efforts to advise MHG of such proposed disclosure so that MHG may, in its discretion, seek an appropriate protective order. If and to the extent requested to do so by the Borrowers, the Administrative Agent may deliver copies of information supplied to it pursuant to Section 5.01 to any Person referred to in clause (x) or (xi) of the foregoing proviso. Anything herein to the contrary notwithstanding, no Lender Party shall have any liability with respect to disclosure of confidential information by electronic transmission, including, without limitation, facsimile, e-mail and internet communication, as long as such Lender Party exercises reasonable care in effecting such transmission.

          Section 11.12 Parties Including Trustees; Court Proceedings. This
                        ---------------------------------------------
Agreement and the other Financing Documents shall be binding upon, and inure to the benefit of, the successors of each Agent and each Lender, and the assigns, transferees and endorsees of each Agent and each Lender. The security interests and Liens created in this Agreement, the Collateral Documents and the other Financing Documents shall be and remain valid and perfected, and the claims of the Agents and Lenders hereunder valid and enforceable in accordance with the terms hereof, notwithstanding the discharge of any Borrower pursuant to 11 U.S.C. (S) 1141, the conversion of any Chapter 11 Case or any other bankruptcy case of any Credit Party to a case under Chapter 7 of the Bankruptcy Code, the dismissal of any Chapter 11 Case or any subsequent Chapter 7 case or the release of any Collateral from the property of any Credit Party. The security interests and Liens created in this Agreement, the Collateral Documents and the other Financing Documents shall be and remain valid and perfected without the necessity that any Agent or any Lender file financing statements or otherwise perfect its security interests or Liens under applicable law. This Agreement, the claims of

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

the Agents and Lenders hereunder, and all security interests or Liens created hereby or pursuant hereto or by or pursuant to the Collateral Documents or any other Financing Document shall at all times be binding upon Credit Parties, the estates of Credit Parties and any trustee appointed in any Chapter 11 Case or any Chapter 7 case, or any other successor in interest to Borrowers. This Agreement shall not be subject to Section 365 of the Bankruptcy Code.

          Section 11.13 MHG Appointed Attorney-In-Fact. Each Borrower other than
                        ------------------------------
MHG hereby irrevocably appoints MHG as such Borrower's agent and attorney-in-fact, with full authority in the place and stead of such Borrower and in the name of such Borrower, the Borrowers, MHG or otherwise, from time to time in 's discretion to execute and deliver (and receive, where applicable) Notices of Borrowing, LC Requests, Prepayment Notices and other written notices and communications hereunder on behalf of the Borrowers to the Administrative Agent and the Lenders, and to deliver written and unwritten notices and communications to the foregoing effect, and each Lender Party shall be entitled to rely upon any such Notice of Borrowing, LC Request, Prepayment Notice, notice or communication as a notice, communication or consent, as the case may be, of the Borrowers, and shall incur no liability to any Borrower or the Borrowers in acting upon any such notice or communication, that such Lender Party believes in good faith to have been given by a duly authorized officer or other person authorized by MHG.

          Section 11.14 No Waiver. Anything contained herein or in any other
                        ---------
Financing Document to the contrary notwithstanding, no provision of this Agreement or any other Financing Document shall be construed as or deemed a waiver of (i) any claim by the Existing Lenders for substantive consolidation of MPAN and any of the MHG Companies or (ii) any defense to substantive consolidation of MPAN and any of the MHG Companies.

          Section 11.15 Survival of Agreements. The Borrowers hereby agree that,
                        ----------------------
notwithstanding anything contained herein or in any other Financing Document and the repayment of the Obligations hereunder, (a) no Borrower shall obtain any additional financing in any of the Chapter 11 Cases under Section 364(d) of the Bankruptcy Code, and (b) the agreements of the Borrowers set forth in the preceding clause (a) and in Sections 5.01(k), 5.01(s), 5.11, 5.13, 7.05, 7.07,
7.17 and 11.03 shall survive the payment in full of the Obligations and the termination of the Commitments and shall not terminate until the effective date of a plan of reorganization in the Chapter 11 Cases.

                 [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:                         Mariner Health Group, Inc.
                                   Aid & Assistance, Inc.
                                   Beechwood Heritage Retirement Community, Inc.
                                   Bride Brook Nursing & Rehabilitation Center,
                                     Inc.
                                   Compass Pharmacy Services, Inc.
                                   Compass Pharmacy Services of Maryland, Inc.
                                   Compass Pharmacy Services of Texas, Inc.
                                   Cypress Nursing Facility, Inc.
                                   Long Ridge Nursing and Rehabilitation Center,
                                     Inc.
                                   Longwood Rehabilitation Center, Inc.
                                   Mariner Health at Bonifay, Inc.
                                   Mariner Health Care, Inc.
                                   Mariner Health Care of Atlantic Shores, Inc.
                                   Mariner Health Care of Deland, Inc.
                                   Mariner Health Care of Fort Wayne, Inc.
                                   Mariner Health Care of Greater Laurel, Inc.
                                   Mariner Health Care of Inverness, Inc.
                                   Mariner Health Care of Lake Worth, Inc.
                                   Mariner Health Care of MacClenny, Inc.
                                   Mariner Health Care of Metrowest, Inc.
                                   Mariner Health Care of Nashville, Inc.
                                   Mariner Health Care of North Hills, Inc.
                                   Mariner Health Care of Orange City, Inc.
                                   Mariner Health Care of Palm City, Inc.
                                   Mariner Health Care of Pinellas Point, Inc.
                                   Mariner Health Care of Port Orange, Inc.
                                   Mariner Health Care of Southern Connecticut,
                                     Inc.
                                   Mariner Health Care of Toledo, Inc.
                                   Mariner Health Care of Tuskawilla, Inc.
                                   Mariner Health Care of West Hills, Inc.
                                   Mariner Health Central, Inc.
                                   Mariner Health Home Care, Inc.
                                   Mariner Health of Florida, Inc.
                                   Mariner Health of Jacksonville, Inc.
                                   Mariner Health of Maryland, Inc.
                                   Mariner Health of Orlando, Inc.
                                   Mariner Health of Palmetto, Inc.
                                   Mariner Health of Seminole County, Inc.
                                   Mariner Health of Tampa, Inc.
                                   Mariner Health Resources, Inc.
                                   Mariner Physician Services, Inc.
                                   Mariner Practice Corporation

                                   Mariner - Regency Health Partners, Inc.
                                   MarinerSelect Staffing Solutions, Inc.
                                   Mariner Supply Services, Inc.
                                   MedRehab, Inc.
                                   MedRehab of Indiana, Inc.
                                   MedRehab of Louisiana, Inc.
                                   MedRehab of Missouri, Inc.
                                   Merrimack Valley Nursing & Rehabilitation
                                     Center, Inc.
                                   Methuen Nursing & Rehabilitation Center, Inc. MHC Rehab. Corp.
                                   MHC Transportation, Inc.
                                   Mystic Nursing & Rehabilitation Center, Inc.
                                   National Health Strategies, Inc.
                                   Park Terrace Nursing & Rehabilitation Center,
                                     Inc.
                                   Pendleton Nursing & Rehabilitation Center,
                                     Inc.
                                   Pinnacle Care Corporation
                                   Pinnacle Care Corporation of Huntington
                                   Pinnacle Care Corporation of Nashville
                                   Pinnacle Care Corporation of Seneca
                                   Pinnacle Care Corporation of Sumter
                                   Pinnacle Care Corporation of Williams Bay
                                   Pinnacle Care Corporation of Wilmington
                                   Pinnacle Care Management Corporation
                                   Pinnacle Pharmaceuticals, Inc.
                                   Pinnacle Pharmaceutical Services, Inc.
                                   Pinnacle Rehabilitation, Inc.
                                   Pinnacle Rehabilitation of Missouri, Inc.
                                   Prism Care Centers, Inc.
                                   Prism Health Group, Inc.
                                   Prism Home Care Company, Inc.
                                   Prism Home Care, Inc.
                                   Prism Home Health Services, Inc.
                                   Prism Hospital Ventures, Inc.
                                   Prism Rehab Systems, Inc.
                                   Regency Health Care Center of Seminole County
                                     Inc.
                                   Sassaquin Nursing & Rehabilitation Center,
                                     Inc.
                                   Tampa Medical Associates, Inc.
                                   The Ocean Pharmacy, Inc.
                                   Tri-State Health Care, Inc.
                                   Windward Health Care, Inc.

                                   By:  ________________________________________
                                        Boyd P. Gentry
                                        Vice President for each of the foregoing
                                        Borrowers

                                   IHS Rehab Partnership, Ltd.

                                   By:  Mariner Health Care of Nashville, Inc.,
                                        its General Partner

                                        By:___________________________________
                                        Name:
                                        Title:


                                   Mariner Health Properties IV, Ltd.

                                   By:  Mariner Health of Florida, Inc., its
                                        General Partner

                                        By:___________________________________
                                        Name:
                                        Title:


                                   Mariner Health Properties VI, Ltd.

                                   By:  Mariner Health of Florida, Inc., its
                                        General Partner

                                        By:___________________________________
                                        Name:
                                        Title:


                                   Seventeenth Street Associates Limited
                                   Partnership

                                   By: Tri-State Health Care, Inc., its General Partner

                                        By:___________________________________
                                        Name:
                                        Title:

                                   Allegis Health and Living Center at Heritage
                                     Harbour, L.L.C.

                                   By:  Mariner Health of Maryland, Inc., its
                                        General Partner

                                        By:___________________________________
                                        Name:
                                        Title:


                                   Notice Address for each Borrower:

                                        Mariner Post-Accute Network, Inc.
                                        One Ravinia Drive, Suite 1500
                                        Atlanta, GA 30346
                                        Attention: Boyd Gentry
                                        Facsimile: (678) 443-6874

                                        with copies to:

                                        Powell, Goldstein, Frazer & Murphy, LLP
                                        191 Peachtree Street
                                        16/th/ Floor
                                        Atlanta, GA 30303
                                        Attention: Robert C. Lewinson, Esq.
                                        Facsimile: (404) 572-6999

                                        and

                                        Stutman, Treister & Glatt
                                        Professional Corporation
                                        3699 Wilshire Boulevard
                                        Suite 900
                                        Los Angeles, CA 90010
                                        Attention: Jeffrey H. Davidson, Esq.
                                                   K. John Shaffer, Esq.
                                        Facsimile: (213) 251-5288

AGENTS AND LENDERS:                PNC Bank, National Association, individually
                                   and as Administrative Agent, Collateral Agent and LC Issuing Bank


                                   By:___________________________________
                                   Name:
                                   Title:

                                   Notice Address:

                                        One PNC Plaza
                                        249 Fifth Avenue
                                        Pittsburgh, PA 15222-2707
                                        Attention: Nancy Chiles
                                        Facsimile: (412) 762-2760

                                        with a copy to:

                                        Buchanan Ingersoll
                                        Professional Corporation
                                        One Oxford Centre
                                        301 Grant Street, 20/th/ Floor
                                        Pittsburgh, PA 15219-1410
                                        Attention: Paula Zawadski, Esq.
                                        Facsimile: (412) 562-1041

                                   First Union National Bank,
                                   individually and as Syndication Agent


                                   By:___________________________________
                                   Name:
                                   Title:

                                   Notice Address:

                                        First Union Securities, Inc.
                                        First Union Securities
                                        NC0737
                                        301 South College Street, TW5
                                        Charlotte, NC 28288-0737
                                        Attention: Christian Ullrich
                                        Facsimile: (704) 383-6249

                                        with a copy to:

                                        Kennedy Covington Lobdell & Hickman, LLP
                                        Nations Bank Corporate Center
                                        Suite 4200
                                        100 N. Tryon Street
                                        Charlotte, NC 28202-4006
                                        Attention: Dean Warren, Esq.
                                        Facsimile: (704) 331-7598

                                   [INTENTIONALLY DELETED]

                                   [INTENTIONALLY DELETED]

                                   Bank One, N.A., as a Lender


                                   By:___________________________________
                                   Name:
                                   Title:

                                   Notice Address:

                                        American National Bank
                                        120 South LaSalle Street, 6/th/ Floor
                                        Chicago, IL 60603
                                        Attention: Geraldine King
                                        Facsimile: (312) 661-5906

                                   Comerica Bank,
                                   as a Lender


                                   By:___________________________________
                                   Name:
                                   Title:

                                   Notice Address:

                                        500 Woodward Avenue, 9/th/ Floor
                                        Detroit, MI 48226
                                        Attention: David Day
                                        Facsimile: (313) 961-1447

                                   Credit Lyonnais New York Branch,
                                   as a Lender


                                   By:___________________________________
                                   Name:
                                   Title:

                                   Notice Address:

                                        1301 Sixth Avenue, 20/th/ Floor
                                        New York, NY 10019
                                        Attention: John-Charles van Essche
                                        Facsimile: (212) 261-3259

                                   [INTENTIONALLY DELETED]

                                   Bank Austria Creditanstalt-Corporate Finance, Inc., as a Lender


                                   By:___________________________________
                                   Name:
                                   Title:

                                   Notice Address:

                                        Two Greenwich Plaza
                                        Greenwich, CT 06830
                                        Attention: Jane E. Orndahl
                                        Facsimile: (203) 861-6413

                                   [INTENTIONALLY DELETED]